As filed with the Securities and Exchange Commission on August 27, 2026

Registration No. 333-296437

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 3)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FullPAC, Inc.

(Exact name of registrant as specified in its charter)

Nevada	4899	39-2886611
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1206 Laskin Road

Suite 201-o

Virginia Beach, Virginia 23451

(757) 821-2121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Travis Trawick
Chief Executive Officer
1206 Laskin Road Suite 201-o
Virginia Beach, Virginia 23451
(757) 821-2121
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Rick Werner
Alla Digilova
Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor

New York, NY 10112
Tel. (212) 659-7300
Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large, accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 27, 2026

Preliminary Prospectus

FULLPAC, INC.

3,915,995 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling securityholders named in this prospectus or their permitted transferees (collectively, the “Selling Securityholders”) of an aggregate of 3,915,995 shares (the “Resale Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of FullPAC, Inc., a Nevada corporation (“FullPAC,” the “Company,” “we”, “us” or “our”), consisting of:

(i) 40,000 shares (the “December 2025 Shares”) issued and sold by us on December 19, 2025, pursuant to that certain Securities Purchase Agreement dated as of December 19, 2025 (the “December 2025 Purchase Agreement,” and the issuance and sale of such shares thereunder, the “December 2025 Private Placement”);

(ii) 160,000 shares (the “January 2026 Shares”) issued and sold by us on January 6, 2026, pursuant to that certain Securities Purchase Agreement dated as of January 6, 2026 (the “January 2026 Purchase Agreement,” and the issuance and sale of such shares thereunder, the “January 2026 Private Placement”);

(iii) 519,258 shares (the “April 2026 Shares” and, together with the December 2025 Shares and the January 2026 Shares, the “Private Placement Shares”) issued and sold by us on April 24, 2026, pursuant to those certain Securities Purchase Agreements dated as of April 24, 2026 (collectively, the “April 2026 Purchase Agreements” and, together with the December 2025 Purchase Agreement and the January 2026 Purchase Agreement, the “Purchase Agreements”), with the issuance and sale of the April 2026 Shares thereunder referred to as the “April 2026 Private Placements” (and, together with the December 2025 Private Placement and the January 2026 Private Placement, the “Private Placements”); and

(iv) 3,196,737 shares (the “Founder Sale Shares”) sold on April 24, 2026, by Travis Trawick, the Company’s Chief Executive Officer and Chairman of the Board of Directors, in a concurrent secondary sale to the same accredited investors that were purchasers in the April 2026 Private Placements (the “Founder Share Sale”).

The Private Placement Shares were issued by the Company at a purchase price of $5.00 per share; the Founder Sale Shares were sold by Mr. Trawick at a purchase price of $0.10 per share. The selling stockholders will offer the shares at a fixed price of $5.00 per share until such time that the Company’s Common Stock is quoted on the OTCQX, the OTCQB or listed on a national securities exchange, and thereafter at prevailing market prices or privately negotiated prices.

The Private Placement Shares were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder. The Founder Share Sale was a private secondary sale by Mr. Trawick and was not registered under the Securities Act. The Company was not a party to the Founder Share Sale and will not receive any proceeds from any resale of the Founder Sale Shares pursuant to this prospectus.

We are registering the Resale Shares in order to satisfy the registration covenants in the Purchase Agreements and to satisfy the Company’s obligation under the April 2026 Purchase Agreements that the Company’s Common Stock not commence trading on any national securities exchange until a resale registration statement covering the April 2026 Shares and Founder Sale Shares has been declared effective by the Securities and Exchange Commission. The Selling Securityholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

The Selling Securityholders may sell the Resale Shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Securityholders may sell or otherwise dispose of their Resale Shares hereunder.

Any Resale Shares hereunder will have been issued by us and acquired by the Selling Securityholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the Common Stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock.

We will bear all costs, expenses and fees in connection with the registration of the Resale Shares. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the Resale Shares.

As of the date of this prospectus, Travis Trawick, Chief Executive Officer and Chairman, beneficially owns more than 50% of the voting power of the Company’s outstanding Common Stock, and is expected to own more than 50% of the voting power of the Company’s outstanding shares of Common Stock following the offering by the Selling Securityholders. As such, Travis Trawick does, and is anticipated to, carry a majority of the voting power of the Company and will have the ability to determine all matters requiring approval by stockholders.

Under the Nasdaq listing rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company is a “controlled company” and is exempt from certain corporate governance requirements. Although we do not currently intend to rely on the controlled company exemptions following listing on a national securities exchange, we could elect to rely on one or more of these exemptions in the future. If we rely on any such exemptions, our investors will not have the same protections afforded to stockholders of companies that are subject to these corporate governance requirements. See “Risk Factors – Following listing, we anticipate that the Company will be a “controlled company” within the meaning of Nasdaq rules and will qualify for exemptions from certain corporate governance requirements. As a result, stockholders may not have the same protections afforded to stockholders of companies that are not exempt from such corporate governance requirements.”

Our Common Stock is not currently listed on any national securities exchange or other trading market. We have reserved the symbol “GOTV” with The Nasdaq Stock Market LLC and have applied to list our Common Stock on the Nasdaq Capital Market. However, there is no assurance that we will be able to meet the Nasdaq listing requirements, that our application will be approved, or that a liquid trading market for our Common Stock will ever develop.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and a smaller reporting company as defined under Rule 405 of the Securities Act, and as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investment in our Common Stock involves risk. See “Risk Factors” beginning on page 6 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission. You should carefully read this prospectus before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                               , 2026.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. FullPAC does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of FullPAC by, any other companies.

Notwithstanding references thereto in this prospectus, FullPAC’s website is not part of and is not incorporated in the prospectus, and you should not consider information found on FullPAC’s website to be part of this prospectus.

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Frequently Used Terms

“Advocacy Lab” means Advocacy Lab LLC, a Michigan limited liability company.

“April 2026 Private Placements” means the private placement of 519,258 shares of Common Stock (the “April 2026 Shares”) at a purchase price of $5.00 per share, completed on April 24, 2026, pursuant to the April 2026 Purchase Agreements.

“April 2026 Purchase Agreements” means, collectively, the Stock Purchase Agreements dated as of April 24, 2026 by and between the Company and each of the purchasers party thereto, pursuant to which the Company issued and sold the April 2026 Shares.

“Articles of Incorporation” means the Company’s Articles of Incorporation, as amended from time to time.

“Board” or “Board of Directors” means the Company’s Board of Directors.

“Bylaws” means the Company’s By-Laws.

“Common Stock” means the shares of common stock of FullPAC, Inc., par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“December 2025 Private Placement” means the private placement of 40,000 shares of Common Stock (the “December 2025 Shares”) at a purchase price of $5.00 per share, completed on December 19, 2025, pursuant to the December 2025 Purchase Agreement.

“December 2025 Purchase Agreement” means that certain Securities Purchase Agreement, dated as of December 19, 2025, by and between us and the investor named therein, pursuant to which the Company issued and sold the December 2025 Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Founder Share Sale” means the secondary sale by Travis Trawick of 3,196,737 shares of Common Stock (the “Founder Sale Shares”) at a purchase price of $0.10 per share to the purchasers in the April 2026 Private Placements, completed concurrently with the April 2026 Private Placements on April 24, 2026 pursuant to the Founder Share Sale Purchase Agreements.

“Founder Share Sale Purchase Agreements” means, collectively, the Stock Purchase Agreements dated as of April 24, 2026 by and between Mr. Trawick and each of the purchasers party thereto, pursuant to which Mr. Trawick sold the Founder Sale Shares.

“FullPAC” means FullPAC, Inc., a Nevada corporation.

“January 2026 Private Placement” means the private placement of 160,000 shares of Common Stock (the “January 2026 Shares”) at a purchase price of $5.00 per share, completed on January 6, 2026, pursuant to the January 2026 Purchase Agreement.

“January 2026 Purchase Agreement” means that certain Securities Purchase Agreement, dated as of January 6, 2026, by and between us and the investor named therein, pursuant to which the Company issued and sold the January 2026 Shares.

 “Nasdaq” means the Nasdaq Capital Market.

“NSE” means a national securities exchange.

“Private Placement Purchase Agreements” means, collectively, the December 2025 Purchase Agreement, the January 2026 Purchase Agreement, and the April 2026 Purchase Agreements.

“Public Listing” means the listing of our Common Stock on a national securities exchange.

“Purchase Agreements” means, collectively, the Private Placement Purchase Agreements and the Founder Share Sale Purchase Agreements.

“Regulation A Offering” means our offering of up to 10,000,000 shares of our Common Stock pursuant to Tier 2 of Regulation A and our qualified offering circular dated December 9, 2025.

“Resale Shares” means the Private Placement Shares and the Founder Sale Shares.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information that is contained in this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell or solicit any security other than the shares of Common Stock offered by this prospectus. In addition, we are not offering to sell or solicit any securities to or from any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction. The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

Our financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless the context otherwise requires, references to “we,” “our,” “us,” “FullPAC” or the “Company” in this prospectus refer to FullPAC, Inc., a Nevada corporation.

iii

Cautionary Note Regarding Forward-Looking Statements

The information contained in this prospectus includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters. These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the section entitled “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Such risks and uncertainties include but are not limited to the following:

●	our Common Stock will not be listed on any NSE or other trading market, and we cannot be certain that a liquid trading market for our Common Stock will develop;

●	our plan to list our Common Stock on Nasdaq may never be realized or may progress slower than we expect, resulting in a significant delay between your investment and the creation of a liquid trading market or the inability to sell or dispose of our Common Stock;

●	using a credit card to purchase the Common Stock may impact the return on your investment as well as subject you to other risks inherent in this form of payment;

●	the voting power of our stock is concentrated with our officers and directors, which will limit an investor’s ability to influence the outcome of important transactions, including a change of control;

●	our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us;

●	the market for programmatic buying for political advertising campaigns is dynamic and evolving. If this market develops more slowly or differently than expected, our business, operating results and financial condition may be adversely affected;

●	we have historically relied on a limited number of clients for a substantial portion of our revenue, and the loss of these clients could harm our business;

●	our success and revenue growth is dependent on our marketing efforts, ability to maintain our brand, adding new clients, and increasing usage of our platform and services by our customers;

iv

●	our business depends, in part, on the success of our strategic relationships to attract potential clients for our services, and our ability to grow our business depends on our ability to continue these relationships;

●	our business is heavily tied to the United States electoral calendar. Political campaign spending tends to increase near certain milestone dates, which we expect to create fluctuations in our operating results on a quarter-to-quarter and year-to-year basis;

●	we expect to experience a high rate of client and subscriber churn;

●	changes in campaign finance laws or patterns of political spending could adversely affect our business;

●	our association with clients who become involved in public scandals or controversies could damage our reputation and brand, regardless of our non-partisan stance;

●	we identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations;

●	our failure to adequately protect our intellectual property rights could diminish the value of our products, weaken our competitive position and reduce our revenue, and infringement claims asserted against us or by us, could have a material adverse effect;

●	a disruption to our information technology systems could adversely affect our business and reputation;

●	cyberattacks, cyber fraud, and unauthorized data access could harm us or our clients and result in liability, and could adversely affect our business and results of operations;

●	we are dependent on the continued availability of third-party hosting and transmission services. Operational issues with, or changes to the costs of, our third-party data center providers could harm our business, reputation or results of operations;

●	changes in legislative, judicial, regulatory, or cultural environments relating to information collection, use and processing may limit our ability to collect, use and process data. Such developments could cause revenue to decline, increase the cost of data, reduce the availability of data and adversely affect the demand for our products and services;

●	we are subject to regulation with respect to political campaign activities, which lacks clarity and uniformity;

●	our business is dependent on text messaging and voice communication channels, and our access to these channels could be limited by regulatory or industry actions, including from mobile network operators or designers of mobile operating systems;

●	individuals may claim our calling or text messaging services are subject to, and are not compliant with, the Telephone Consumer Protection Act or similar state laws;

●	artificial intelligence (“AI”) presents risks and challenges that can impact our business, including by posing security risks to our confidential information, proprietary information and personal data;

●	our potential adoption of a bitcoin accumulation strategy would subject us to risks associated with the digital assets industry and the volatility of bitcoin;

v

These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources and cannot assure investors of the accuracy or completeness of the data included in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

vi

Prospectus SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See also the section entitled “Where You Can Find Additional Information.”

Overview

FullPAC, Inc. (the “Company,” “we,” “us,” or “our”) operates as a technology infrastructure and communications provider that equips political campaigns, advocacy groups, non-profit organizations, governmental entities, and corporate issuers with an integrated suite of targeted outreach tools. Our fundamental operational mission is to foster active participation in the democratic process and facilitate free political speech. We seek to achieve this by providing our clients with the capabilities necessary to deliver targeted, legally compliant, and highly effective messaging at scale, thereby bridging the communication gap between organizations and the constituencies they seek to engage.

We operate an end-to-end communications ecosystem that functions as a comprehensive outreach infrastructure for our clients. We established our historical market presence primarily through the facilitation of peer-to-peer (“P2P”) text messaging for political campaigns, and we continue to scale our operations to meet the diverse communication needs an organization may face during critical periods of constituent engagement. Whether a client’s objective is mobilizing voters for a federal general election, gathering grassroots support for a local ballot measure, distributing official municipal civic alerts, or securing retail shareholder participation for a corporate proxy vote, we believe our platforms provide the underlying architecture to execute these campaigns effectively.

December 2025 Private Placement, January 2026 Private Placement, and April 2026 Private Placements; Founder Share Sale

On December 19, 2025, we issued and sold in a private placement an aggregate of 40,000 shares of Common Stock at a purchase price of $5.00 per share to one investor pursuant to the December 2025 Purchase Agreement, for aggregate gross proceeds of $200,000 (the “December 2025 Private Placement”).

On January 6, 2026, we issued and sold in a private placement an aggregate of 160,000 shares of Common Stock at a purchase price of $5.00 per share to the same investor pursuant to the January 2026 Purchase Agreement, for aggregate gross proceeds of $800,000 (the “January 2026 Private Placement”).

On April 24, 2026, we issued and sold in a private placement an aggregate of 519,258 shares of Common Stock at a purchase price of $5.00 per share to certain accredited investors pursuant to the April 2026 Purchase Agreements, for aggregate gross proceeds of approximately $2.6 million (the “April 2026 Private Placements”). We intend to use the proceeds from the April 2026 Private Placements for working capital and to redeem senior secured notes maturing on December 31, 2026 (the “Seed Notes”) issued by RoboCent, Inc., a Virginia corporation (“RoboCent”). See “Management’s Discussion and Analysis – Dependence on Guarantees and Loans from our Chief Executive Officer – Senior Notes Secured (Seed Notes)”. No commissions or finder’s fees were paid in connection with the April 2026 Private Placements.

In connection with the April 2026 Private Placements, Mr. Trawick sold an aggregate of 3,196,737 shares of the Company’s Common Stock to the same accredited investors that were purchasers in the April 2026 Private Placements (the “Founder Share Sale”). The purchase price per share in the Founder Share Sale was $0.10, and Mr. Trawick received gross proceeds of approximately $320,000. The Company was not a party to the Founder Share Sale and did not receive any proceeds from the sale of shares by Mr. Trawick. The Founder Share Sale closed concurrently with the April 2026 Private Placements.

Dawson James Securities, Inc. (“Dawson James”) agreed to waive its role as placement agent solely in connection with the April 2026 Private Placements and the Founder Share Sale. Additionally, the Company and Dawson James agreed to waive the existing lock-up agreement with Mr. Trawick solely with respect to the shares of Common Stock sold by Mr. Trawick in the Founder Share Sale.

1

Pursuant to the stock purchase agreements for the April 2026 Private Placements and the Founder Share Sale, the Company has agreed that it will not allow its Common Stock to commence trading on a national securities exchange until a registration statement covering the resale of the shares of Common Stock sold in both the April 2026 Private Placements and the Founder Share Sale has been declared effective by the Securities and Exchange Commission.

The Company will not receive any proceeds from any resale of shares pursuant to this registration statement. The shares of Common Stock issued in the December 2025 Private Placement, January 2026 Private Placement and April 2026 Private Placements are also being registered for resale under the registration statement of which this prospectus forms a part pursuant to registration covenants in the December 2025 Purchase Agreement, January 2026 Purchase Agreement and April 2026 Purchase Agreement.

We used the net proceeds of the Private Placements for general corporate purposes, including working capital and redemption of Seed Notes. See “Management’s Discussion and Analysis – Dependence on Guarantees and Loans from our Chief Executive Officer – Senior Secured Notes (Seed Notes)”.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, (2) the last day of the fiscal year in which we have total annual gross revenues of at least $1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock held by non-affiliates exceeded $700.0 million as of the last business day of our most recently completed second fiscal quarter or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, we may (i) reduce our executive compensation disclosure; (ii) present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure; (iii) avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and (iv) not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

We have availed ourselves in this prospectus of the reduced reporting requirements described above. As a result, the information that we provide stockholders may be less comprehensive than what you might receive from other public companies. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We have elected to avail ourselves of the exemption that allows emerging growth companies to extend the transition period for complying with new or revised financial accounting standards. This election is irrevocable.

We are also currently a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our public float is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our public float is less than $700.0 million measured on the last business day of our second fiscal quarter. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Controlled Company Exemption

As of the date of this prospectus, Travis Trawick, Chief Executive Officer and Chairman, beneficially owns more than 50% of the voting power of the Company’s outstanding Common Stock, and is expected to own more than 50% of the voting power of the Company’s outstanding shares of Common Stock following the offering by the Selling Securityholders. As such, Travis Trawick does, and is anticipated to, carry a majority of the voting power of the Company and will have the ability to determine all matters requiring approval by stockholders.

Under the Nasdaq listing rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company is a “controlled company” and is exempt from certain corporate governance requirements. Although we do not currently intend to rely on the controlled company exemptions following listing on a national securities exchange, we could elect to rely on one or more of these exemptions in the future. If we rely on any such exemptions, our investors will not have the same protections afforded to stockholders of companies that are subject to these corporate governance requirements. See “Risk Factors – Following listing, we anticipate that the Company will be a “controlled company” within the meaning of Nasdaq rules and will qualify for exemptions from certain corporate governance requirements. As a result, stockholders may not have the same protections afforded to stockholders of companies that are not exempt from such corporate governance requirements.”

Corporate Information

We were incorporated as FullPAC in the State of Nevada in June 2025. Our wholly owned subsidiary, RoboCent was incorporated in the State of Delaware in January 2013 and reincorporated in the Commonwealth of Virginia in August 2016. In June 2025, the sole shareholder of RoboCent approved an Agreement and Plan of Merger with FullPAC. Pursuant to the Agreement and Plan of Merger, the sole shareholder of RoboCent received the same class and number of shares of stock in FullPAC, as he previously held in RoboCent, FullPAC became the sole shareholder of RoboCent, and RoboCent became a wholly owned subsidiary of FullPAC.

Our principal executive and administrative offices are located at 1206 Laskin Road Suite 201-o, Virginia Beach, Virginia 23451, and our telephone number is (757) 821-2121. Our website address is www.gotv.com. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

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Risk Factor Summary

Our business is subject to numerous risks, as more fully described below in this “Risk Factors” section. The following is a summary of the most significant risks and uncertainties that we believe could adversely affect our business, financial condition, and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may adversely affect our business, financial condition, and/or operating results. In addition to the following summary, you should read the other information set forth below in this “Risk Factors” section before you invest in our securities. In particular, our risks include, but are not limited to, the following:

Risks Related to our Common Stock

●	our Common Stock is not listed on any NSE or other trading market, and we cannot be certain that a liquid trading market for our Common Stock will develop.

●	our plan to list our Common Stock on Nasdaq may never be realized or may progress slower than we expect, resulting in a significant delay between your investment and the creation of a liquid trading market or the inability to sell or dispose of our Common Stock.

●	the voting power of our stock is concentrated with our officers and directors, which will limit an investor’s ability to influence the outcome of important transactions, including a change of control.

Risks Related to our Business and Financial Condition

●	our financial statements have been prepared on a going concern basis, and substantial doubt exists about our ability to continue as a going concern.

●	our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

●	the market for programmatic buying for political advertising campaigns is dynamic and evolving. If this market develops more slowly or differently than expected, our business, operating results and financial condition may be adversely affected.

●	we have historically relied on a limited number of clients for a substantial portion of our revenue, and the loss of these clients could harm our business.

●	our success and revenue growth is dependent on our marketing efforts, ability to maintain our brand, adding new clients, and increasing usage of our platform and services by our customers.

●	our business depends, in part, on the success of our strategic relationships to attract potential clients for our services, and our ability to grow our business depends on our ability to continue these relationships.

●	our business is heavily tied to the United States electoral calendar. Political campaign spending tends to increase near certain milestone dates, which we expect to create fluctuations in our operating results on a quarter-to-quarter and year-to-year basis.

●	we expect to experience a high rate of client and subscriber churn.

●	changes in campaign finance laws or patterns of political spending could adversely affect our business.

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●	our association with clients who become involved in public scandals or controversies could damage our reputation and brand, regardless of our non-partisan stance.

●	we identified material weaknesses in our internal control over financial reporting as of December 31, 2025, and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.

●	GOTV Intel reports contain compiled information and AI-generated analysis about individuals, which exposes us to potential claims by the subjects of reports and to evolving privacy and data-protection regulation.

Risks Related to Intellectual Property and Information Technology

●	our failure to adequately protect our intellectual property rights could diminish the value of our products, weaken our competitive position and reduce our revenue, and infringement claims asserted against us or by us, could have a material adverse effect.

●	a disruption to our information technology systems could adversely affect our business and reputation.

●	Cyberattacks, cyber fraud, and unauthorized data access could harm us or our clients and result in liability, and could adversely affect our business and results of operations.

●	we are dependent on the continued availability of third-party hosting and transmission services. Operational issues with, or changes to the costs of, our third-party data center providers could harm our business, reputation or results of operations.

Risks Related to Government Regulations

●	changes in legislative, judicial, regulatory, or cultural environments relating to information collection, use and processing may limit our ability to collect, use and process data. Such developments could cause revenue to decline, increase the cost of data, reduce the availability of data and adversely affect the demand for our products and services.

●	we are subject to regulation with respect to political campaign activities, which lacks clarity and uniformity.

●	our business is dependent on text messaging and voice communication channels, and our access to these channels could be limited by regulatory or industry actions, including from mobile network operators or designers of mobile operating systems.

●	individuals may claim our calling or text messaging services are subject to, and are not compliant with, the Telephone Consumer Protection Act or similar state laws.

●	artificial intelligence (“AI”) presents risks and challenges that can impact our business, including by posing security risks to our confidential information, proprietary information and personal data.

●	our potential adoption of a bitcoin accumulation strategy would subject us to risks associated with the digital assets industry and the volatility of bitcoin.

These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially.

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The Offering

Shares of Common Stock Offered by the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees of 3,915,995 shares of Common Stock.

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Securityholders. All net proceeds from the sale of Common Stock covered by this prospectus will go to the Selling Securityholders. We expect that the Selling Securityholders will sell their shares of Common Stock as described under “Plan of Distribution. “See “Use of Proceeds”.

Plan of Distribution

The Selling Securityholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Securityholders may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 76 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk Factors	Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page 6 of this prospectus.

Market for Our Common Stock	There is currently no public trading market for our Common Stock, and our Common Stock will not be listed on any exchange. Our long-term strategy includes a plan to list our Common Stock on Nasdaq. To satisfy the initial listing requirements of Nasdaq, we must, among other requirements, have a minimum of $15,000,000 in market value of unrestricted securities. Our Common Stock will not be eligible for listing on Nasdaq until we satisfy Nasdaq’s initial listing requirements. We have reserved the ticker symbol “GOTV” with Nasdaq and have submitted an application for listing on Nasdaq. There can be no assurance that our Nasdaq listing application will be approved in a timely fashion, or at all, and unless and until we complete a Public Listing, the Selling Securityholders may only sell the shares of Common Stock covered by this prospectus from time to time in privately negotiated transactions at prices and on terms agreed upon between the Selling Securityholders and purchasers.

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Risk Factors

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results, and financial condition could suffer materially, the price at which our securities are quoted could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

RISKS RELATED TO OUR COMMON STOCK

Our Common Stock is not currently listed on any NSE or other trading market, and we cannot be certain that a liquid trading market for our Common Stock will develop.

Our Common Stock is not currently listed on any national securities exchange (“NSE”), interdealer quotation system or other trading market. There is no trading market for our Common Stock and there can be no assurance that any such trading market will develop in the future. You do not have any rights of redemption or repurchase rights with respect to our Common Stock. While we have applied to list our shares on Nasdaq, there is no guarantee that we will ultimately list our Common Stock on Nasdaq or any NSE. Therefore, any investment in our Common Stock will be highly illiquid, and investors may not be able to sell or otherwise dispose of our Common Stock for a significant period of time, if at all.

Our plan to list our Common Stock on Nasdaq may never be realized or may progress slower than we expect, resulting in a significant delay between your investment and the creation of a liquid trading market or the inability to sell or dispose of our Common Stock.

We have applied to list our Common Stock on Nasdaq and reserved the ticker symbol “GOTV”. However, our ability to qualify for a Nasdaq listing is subject to numerous factors, including having a minimum of $15,000,000 in market value of unrestricted securities, attracting a sufficient number of stockholders to meet exchange requirements, and satisfying Nasdaq’s other quantitative and qualitative listing standards. We may not be successful in meeting Nasdaq’s initial listing requirements and will not be eligible for Nasdaq listing until we satisfy such initial listing requirements. Even if we do meet the requirements, Nasdaq may reject our application for any reason, and we will be required to maintain compliance with Nasdaq’s listing requirements in order to avoid being delisted. The process of receiving approval for listing can be lengthy and expensive, and we may never receive approval to list our Common Stock on Nasdaq.

Following listing, we anticipate that the Company will be a “controlled company” within the meaning of Nasdaq rules and will qualify for exemptions from certain corporate governance requirements. As a result, stockholders may not have the same protections afforded to stockholders of companies that are not exempt from such corporate governance requirements.

As of the date of this prospectus and following our proposed Public Listing, Travis Trawick, our Chief Executive Officer, is expected to own more than 50% of our issued and outstanding Common Stock. As such, Travis Trawick does, and will, carry a majority of the voting power of the Company and will have the ability to determine all matters requiring approval by stockholders.

As such, we will be deemed a controlled company within the meaning of Nasdaq corporate governance standards. Under Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, company or group of persons acting together is a controlled company and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that:

●	a majority of the Board consist of independent directors under Nasdaq rules;
●	the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We do not anticipate that we will avail ourselves of the flexibility afforded to “controlled companies” and intend to manage the Company in accordance with Nasdaq rules applicable to non-controlled companies. However, if at any time we decide to be governed as a controlled company, stockholders will not have the same protections afforded to stockholders of companies that are not exempt from such corporate governance requirements.

A limited public trading market may cause volatility in the price of our Common Stock.

While we have applied for the listing of our Common Stock on Nasdaq, there can be no assurance that our Common Stock will ever be listed on Nasdaq or that a meaningful, consistent, and liquid trading market will develop. As a result, our stockholders may not be able to sell or liquidate their holdings in a timely manner, at the then-prevailing trading price of our Common Stock or at all. In addition, sales of substantial amounts of our stock, or the perception that such sales might occur, could adversely affect the price of our Common Stock, our stock price may decline substantially and our stockholders could suffer losses or be unable to liquidate their holdings.

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Sales of substantial amounts of our Common Stock by our officers, directors, or principal stockholders, or in connection with the resale of recently-issued shares, could adversely affect the trading price of our Common Stock.

If our Common Stock commences trading on a national securities exchange, sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could adversely affect the trading price of our Common Stock and impair our ability to raise capital through future equity offerings. Following our anticipated public listing, our outstanding Common Stock will include shares previously issued by us in private placements and shares previously sold by our Founder, Chief Executive Officer and Chairman in a separate transaction with the same investors. Resale of these shares will be facilitated by a registration statement that we have agreed to file and to use commercially reasonable efforts to have declared effective by the SEC. The aggregate number of shares eligible for resale upon the effectiveness of the registration statement, or otherwise eligible for resale under Rule 144 over time, may be material relative to the trading volume of our Common Stock, particularly during the period immediately following any public listing. Sales by, or perceived selling pressure from, our officers, directors, or principal stockholders may also be perceived as a negative signal regarding our prospects and could disproportionately affect the trading price of our Common Stock.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our Common Stock, which may decrease in value.

Since our reorganization in June 2025, we have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board of Directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates, which may not occur.

Our issuance of shares of preferred stock could adversely affect the market value of our Common Stock, dilute the voting power of our stockholders and delay or prevent a change of control.

Our Board of Directors has the authority to cause us to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series.

The issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the price for our Common Stock by making an investment in the Common Stock less attractive. For example, investors in our Common Stock may not wish to purchase Common Stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase Common Stock at the lower conversion price, causing economic dilution to the holders of Common Stock.

Further, the issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of our other classes of voting stock, either by diluting the voting power of our other classes of voting stock if they vote together as a single class or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote even if the action were approved by the holders of our other classes of voting stock. The issuance of shares of preferred stock may also have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders, even where stockholders are offered a premium for their shares.

Our corporate governance measures, which will be effective upon a Public Listing, may not take effect if a Public Listing is not achieved, and the concentration of our voting stock will limit your ability to influence corporate matters.

The Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), as well as rule changes proposed and enacted by the SEC and NSEs as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges, including the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance requirements and because we chose to avoid incurring the substantial additional costs associated with such compliance sooner than legally required, we have not yet adopted certain of these measures.

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We have adopted charters for our Audit, Compensation, and Nominating and Corporate Governance committees, as well as a Code of Business Conduct and other corporate policies designed to align with the corporate governance standards of a Nasdaq-listed company. However, such charters and policies will be effective only upon the listing of our Common Stock on a NSE. To satisfy the initial listing requirements of Nasdaq, we must, among other requirements, have a minimum of $15,000,000 in market value of unrestricted securities. We intend to satisfy this requirement through the gross proceeds from our Regulation A Offering. Our Common Stock will not be eligible for Nasdaq listing until it satisfies its initial listing requirements. There is no guarantee that we will be able to meet Nasdaq’s listing requirements or that our application will be approved. If a listing does not occur, these enhanced governance structures, including the requirement that our key board committees be composed of independent directors, will not be implemented.

Although we have appointed independent directors to serve on our Board of Directors effective upon a Public Listing, we do not currently have independent audit or compensation committees. As a result, our Chief Executive Officer and our other officers have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters, and investors may be reluctant to provide us with funds necessary to expand our operations.

The voting power of our stock is concentrated with our officers and directors, which will limit an investor’s ability to influence the outcome of important transactions, including a change of control.

As of July 10, 2026, our officers and directors owned 69.25% of our outstanding and issued shares of Common Stock, and our Founder, Chief Executive Officer, and Chairman, Travis Trawick, owned 54.25% of our outstanding and issued shares of Common Stock. Accordingly, our officers and directors will be able to exercise control over all matters requiring our stockholders’ approval, including the election of our directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Our officers and directors may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control could have the effect of delaying, preventing or deterring a change in control of the Company, could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of the Company, and could ultimately affect the price of our securities.

We are voluntarily registering our Common Stock under the Exchange Act and have not conducted an underwritten initial public offering, which may limit market interest, analyst coverage and trading liquidity for our Common Stock if and when it commences trading.

We are voluntarily registering our Common Stock under the Exchange Act in advance of our anticipated listing on a national securities exchange, rather than in connection with an underwritten initial public offering. As a result, we will not benefit from the marketing, distribution and underwriter due diligence typically associated with an underwritten initial public offering, and we have not engaged a syndicate of underwriters to support our Common Stock following any listing. We expect that initial demand for our Common Stock following any listing will be primarily driven by secondary trading activity of holders of Common Stock previously issued in our Regulation A Offering and private placements, and not by any new primary issuance. The absence of an underwritten initial public offering may result in lower trading volumes, reduced analyst and institutional investor coverage, less institutional ownership, and reduced ability to access the capital markets through follow-on offerings, any of which could materially adversely affect the trading price of our Common Stock.

We are transitioning from Regulation A reporting and will be required to publicly report on an ongoing basis under the reporting rules set forth in the Exchange Act.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in the Exchange Act. The Exchange Act reporting framework is more demanding than the Regulation A framework, including the obligation to file Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, and additional disclosures required by Regulation S-K and Regulation S-X. The differences include, but are not limited to, being required to file annual and quarterly reports as opposed to filing only annual and semiannual reports. The simultaneous application of both regimes creates risk that our disclosures could be inconsistent across reporting forms, that we will incur additional cost and management distraction, and that we will be subject to additional SEC scrutiny during the transition. In addition, our continued conduct of the Regulation A Offering during the period in which we are also seeking to register the resale of separately-issued Common Stock may be subject to integration analysis under SEC rules, and an unfavorable determination could require us to suspend the Regulation A Offering, restructure our offerings, or face enforcement consequences.

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Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents require significant attention from our management and could divert their attention away from the day-to-day management of our business, which could harm our results of operations and financial condition.

Members of our management team have interests in other business ventures that may divert their attention from our business and may from time to time be the subject of negative media coverage or public actions that could have a material adverse effect on the reputation of our management team or business.

Members of our management team may have interests in other business ventures from time to time. These outside responsibilities could divert their attention from our day-to-day operations and strategic management, and may from time to time result in negative media coverage, litigation, or adverse public actions. Any of the foregoing could have a material adverse effect on the reputation of our management team and, by extension, the Company, even if unrelated to our business. Additionally, members of our management team may in the future have additional, ownership interests in, employment by, or fiduciary or contractual obligations to other entities with which they are affiliated with whom we may or may not have a relationship. Such other ventures and entities could divert the attention of our management from our business or create conflicts of interest or the perception thereof. Such other entities and business ventures are, from time to time, subject to litigation or investigations that could materially and adversely affect the reputation and perception among our clients or potential team members, which could in turn materially and adversely affect our business, financial condition and results of operations.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation and Bylaws contain provisions permitting us to eliminate the personal liability of our directors and officers to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

Upon a Public Listing, although we expect to maintain directors’ and officers’ liability insurance, such insurance may not be adequate to cover all liabilities that we may incur. Liabilities in excess of our insurance coverage may reduce our available funds to satisfy third-party claims and may adversely impact our cash position and financial condition.

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Anti-takeover effects of certain provisions of Nevada state law could hinder a potential takeover of us.

Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The potential effect of Nevada’s business combination law is to discourage parties interested in taking control of us from doing so if these parties cannot obtain the approval of our Board of Directors. This could limit the price investors would be willing to pay in the future for shares of our Common Stock.

Our bylaws contain an exclusive forum provision, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the state and federal courts in the State of Nevada shall be the exclusive forum for any litigation relating to our internal affairs, including, without limitation: (a) any derivative action brought on behalf of us, (b) any action asserting a claim for breach of fiduciary duty to us or our stockholders by any current or former officer, director, employee, or agent of us, or (c) any action against us or any current or former officer, director, employee, or agent of us arising pursuant to any provision of the Nevada Revised Statutes, the Articles of Incorporation, or the Bylaws.

For the avoidance of doubt, the exclusive forum provision described above does not apply to any claims arising under the Securities Act or Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

The choice of forum provision in our bylaws may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. The applicable courts may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. With respect to the provision making the state and federal courts in the State of Nevada the sole and exclusive forum for certain types of actions, stockholders who do bring a claim in the state and federal courts in the State of Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Nevada. Finally, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could have a material adverse effect on us.

We are an “emerging growth company” and our compliance with the reduced reporting and disclosure requirements applicable to “emerging growth companies” may make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, and we have elected to take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These provisions include, but are not limited to: being permitted to have only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and plan of operation disclosures; being exempt from compliance with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; being subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and not being required to hold nonbinding advisory votes on executive compensation or on any golden parachute payments not previously approved.

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In addition, while we are an “emerging growth company,” we will not be required to comply with any new financial accounting standard until such standard is generally applicable to private companies. As a result, our financial statements may not be comparable to companies that are not “emerging growth companies” or elect not to avail themselves of this provision.

We may remain an “emerging growth company” until the fiscal year-end following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, though we may cease to be an “emerging growth company” earlier under certain circumstances, including if (i) we have more than $1.235 billion in annual revenue in any fiscal year, (ii) we become a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates as of the end of the second quarter of that fiscal year, or (iii) we issue more than $1.0 billion of non-convertible debt over a three-year period.

The exact implications of the JOBS Act are still subject to interpretations and guidance by the SEC and other regulatory agencies, and we cannot assure you that we will be able to take advantage of all of the benefits of the JOBS Act. In addition, investors may find our Common Stock less attractive to the extent we rely on the exemptions and relief granted by the JOBS Act. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may decline or become more volatile.

RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

Our financial statements have been prepared on a going concern basis, and substantial doubt exists about our ability to continue as a going concern.

Our consolidated financial statements as of and for the year ended December 31, 2025, have been prepared assuming that we will continue as a going concern. We have incurred net losses, have a working capital deficit, and have limited cash reserves. These conditions raise substantial doubt about our ability to continue as a going concern within one year of the issuance of these financial statements. Although we have raised, and are continuing to raise, capital through our Regulation A Offering and through other private financing transactions, we cannot assure you that we will continue to raise capital at a rate sufficient to fund our operations, that we will achieve or sustain profitability, or that we will be able to refinance or restructure our existing indebtedness when due. If we are unable to obtain sufficient additional capital or generate sufficient cash from operations, we may be required to delay, reduce or eliminate planned product development, marketing and other operating expenditures, sell assets at unfavorable prices, restructure or refinance our outstanding indebtedness on disadvantageous terms, or seek protection under U.S. bankruptcy law, any of which could have a material adverse effect on our business, financial condition, results of operations and the trading price of our Common Stock.

Certain of our indebtedness is secured by substantially all of our assets and any event of default could limit our operational flexibility and otherwise adversely affect our financial condition.

The Seed Notes and each of the Fourth Stripe Capital Loan and the OnDeck Term Loan (each as defined herein) are secured by substantially all of the assets of RoboCent. Our failure to comply with the covenants or payment requirements, or other events specified in these loan agreements, could result in an event of default and our lenders may, among other actions, accelerate our obligations under these loan agreements, demand immediate repayment of the outstanding balances, increase the repayment rate and foreclose upon the collateral secured by such loans, or we may be forced to sell assets, restructure our indebtedness, or seek additional equity capital, which would dilute our stockholders’ interests. If our loans are accelerated by the lenders, we might not be able to repay our debt or borrow sufficient funds to refinance them. New financing may not be available on terms that are acceptable to us, or at all. Any of the foregoing could adversely affect our business, financial condition, and/or results of operations. On June 24, 2026, we repaid the remaining balance of the Third Stripe Capital Loan in full from the proceeds of the Fourth Stripe Capital Loan. As of June 30, 2026, the outstanding balance of the Fourth Stripe Capital Loan was $280,000 and the outstanding balance of the OnDeck Term Loan was $142,021.

Additionally, we currently intend to redeem the Seed Notes in full with the proceeds from our future private placement offerings and Regulation A Offering, including Seed Notes held by certain of our executive officers (or their immediate family members). Certain of the Seed Notes have been redeemed using net proceeds from the Private Placements and Regulation A Offering. See, “Management’s Discussion and Analysis – Dependence on Guarantees and Loans from our Chief Executive Officer – Senior Notes Secured (Seed Notes)”.

The Seed Notes are secured by a first-priority lien on substantially all of the assets of RoboCent. The Seed Notes mature pursuant to their terms on December 31, 2026, if not subject to an earlier mandatory redemption, and accrue interest at an annual rate of 15%, compounded daily. If we are unable to redeem the Seed Notes in full with the net proceeds from our Regulation A Offering, this may have an impact on our financial condition. In addition, if we are unable to redeem the Seed Notes prior to maturity or repay the Seed Notes in full upon maturity, we may be required to sell all or a significant portion of our assets constituting collateral securing the obligations under the Seed Notes to satisfy such obligations which may have a material adverse effect on our business and operations.

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Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

We have limited capital resources. Our ability to continue our normal and planned operations, to grow our business, and to compete in our industry will depend on the availability of adequate capital. We cannot assure you that we will be able to obtain additional funding from those or other sources when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our then-existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we would likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our then-existing stockholders. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce, or eliminate development of new programs or future marketing efforts, or reduce or discontinue our operations. Any of these events could significantly harm our business, financial condition, and prospects.

The market for programmatic buying for political advertising campaigns is dynamic and evolving. If this market develops more slowly or differently than expected, our business, operating results and financial condition may be adversely affected.

We primarily derive revenue from the distribution of political text and voice messages through our platform. We expect that such distribution of communications, along with other services we offer through our platform, will continue to be our primary source of revenue for the foreseeable future, and that our revenue growth will largely depend on increasing clients’ usage of our platform and services. If the market for campaign spending deteriorates or develops more slowly than we expect, it could reduce demand for our platform and services, and our business, growth prospects and financial condition would be adversely affected.

In particular, the market for programmatic buying for political campaigns across multiple outreach channels is an emerging market. Our ability to provide capabilities across multiple communication channels may be constrained if we are not able to maintain or grow our service offerings, and some of our offerings may not gain market acceptance. We may not be able to accurately predict changes in overall industry demand for the channels in which we operate and cannot make assurances that our investment in channel development will correspond to any such changes. For example, we cannot predict whether the growth in demand for P2P text messaging will continue. Furthermore, if our channel mix changes due to a shift in customer demand, such as customers shifting their usage more quickly or more extensively than expected to channels in which we have relatively less functionality, features, or capabilities, then demand for our platform and service offerings could decrease, and our business, financial condition, and results of operations could be adversely affected.

We have historically relied on a limited number of clients for a substantial portion of our revenue, and the loss of these clients could harm our business.

Historically, a significant portion of our revenue in any given quarter and fiscal year has been generated by a small number of large clients. In the year ended December 31, 2025, we derived 57.22% of our revenue from three clients. For the three and six months ended June 30, 2026, we derived 14.56% and 10.62% of our revenue, respectively, from one client.

Our relationships with these clients are often tied to specific election cycles, and there is no assurance that we will be able to maintain these relationships or that our major clients will continue to use our services at historical levels, or at all.

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The loss of one or more of our key clients or a significant reduction in their spending on our services, including as a result of their electoral defeat or decision not to seek re-election, could have a material adverse effect on our business, financial condition, and results of operations. We may not be able to attract new clients to replace the revenue generated by our larger clients in a timely manner, which would make it difficult to support our operational expenses and achieve our growth objectives.

As our costs increase, we may not be able to generate sufficient revenue to sustain our past profitability.

We are currently experiencing and anticipate continued future growth that could require substantial financial and other resources to, among other things:

●	develop our platform, including by investing in our engineering team;
●	create, acquire or license new products or features, and improve the functionality, availability and security of our platform;
●	improve our technology infrastructure, including investing in internal technology development and acquiring outside technologies;
●	develop internal controls over financial reporting, including by hiring necessary accounting and information technology personnel to establish sufficient internal controls;
●	cover general and administrative expenses, including legal, accounting and other expenses necessary to support a significantly larger organization;
●	cover sales and marketing expenses, including a significant expansion of our direct sales organization;
●	cover expenses relating to data collection and consumer privacy compliance, including additional infrastructure, automation and personnel;
●	cover costs associated with inflationary pressures across our suppliers and the rising costs of labor; and
●	explore strategic acquisitions.

Investing in the foregoing, however, may not yield anticipated returns. Consequently, as our costs increase, we may not be able to generate sufficient revenue to sustain profitability.

Our success and revenue growth is dependent on our marketing efforts, ability to maintain our brand, adding new clients, and increasing usage of our platform and services by our customers.

Our success is dependent on regularly adding new clients and increasing our clients’ usage of our platform and services. Our clients typically have relationships with numerous providers and can use both our platform and services and those of our competitors. Candidates may also choose to decrease or halt their overall campaign spend for any reason, whether due to limited access to funds or due to withdrawal from a race. Accordingly, we must continually work to win new clients and retain existing clients, increase their usage of our platform and services and capture a larger share of their campaign spending. If these efforts are unsuccessful or clients decide not to continue to maintain or increase their usage of our platform and services for any other reason, or if we fail to attract new clients, our revenue could fail to grow or decline, which would materially and adversely harm our business, operating results and financial condition. We cannot assure you that our clients will continue to use and increase their spend on our platform and service offerings or that we will be able to attract a sufficient number of new clients to continue to grow our business and revenue. If clients representing a significant portion of our business decide to materially reduce their use of our platform or service offerings or cease using them altogether, our revenue could be significantly reduced, which could have a material adverse effect on our business, operating results and financial condition. We may not be able to replace customers who decrease or cease their usage of our platform or service offerings with new customers that will use them to the same extent.

Our business depends, in part, on the success of our strategic relationships to attract potential clients for our services, and our ability to grow our business depends on our ability to continue these relationships.

There are a limited number of skilled campaign professionals in the United States. Our ability to attract and retain clients, in part, depends on relationships that our personnel and management team have built within the campaign industry in our period of operation. The loss of these key relationships, or even a deterioration in our standing within this professional community, could significantly impede our ability to generate new business, as many of our clients are referred to us by trusted political consultants and campaign managers. Furthermore, our competitors also seek to cultivate relationships within this limited talent pool, and if these professionals choose to recommend a competitor’s services over our own, our client acquisition efforts would be substantially less effective, leading to a material adverse effect on our revenue and growth prospects.

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We may be unsuccessful in launching or marketing new products or services, or we may be unable to successfully integrate new offerings into our existing platform, which would result in significant expense and may not achieve desired results.

We regularly evaluate expanding our products or launching new service offerings and plan to expand significantly. Any expansion or new offering requires significant expenses and the time of our key personnel, particularly at the outset of the process, and such new service offerings or expansion of our platform may not result in the customer conversion or profitability that we expect. Our plans to expand and deepen our market share are subject to a variety of risks and challenges. We cannot assure you that we will be able to increase revenue and create business model efficiencies in the manner that we expect.

New product or service offerings may also subject us to new regulatory environments, which could increase our costs as we evaluate compliance with any new regulatory regime. Notwithstanding the expenses and time devoted to expanding an existing product or service offering or launching a new product offering, we may fail to achieve the financial and market share goals associated with the expansion. If we cannot manage our expansion efforts efficiently, our market share gains could take longer than planned and our related costs could exceed expectations. In addition, we could incur significant costs to seek to expand our market share, and still not succeed in attracting sufficient customers to offset such costs.

Our business is heavily tied to the United States electoral calendar. Political campaign spending tends to increase near certain milestone dates, which we expect to create fluctuations in our operating results on a quarter-to-quarter and year-to-year basis.

Our revenue is highly concentrated and dependent on the election cycle, with a significant portion of our business activity occurring in the months leading up to primary and general elections. Political campaign spending is generally greater in even-numbered years and especially presidential election years, which has the potential to create fluctuations in our operating results on a year-to-year basis. In addition, political campaign spending is dependent on the level of political ad spending and competitiveness of local, state and national elections within each local market. This cyclicality makes it difficult to predict financial performance and manage resources and may make it difficult for investors to evaluate trends in our business. Period- to-period comparisons of our historical operating results should not be relied upon as an indication of our future performance. Based on these fluctuations, we have a limited ability to forecast our future revenue, costs and expenses, and, as a result, our operating results may, from time to time, fall below our estimates or the expectations of securities analysts and investors. Any event that suppresses political campaign activity or spending, such as campaign finance reform, a shift in campaign strategies away from direct voter contact, or a less contentious election cycle than anticipated, could have a material adverse effect on our revenue and profitability.

We expect to experience a high rate of client churn on a period-to-period basis.

Our business model is substantially dependent on clients engaged in political campaigns. Campaigns for elected office are, by definition, temporary. At the end of an election cycle, a client’s need for our services or their use thereof may end regardless of the electoral outcome, whether as a result of campaign committee dissolution following a loss or transitioning away from a campaign focus following a victory. Either outcome may significantly reduce or eliminate a client’s need for our services for a period of time. Due to the inherently cyclical nature of this industry, we expect to experience a high rate of client churn, as well as highly variable spending patterns by clients that we retain across multiple cycles.

In addition, we expect that client churn will be exacerbated by the high turnover among political campaign staff. The individuals who make the decision to subscribe to and use our platform often work for a campaign for a single cycle before moving to a new role. This frequent staff turnover can lead to a loss of institutional knowledge regarding our platform and its advantages, which may affect our ability to retain subscribers or clients across electoral cycles. If we are unable to acquire new clients and subscribers at a rate that exceeds this churn, our revenue will decline, and our business, financial condition, and results of operations will be adversely affected.

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Changes in campaign finance laws or patterns of political spending could adversely affect our business.

Our business, financial condition, and results of operations are substantially dependent on the ability and willingness of political campaigns, political action committees (including super PACs), and other issue-advocacy organizations to raise and spend significant funds on voter outreach and engagement. The existence of a large and growing market for our services is a direct result of the current legal and regulatory framework governing campaign finance in the United States and sufficient demand for voter outreach under that framework.

The legal and economic landscape for political spending is subject to change. Future legislative or regulatory actions at the federal, state, or local levels could significantly alter the environment in which our clients operate. Such changes could include, but are not limited to:

●	the passage of new campaign finance reform laws that further restrict contributions to candidates or committees;
●	the implementation of new limitations on expenditures by campaigns or independent groups;
●	new regulations issued by the Federal Election Commission or equivalent state agencies; or

future judicial or Supreme Court decisions that modify or overturn existing precedents related to political spending.

Any such changes that limit the amount of money in the political system or restrict how that money can be spent could reduce the overall demand for our services, thereby shrinking our addressable market. We cannot predict the likelihood, timing, or scope of any potential changes to these laws and regulations. However, the adoption of a more restrictive legal framework or a more cost-sensitive macroenvironment for political spending could have a material adverse effect on our business, revenue, and ability to operate.

Partisan redistricting could reduce the number of competitive elections in the United States, which would reduce demand for our products and services.

Demand for our services increases in competitive elections, where campaigns, political action committees, and other political organizations spend materially more on voter contact, voter data, advertising, and related services in an effort to influence outcomes that are not effectively pre-determined by the partisan composition of the underlying electorate. Recent partisan redistricting efforts at the federal congressional and state legislative levels, including mid-decade redistricting initiatives in several states, have generally produced district maps with a greater number of seats that lean reliably toward one political party and a correspondingly smaller number of districts in which the outcome is genuinely competitive. Continued or accelerated partisan redistricting could materially reduce the aggregate number of competitive races in any given election cycle, particularly with respect to U.S. House and state legislative races, which represent a significant portion of our addressable market. The result could be a narrower population of campaigns and political organizations likely to engage our services, shorter engagement durations as uncompetitive races wind down spending earlier in the cycle, and reduced per-race intensity of spending. We cannot predict the pace, scope, or geographic distribution of future redistricting cycles, or the extent to which judicial review may limit or accelerate such efforts. Any sustained reduction in the number of competitive elections in the United States could adversely affect our revenue, operating results, growth prospects, and our ability to retain and attract clients.

Our business model is dependent on the regularity and public acceptance of elections throughout the United States.

Our business model is fundamentally dependent on the consistent and predictable occurrence of elections at the federal, state, and local levels throughout the United States. The entirety of our revenue is derived from products and services sold to clients whose activities are centered around influencing outcomes within these legally mandated electoral cycles. Any significant disruption or degradation of the American system of electoral democracy could materially and adversely affect our business.

Such disruptions could stem from various sources, including legislative changes that alter the frequency or nature of elections, a broad decline in public confidence and participation in the electoral process, or emergency situations that disrupt the ability of jurisdictions to effectively administer elections. A reduction in the number of regularly scheduled elections or a significant consolidation of election cycles would directly reduce the number of campaigns that require our services, thereby shrinking our total addressable market. Similarly, an erosion of public trust in the validity of electoral outcomes could lead to decreased political engagement and fundraising, which would likely result in lower overall spending on the types of voter outreach services we provide.

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Because our business relies on this established democratic framework, any events that threaten the stability, predictability, or public acceptance of elections could materially diminish our clients’ need for our services, which would have a direct adverse effect on our revenue and future prospects.

Our non-partisan business model may be difficult to maintain and could adversely affect client relationships and growth.

We have committed to operating as a non-partisan organization, a principle that has been a core part of our identity throughout our corporate history. Our goal is to provide services to clients and organizations across the political spectrum, on a neutral basis and without regard to partisan affiliation.

However, the market for political consulting and outreach is highly partisan. Many campaigns and organizations prefer to exclusively engage vendors who are publicly aligned with their political party or ideology, and campaign contributions from certain partisan organizations may require that campaigns utilize the services of our competitors. Accordingly, our non-partisan stance may represent a disadvantage when seeking to attract clients who prioritize political affiliation in their vendor relationships.

Furthermore, our reputation for non-partisanship could be diminished if our workforce, management team, board of directors, shareholder base, or client portfolio becomes, or is perceived as being, significantly weighted toward one political party or ideological viewpoint. Even if our services are provided neutrally, a material imbalance in partisan affiliation among any group of key stakeholders could create the perception that we favor one side of the political spectrum. Such a perception could alienate prospective clients and damage our reputation with existing ones, thereby reducing our total addressable market, and could result in increased turnover among our workforce.

A failure to successfully establish and maintain our non-partisan identity could limit our ability to attract new business and retain members of our workforce, either of which could have a material adverse effect on our revenue, financial condition, and future prospects.

Our association with clients who become involved in public scandals or controversies could damage our reputation and brand, regardless of our non-partisan stance.

The nature of political campaigning is inherently contentious and increasingly divisive. Our clients may be involved in or become the subject of public controversies, ethical questions, or legal scandals. Although we operate as a non-partisan service provider, our association with any client involved in a significant controversy could lead to negative publicity and harm to our own reputation. Because a political campaign using our services is required to disclose this information to the Federal Election Commission (“FEC”), any association we had with such a client would be a matter of public record. This reputational damage could manifest even if we are not directly involved in the underlying controversial conduct. A damaged reputation could, in turn, impair our ability to attract and retain clients and employees, which would adversely affect our business and results of operations.

We could be subject to legal and regulatory liability if clients misuse our platform.

We distribute communications that are created and directed by our clients. While our terms of service prohibit the use of our platform for illegal purposes and place the responsibility for message content on our clients, we may not be able to prevent all instances of misuse. Clients may use our services to send messages that are deceptive, defamatory, designed to suppress voting, or otherwise violate federal or state laws, despite our efforts to prevent such misuse.

Regulators have previously sought to hold communications platform providers liable for the unlawful election communications of their clients. For example, a series of robocalls made by the organization Project 1599 that included false claims about mail-in ballots ahead of the 2020 general election resulted in civil and legal liability for the organization’s members, including criminal charges in multiple states and a $5,134,500 fine from the FCC. The platform that the organization used to disseminate these communications was sued by the New York Attorney General, resulting in a settlement that required the platform to enter into a consent decree, offer 200,000 complementary minutes of robocalls to a non-partisan voter protection organization, and pay $50,000 in restitution. If one of our clients uses our platform for illegal activities, we could be subject to investigations, litigation, and significant financial or operational penalties, even if we were not aware of or contractually responsible for the unlawful content of the message.

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Defending against any such action would be costly and time-consuming, and an adverse ruling could have a material impact on our business. Furthermore, regardless of the legal outcome, any public association with a client’s illegal or unethical activities could cause significant reputational harm, impairing our ability to attract and retain business and adversely affecting our financial condition.

The market in which we participate is intensely competitive and fragmented, and we may not be able to compete successfully with our current or future competitors.

We operate in a highly competitive, fragmented, and rapidly changing industry that is subject to changing technology and that includes many companies providing competing solutions. With the introduction of new technologies and the influx of new entrants into the market, we expect competition to persist and intensify in the future, which could harm our ability to increase revenue and maintain profitability. New technologies and methods of contacting voters present a dynamic competitive challenge, as market participants offer multiple new products and services aimed at capturing voter attention.

The political campaign services industry is highly competitive and fragmented, with a broad range of vendors offering tools and technologies to candidates, political committees, issue advocacy groups, and public affairs firms. We compete directly with a range of campaign service providers, including other peer-to-peer texting vendors, providers of automated voice and SMS messaging, digital ad networks, and consulting firms that bundle communications with other services. Many of our current and potential competitors have significantly more financial resources, brand recognition, and longer-standing client relationships than we have. As a result, these competitors may be better able to respond quickly to new technologies, develop more resilient client relationships, or offer services at lower prices in certain circumstances. Furthermore, many competitors are explicitly aligned with a political party, which may give them a competitive advantage with campaigns or organizations that exclusively utilize politically-aligned vendors. Increased competition may result in reduced pricing for our platform and services, increased sales and marketing expenses, longer sales cycles or a decrease in our market share, any of which could negatively affect our revenue and future operating results and our ability to grow our business.

The emergence of event-based prediction markets related to election outcomes could alter campaign strategies or spending on elections in unpredictable ways, which may affect demand for our services.

In recent years, there has been significant growth in online platforms that allow users to trade contracts based on the outcome of future events, including U.S. political elections. These prediction markets generate real-time, financially-backed odds on electoral outcomes, which could become a significant data source for political campaigns, donors, and media organizations. The availability of this data could supplement, compete with, or reduce the reliance on traditional public opinion polling and data analytics, which may adversely affect our ability to sell services contingent on such models.

As a result, campaigns may alter their strategies for resource allocation, voter outreach, and fundraising in unpredictable ways based on the odds presented in these markets. For example, a campaign might decrease its spending on voter contact services in a race where the market implies a high probability of victory or defeat, or change its messaging strategy to directly address market-driven narratives. Because the demand for our messaging and data services is directly tied to the strategic spending decisions of our clients, any significant shift in how campaigns allocate their budgets could materially affect our business. A greater reliance on prediction market data could lead to more volatile demand for our services, making it difficult for us to forecast revenue and manage our operations.

The growth of prediction markets may also affect the total market for campaign services in ways that we cannot predict. For instance, according to media reports including Newsweek, individual traders with substantial investments in event contracts related to the 2024 presidential election reportedly commissioned proprietary opinion polls to inform their financial position. Similar actions by financially motivated investors in prediction markets may shift the nature of the campaign services market or the regulation of voter outreach in ways that we are unable to anticipate. We are not able to predict how similarly-situated stakeholders may affect the market for campaign spending in future election cycles, nor can we be certain that we will be able to effectively adapt our business to any such changes.

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The continued growth and influence of these markets represent a new and evolving factor in the political landscape, and we cannot predict the ultimate impact they may have on the overall demand or pattern of demand for our services, which could have a material adverse effect on our business, financial condition, and results of operations.

Our future success depends on the continuing efforts of our key employees and our ability to attract, hire, retain and motivate highly skilled employees with experience in political campaigning and technology in the future.

Our future success depends on the continuing efforts of our executive officers and other key employees. We rely on the leadership, knowledge and experience in the political campaign and technology industries that our executive officers provide. They foster our corporate culture, which we expect will be instrumental in our ability to attract and retain new talent, whether through hiring for new positions or through acquiring firms with skilled personnel that offer complementary services.

The market for talent in our key areas of operations is intensely competitive, which could increase our costs to attract and retain talented employees. As a result, we may incur significant costs to attract and retain employees, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them.

Employee turnover, including changes in our management team, could disrupt our business. Our key employees, other than our executive officers, do not have employment agreements for specific terms, and any of these employees may terminate their employment with us at any time. The loss of one or more of our key employees or our inability to attract and retain highly skilled employees could have an adverse effect on our business, operating results and financial condition.

Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our business, operating results and financial condition.

We have significantly expanded and expect to continue expanding our business. To manage our growth effectively, we must continually evaluate and evolve our organization. We must also manage our employees, operations, finances, technology and development and capital investments efficiently. Our efficiency, productivity and the quality of our platform, service offerings and customer service may be adversely impacted if we do not train our new personnel, particularly our sales and support personnel, quickly and effectively, or if we fail to appropriately coordinate across our organization. Additionally, our rapid growth may place a strain on our resources, infrastructure and ability to maintain and improve the quality of our platform and services. You should not consider our expenses, revenue growth, and levels of profitability in recent periods as indicative of future performance. In future periods, our revenue or profitability could decline or grow more slowly than we expect. Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our operating results and financial condition.

We identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.

We identified material weaknesses in our internal control over financial reporting as of June 30, 2026 and December 31, 2025. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. These material weaknesses related to entity-level controls, transaction-level controls, and information technology controls. With respect to entity-level controls, we determined that (i) we do not have an independent audit committee or a director designated as a financial expert to oversee the financial reporting function and (ii) our risk assessment procedures are not sufficiently documented. With respect to transaction-level controls, we determined that we did not have (i) sufficient number of staff in the financial reporting function, (ii) adequate number of staff to permit segregation of duties, and (iii) sufficient written procedures over financial reporting. With respect to information technology controls, we determined that we did not have staff with the competency and resources to implement adequate information technology controls.

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We plan to remediate these material weaknesses by hiring employees to build and support our accounting, financial reporting, and information technology functions, recruiting independent directors with financial expertise to join our board, and developing document procedures for financial reporting and risk assessment. We have engaged a part-time financial controller to assist in building these procedures and expect to hire a full-time controller upon a Public Listing. We cannot assure you that the measures that we have taken, and that we expect will be taken, to remediate these material weaknesses will, in fact, remedy such material weaknesses or will be sufficient to prevent future material weaknesses from occurring. We also cannot assure you that we have identified all of our existing material weaknesses.

As a private company, we were subject to more limited requirements with respect to the documentation, testing, and certification of our internal controls over financial reporting. As a public company, we will be required to disclose any material weaknesses identified by management in our internal control over financial reporting. Our independent registered public accounting firm may issue a report that is adverse. To comply with the requirements of being a public company, we expect to undertake various actions, such as implementing new internal controls and procedures and hiring accounting and internal audit staff.

If not remediated, these material weaknesses could result in material misstatements to our annual or interim financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the price of our Common Stock could be adversely affected and we could become subject to litigation or investigations by the SEC, or other regulatory authorities, which could require additional financial and management resources.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. In addition to the material weaknesses in internal control over financial reporting identified in connection with the preparation of our financial statements to be filed with the SEC, any testing by us conducted in connection with other applicable requirements, or any subsequent testing by our independent registered public accounting firm, may reveal additional deficiencies in our internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could materially and adversely affect our business and the trading price of our Common Stock. Failure to accurately report our financial performance on a timely basis could also jeopardize our plans to list our Common Stock on an exchange, which may reduce the price of and increase the volatility of the price for our Common Stock.

Expenses or liabilities resulting from litigation could materially adversely affect our results of operations and financial condition.

From time to time, we may become party to various legal proceedings and other claims that arise in the ordinary course of business, or otherwise in the future. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. In addition, any such claims or litigation may be time-consuming and costly, divert management resources, require us to change our platform, or have other adverse effects on our business. We cannot assure the outcome of any legal proceeding or contingency in which we are or may become involved. As of the date of this prospectus, we are not aware of any pending or threatened legal proceedings involving our Company or its assets. However, if one or more legal matters resulted in an adverse monetary judgment against us, such a judgment could harm our results of operations and financial condition.

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Future acquisitions, strategic investments or alliances could disrupt our business and harm our business, operating results and financial condition.

To the extent we find suitable and attractive acquisition candidates and business opportunities in the future, we may acquire other complementary businesses, products and technologies and enter into joint ventures or similar strategic relationships. We have no present commitments or agreements to enter into any such acquisitions or make any such investments. However, if we identify an appropriate acquisition candidate, we may not be successful in negotiating the terms or financing of the acquisition, and our due diligence may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired business, product or technology, including issues related to intellectual property, product quality or architecture, regulatory compliance practices, revenue recognition or other accounting practices, tax liabilities, privacy or cybersecurity issues or employee or customer issues. There is no certainty that we will be able to successfully integrate the services, products and personnel of any acquired business into our operations. In addition, any future acquisitions, joint ventures or similar relationships may cause a disruption in our ongoing business and distract our management. Further, we may be unable to realize the revenue improvements, cost savings and other intended benefits of any such transaction. Acquisitions involve numerous other risks, any of which could harm our business, including:

●	regulatory hurdles;
●	failure of anticipated benefits to materialize;
●	diversion of management time and focus from operating our business to addressing acquisition integration challenges;
●	retention of employees from the acquired company;
●	corporate cultural challenges associated with integrating employees from the acquired company into our organization;
●	integration of the acquired company’s accounting, management information, human resources and other administrative systems;
●	the need to implement or improve controls, procedures and policies at a business that prior to the acquisition may have lacked effective controls, procedures and policies;
●	coordination of product development and sales and marketing functions;
●	liability for activities of the acquired company before the acquisition, including known and unknown liabilities; and
●	litigation or other claims in connection with the acquired company, including claims from terminated employees, users, former stockholders or other third parties.

Failure to appropriately mitigate these risks or other issues related to such strategic investments and acquisitions could result in reducing or completely eliminating any anticipated benefits of such transactions, and could harm our business generally. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses, or the impairment of goodwill, any of which could harm our business, operating results, and financial condition.

Unfavorable publicity and negative public perception about our industry, as well as perceived failure to comply with laws and industry self-regulation, could adversely affect our business and operating results.

Recent years have seen increasing awareness and concern among the general public, privacy advocates, mainstream media, governmental bodies and others regarding spam or scam communications, including robocalls and text messages. The FCC has cited unwanted calls as its top consumer complaint and enforcement priority in public communications, and spam text messages have proliferated to the extent that, according to research from RoboKiller, nearly 20 billion are sent in the United States each month. Because we utilize legal and carrier-compliant messaging protocols to disseminate political speech, ensure that messages contain permissible content and come from approved entities, and do not permit messages to be sent using an autodialer on our platform, messages sent on the RoboCent platform are not spam or “robotexts” under applicable definitions. However, consumer concerns about the receipt of unwanted text messages, whether or not valid as applied to messages sent using our platform and whether driven by applicable laws and regulations, industry standards, or the broader public, may harm our reputation, result in loss of goodwill, and inhibit use of our platform and services by current and future customers. Any unfavorable publicity or negative public perception about us, our industry, including our competitors, or even illegal providers of scam robotexts wholly unrelated to our industry can affect our business and results of operations, and may lead to additional regulatory scrutiny or lawmaking that affects us or our industry. Additional public scrutiny may lead to general distrust of our industry, voter reluctance to interact with campaigns or issue organizations via their cell phone, increased consumer opt-out rates or legal or regulatory action, any of which could negatively influence, change or reduce our current and prospective clients’ demand for our products and services, subject us to liability, and adversely affect our business and operating results.

Historically, a small number of suppliers have accounted for a substantial portion of our cost of revenues, and any disruption in our supplier relationships could materially adversely affect our business.

Our messaging services depend on access to wireless carrier networks and on services provided by aggregators and other intermediaries that route messages to those networks. During the first quarter of 2026, one supplier accounted for 81.86% of the Company’s cost of revenues representing carrier fees for messaging, and during the same period in 2025, two suppliers accounted for 8.41% and 29.18% of the Company’s cost of revenues representing voter data and carrier fees for messaging, respectively. During 2025, a single supplier accounted for approximately 90.2% of our cost of revenues, and during 2024, a single supplier accounted for approximately 78.8% of our cost of revenues. We have taken steps to diversify our supplier base, but it remains concentrated. During the second quarter of 2026, we shifted a substantial portion of our messaging volume to additional suppliers and added lines of business served by different suppliers, reducing our reliance on the supplier that has historically accounted for the substantial majority of our cost of revenues. The loss of any of our key suppliers, a material increase in pricing, the imposition of new technical or compliance requirements, or capacity limitations during peak election cycles could disrupt our ability to deliver messages on the schedule required by our clients, increase our cost of revenues, reduce our gross margins, and damage client relationships. Although alternative suppliers are available in the market, transitioning a substantial volume of our traffic to a new supplier requires technical integration, new sender registrations under the 10DLC framework, and a period during which we expect deliverability to be lower as we re-establish carrier-side trust factors. Any such disruption could have a material adverse effect on our business, financial condition and results of operations.

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We have a substantial non-cancelable minimum commitment for GOTV Intel, a new offering that has not yet generated material revenue and depends on a single third-party provider.

In June 2026 we launched GOTV Intel, a candidate-research offering delivered through an exclusive arrangement with a single third-party research provider, Sixtyfour AI, Inc. (“Sixtyfour”). Under the related master services agreement, we are obligated to pay a non-cancelable minimum of $495,000 over the initial term regardless of the revenue the offering generates, and the offering has not yet generated material revenue. We also depend on Sixtyfour’s data sourcing, licensing, and methodology, which we do not control. If the offering does not achieve market acceptance, we will remain obligated to make the committed payments without offsetting revenue. If Sixtyfour fails to perform, loses access to key data sources, or terminates the arrangement, we may be unable to continue delivering the offering or to replace Sixtyfour on acceptable terms or at all, while remaining subject to our committed payment obligations. Any of these events could adversely affect our business, financial condition, and results of operations.

GOTV Intel reports contain compiled information and AI-generated analysis about individuals, which exposes us to potential claims by the subjects of reports and to evolving privacy and data-protection regulation.

GOTV Intel reports are compiled through Sixtyfour’s artificial-intelligence research platform and include AI-generated analytical findings about the individuals researched. Reports may contain inaccurate, incomplete, or misattributed information, including inaccuracies introduced by AI-generated analysis, and persons who are the subjects of reports could assert claims for defamation, false light, or invasion of privacy. Although we deliver reports subject to contractual and policy restrictions on their use, those restrictions do not eliminate potential claims by report subjects, who are not parties to our customer agreements. Hosting compiled research about individuals also increases the volume and sensitivity of the personal information we hold.

In addition, the legal landscape governing research products of this kind is evolving and uncertain. Federal and state laws governing data brokers, investigative services, and the collection, sale, and use of personal information (including laws restricting the disclosure of certain categories of information about certain classes of persons, some of which provide statutory damages and private rights of action, as well as state registration and deletion-mechanism requirements) may be interpreted to apply to the offering or may impose new compliance obligations, which could increase our costs, constrain the offering’s scope, or give rise to regulatory scrutiny.

Customers may misuse GOTV Intel reports notwithstanding our restrictions, which could expose us to claims, regulatory consequences, and reputational harm.

We impose contractual and operational restrictions on the ordering, content, and permitted use of GOTV Intel reports. These restrictions may limit the revenue the offering generates, and they may not be sufficient to prevent misuse. Customers could use or republish report content in ways that violate law or our terms, including in public communications, and claims or controversies arising from a customer’s use of a report could also harm us. A customer could also run reports for a purpose we did not approve, and we may not detect that in time to stop it. Misuse of that kind could bring the offering within laws that do not otherwise apply to it, and could require us to change or restrict how the offering operates.

If our access to third-party service providers is diminished, the effectiveness or reliability of our platform and services will decrease, which could harm our operating results and financial condition.

A portion of the services that we provide are made available through integrations with, or the use of, third-party service providers. We are dependent upon our ability to obtain necessary licenses on commercially reasonable terms. We could suffer material adverse consequences if we were unable to offer services for a period of time due to lack of support from a third-party service provider. Our operation of our platform and ability to meet client needs could be negatively impacted if third parties cease entering into integration agreements with us.

Additionally, we may be required to terminate relationships with our third-party service providers if they fail to adhere to our quality and service standards. If we were to lose access to significant amounts of the technology that enables our framework, our ability to provide products and services to clients could be materially and adversely impacted, which could be materially adverse to our business, operating results and financial condition.

Our failure to meet content standards and provide services that our clients trust could harm our brand and reputation and negatively impact our business, operating results and financial condition.

We prohibit the misuse of our platform by our clients and provide a human review of any messaging script that our clients provide. Despite such efforts, our clients may use our platform to send messages that other clients or their constituents consider inappropriate, inconsistent with their values, or illegal, in which case we may not be able to provide continued service from both clients. We may disseminate messages on behalf of our clients that are objectionable to certain of our clients or their constituents, which could harm our brand and reputation, cause clients to decrease or terminate their relationship with us or otherwise negatively impact our business, operating results and financial condition.

We face potential liability and harm to our business based on the human factor of inputting information into our platform.

We or our clients set up campaigns on our platform using a number of available variables. While our platform includes several checks and balances and no messages are sent without human review of the script, it is possible for human error to result in errors in message transmission. For example, a message script that inadvertently uses a keyword filtered by mobile network operators may result in throttling or low delivery rates, a particular message script may be sent to an inappropriate target list, or incorrect media may be attached to a message. Our potential liability for such errors may be higher when they occur in situations in which our team of agents are sending messages on behalf of a client.

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Our market growth expectations may prove to be inaccurate and, even if the market in which we compete continues to grow, we cannot assure you that our business will grow at similar rates, if at all.

Our expectations for the growth of the market for voter outreach services are subject to significant uncertainty and are based on assumptions and estimates which may not prove to be accurate. Our expectations relating to expected growth in spending on political campaigns and issue advocacy may prove to be inaccurate. Even if these markets experience the forecasted growth, we may not grow our business at similar rates, or at all. Our growth is subject to many factors including our success in implementing our business strategy, which is subject to many risks and uncertainties, and past growth in the market for political campaign services should not be seen as representative of expectations for the future growth of our business.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations may be subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our clients and could decrease demand for our services.

RISKS RELATED TO INTELLECTUAL PROPERTY AND INFORMATION TECHNOLOGY

Our failure to adequately protect our intellectual property rights could diminish the value of our products, weaken our competitive position and reduce our revenue, and infringement claims asserted against us or by us, could have a material adverse effect.

We regard the protection of our intellectual property, which includes trade secrets, copyrights, trademarks and domain names, as critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We enter into confidentiality agreements with our employees, contractors, and parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We have registered domain names and trademarks in the United States. Effective trade secret, copyright, trademark, and domain name protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights, and we may not be successful in defending our rights in all scenarios.

Monitoring unauthorized use of our intellectual property is difficult and costly. Our efforts to protect our proprietary rights may not be adequate to prevent misappropriation of our intellectual property. Further, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. In addition, our competitors may independently develop similar technology. The laws in the United States and elsewhere change rapidly, and any future changes could adversely affect us and our intellectual property. Our failure to meaningfully protect our intellectual property could result in competitors offering services that incorporate our most technologically advanced features, which could seriously reduce demand for our products. In addition, we may in the future need to initiate infringement claims or litigation. Litigation, whether we are a plaintiff or a defendant, can be expensive, time-consuming and may divert the efforts of our technical staff and managerial personnel, which could harm our business, whether or not such litigation results in a determination that is unfavorable to us. In addition, litigation is inherently uncertain, and thus we may not be able to stop its competitors from infringing upon our intellectual property rights.

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A disruption to our information technology systems could adversely affect our business and reputation

Our business relies extensively on cloud technology platforms to serve our clients and to conduct our business. These information technology systems are complex and may, from time to time, get damaged or be subject to performance interruptions from power outages, telecommunications failures, cybersecurity failures and malicious attacks, or other catastrophic events. They may also have design defects, configuration or coding errors, and other vulnerabilities that may be difficult to detect or correct, and which may be outside of our control. If our information technology systems fail to function properly, we could incur substantial repair, recovery or replacement costs and experience data loss and significant liability for disruption of clients’ operations, all or any of which could result in material impediments to our ability to conduct business and would damage the market’s perception of the reliability and stability of our service offerings.

In addition, an information system disruption could result in us failing to meet our contractual performance standards and obligations, which could subject us to liability, penalties, and contract termination. It also may impact our ability to timely report our results of operations, impairing our ability to meet our financial disclosure obligations as a public company. Any of these events or a combination of several may adversely affect our reputation and financial results.

Cyberattacks, cyber fraud, and unauthorized data access could harm us or our clients and result in liability, and could adversely affect our business and results of operations.

Our business involves the use, storage, and transmission of large volumes of voter data, which may include names, addresses, phone numbers, and inferred political affiliations, among other personal data. Any unauthorized access or disclosure of such data could subject us to significant liability under relevant laws or our contracts, and could harm our reputation, resulting in material impacts to our results of operations, loss of future revenue and business opportunities.

In recent years, there have been an increasing number of high-profile security breaches at companies and government agencies, when hackers, cyber criminals and state actors launch a broad range of ransomware, data exfiltration, and other cyberattacks targeting information technology systems. Information security breaches, computer viruses, service interruption, loss of business data, DDoS (distributed denial of service) attacks, ransomware and other cyberattacks on any of our systems or on our clients’ systems, through our channels, have and in the future could disrupt our normal operations, our service offerings, or our corporate functions, impeding our ability to provide critical services to our clients and financial reporting of our results of operations. Techniques used by cyber criminals to obtain unauthorized access, disable or degrade services, or sabotage systems evolve frequently and may not immediately be detected, and we may be unable to implement adequate preventative measures.

Cybersecurity events may have cascading effects that unfold over time and result in additional costs, including costs associated with investigations, government enforcement actions, regulatory inquiries, fines and penalties, contractual claims, litigation, financial judgement or settlements in excess of insurance, disputes with insurance carriers concerning coverage and the availability of cyber insurance in the future, loss of clients’ trust, future business cancelations and other losses. Any client perception that our systems or the information system environments that we support for our clients are not sufficiently secure could result in a material loss of business and revenue and could damage our reputation and competitiveness.

We are dependent on the continued availability of third-party hosting and transmission services. Operational issues with, or changes to the costs of, our third-party data center providers could harm our business, reputation or results of operations.

We currently serve the majority of our platform functions from third-party data center hosting facilities, and we primarily use shared servers in such facilities. We are dependent on these third parties to provide continuous power, cooling, Internet connectivity and physical and technological security for our servers, and our operations depend, in part, on their ability to protect these facilities against any damage or interruption from natural disasters, such as earthquakes and hurricanes, power or telecommunication failures, criminal acts, and similar events. In the event that any of our third-party facilities arrangements are terminated, or if there is a lapse of service or damage to a facility, we could experience interruptions in our platform as well as delays and additional expenses in arranging new facilities and services.

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Any damage to, or failure of, the systems of our third-party providers could result in interruptions to our platform. Despite precautions taken at our data centers, the occurrence of spikes in usage volume, a natural disaster, such as an earthquake or hurricane, an act of terrorism, vandalism or sabotage, a decision to close a facility without adequate notice, or other unanticipated problems at a facility could result in lengthy interruptions in the availability of our platform. Even with current and planned disaster recovery arrangements, our business could be harmed. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors in turn could further reduce our revenue, subject us to liability and cause us to issue credits or cause customers to stop using our platform, any of which could materially and adversely affect our business.

We incur significant costs with our third-party data hosting services. If the costs for such services increase due to vendor consolidation, regulations, contract renegotiation, or otherwise, we may not be able to increase the fees for our products and services to cover the changes. As a result, our operating results may be significantly worse than forecasted.

If the non-proprietary technology, software, products and services that we use are unavailable, have future contractual terms we cannot agree to, or do not perform as we expect, our business, operating results and financial condition could be harmed.

We depend on various technology, software, products and services from third parties or available as open source, including for critical features and functionality of our platform and tools, payment processing, payroll and other professional services. Identifying, negotiating, complying with, and integrating with third-party terms and technology are complex, costly and time-consuming matters. Failure by third-party providers to maintain, support or secure their technology either generally or for our accounts specifically, or downtime, errors or defects in their products or services, could materially and adversely impact our platform, our administrative obligations or other areas of our business. Having to replace any third-party providers or their technology, products or services could result in outages or difficulties in our ability to provide our services.

We may not be able to find suitable software developers at an acceptable cost or at all.

We currently rely on certain key developers in the coding and maintenance of our software. We will continue to require such expertise in the future. Due to the demand for skilled software developers, we run the risk of not being able to find or retain suitable and qualified personnel at an acceptable price, or at all. Without these developers, we may not be able to further develop and maintain our software, which may materially affect our service offerings and in our business operations.

RISKS RELATED TO GOVERNMENT REGULATIONS

Changes in legislative, judicial, regulatory, or cultural environments relating to information collection, use and processing may limit our ability to collect, use and process data. Such developments could cause revenue to decline, increase the cost of data, reduce the availability of data and adversely affect the demand for our products and services.

We receive, store and process certain personal information about voters and other data from and about our clients, employees, and service providers. Our handling of this data is subject to a wide variety of federal, state, and foreign laws and regulations and is subject to regulations by various government authorities and consumer actions. Our data handling is also subject to contractual obligations and may be deemed to be subject to industry standards.

The U.S. federal and various state and foreign governments have adopted or proposed laws relating to the collection, disclosure, processing, use, storage and security of data relating to individuals and households, including the use of contact information and other data for marketing, advertising and other communications with individuals and businesses. In the U.S., various laws and regulations apply to the collection, disclosure, processing, use, storage and security of certain types of data. Additionally, the FTC, many state attorneys general, and many courts are interpreting federal and state consumer protection laws as imposing standards for the collection, disclosure, process, use, storage and security of data. The regulatory framework for data privacy issues worldwide is complex, continually evolving and often conflicting, and is likely to remain uncertain for the foreseeable future. The occurrence of unanticipated events often rapidly drives the adoption of legislation or regulation affecting the use, collection or other processing of data and the manner in which we conduct our business. As a result, further restrictions could be placed upon the collection, disclosure, processing, use, storage and security of information, which could result in a material increase in the cost of obtaining certain kinds of data and could limit the ways in which we may collect, disclose, process, use, store or secure information.

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U.S. federal and state legislatures, along with federal regulatory authorities, have recently increased their focus on matters concerning the collection and use of consumer data, including relating to interest- based advertising, or the use of data to draw inferences about a user’s interests and deliver relevant advertising to that user, and similar or related practices, such as cross-device data collection and aggregation, and steps taken to de-identify personal data and to use and distribute the resulting data, including for purposes of personalization and the targeting of advertisements. In the U.S., non-sensitive consumer data generally may be used under current rules and regulations, subject to certain restrictions, including relating to transparency and affirmative “opt-out” rights of the collection or use of such data in certain instances. To the extent additional opt-out rights are made available in the U.S., additional regulations are imposed, or if an “opt-in” model were to be adopted, less data would be available, the cost of data and compliance would be higher, or we could be required to modify our data processing practices and policies. For example, California recently enacted legislation, the California Consumer Privacy Act (“CCPA”), that became operative on January 1, 2020, and came under California Attorney General enforcement on July 1, 2020. The CCPA requires covered companies to, among other things, provide new disclosures to California consumers and grant such consumers a new right to opt-out of “sales” of personal information, a concept that is defined broadly. The CCPA is also subject to regulations issued by the California Attorney General, which were finalized and became effective in August 2020. The California Privacy Rights and Enforcement Act (“CPRA”), which was passed as a ballot initiative in November 2020 and came into effect on January 1, 2023, expanded upon the CCPA and, among other things, created new categories of personal information with additional protections, created new data subject rights such as a right of correction, created a new state rulemaking and enforcement agency for the CPRA, and expanded potential liability for violations. The CPRA also gives California consumers a new right to opt-out of “sharing” consumer data, which is defined to include any data transfer for the purpose of cross-context behavioral advertising. Other states—Colorado, Connecticut, Iowa, Oregon, Montana, Utah, Virginia, and Texas —have enacted similar comprehensive privacy laws containing similar opt-out rights. It remains unclear how aspects of the CCPA (as amended by the CPRA), its implementing regulations, or the current and pending laws in other states will be interpreted. We cannot yet fully predict the impact of these laws on our business or operations, but it or future federal or state laws or regulations (particularly any regulations using an “opt-in” model or imposing “universal” or automated opt-out rights) could require us or our clients to modify data processing practices and policies and to incur substantial costs and expenses in an effort to comply. Decreased availability and increased costs of information and costs of compliance could adversely affect our ability to meet our clients’ expectations and requirements and could result in decreased revenue. In addition, we may be required to comply with various other state privacy laws as they are written and enacted, if and when applicable.

We are also bound by other contractual obligations related to data privacy and security, and our efforts to comply with such obligations may not be successful. We publish privacy policies, marketing materials, and other statements concerning data privacy and security. Regulators in the United States are increasingly scrutinizing these statements, and if these are found to be deficient, lacking in transparency, deceptive, unfair, misleading, or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators, or other adverse consequences.

Because the interpretation and application of privacy and data protection laws, regulations and standards are uncertain, it is possible that these laws, regulations and standards may be interpreted and applied in manners that are, or are asserted to be, inconsistent with our data management practices or the technological features of our products and services. If so, in addition to the possibility of fines, investigations, lawsuits and other claims and proceedings, it may be necessary or desirable for us to fundamentally change our business activities and practices or modify our products and services, which could have an adverse effect on our business. We may be unable to make such changes or modifications in a commercially reasonable manner or at all. Any inability to adequately address privacy concerns, even if unfounded, or any actual or perceived failure to comply with applicable privacy or data protection laws, regulations, standards or policies, could result in additional cost and liability to us, damage our reputation, inhibit sales and harm our business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, standards and policies that are applicable to the businesses of our customers may limit the use and adoption of, and reduce the overall demand for, our platform. Privacy concerns, whether valid or not valid, may inhibit market adoption of our platform particularly in certain industries and foreign countries.

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Adapting our business to and complying with the CCPA and other U.S. state privacy laws and could continue to involve substantial expense and may cause us to divert resources from other aspects of our operations, all of which may adversely affect our business. We cannot control or predict the pace or effectiveness of such adaptation, and we cannot currently predict the impact such changes may have on our business. Any upcoming and evolving laws and regulations around data privacy could result in increased operating expenses or increase our exposure to the risk of litigation or regulatory inquiries or proceedings.

We are subject to regulation with respect to political campaign activities, which lacks clarity and uniformity.

We are subject to regulation with respect to political campaign activities, which are governed by various federal laws enforced by the Federal Election Commission (“FEC”) as well as state and local laws. These regulations govern matters ranging from advertisement disclaimers to financial reporting requirements, and their application to modern digital communications can be unclear. In some jurisdictions, we may determine not to facilitate voter contact due to uncertainty around applicable regulation and potential burdens of compliance, and we may be forced to suspend operations in response to new or evolving regulations. The lack of uniformity across jurisdictions and increasing compliance requirements around political campaigning and advertising may increase our operating and compliance costs and subject us to potential liability from regulatory agencies.

Our ability to verify the funding sources of our clients is structurally limited, and we may inadvertently provide services to clients funded by foreign nationals, sanctioned persons, or other prohibited sources.

We provide services to a diverse client base that includes political organizations, trade associations, and nonprofit entities, and our ability to identify the ultimate source of funds used to pay for our services is structurally limited. Certain nonprofit organizations, such as 501(c)(4) social welfare organizations and 501(c)(6) trade associations, are permitted under applicable law to engage in advocacy and political activities without publicly disclosing their donors. Registered political committees that are required to disclose donors to the Federal Election Commission do so on a periodic, retrospective basis (typically monthly or quarterly), so we frequently provide services and recognize revenue prior to the relevant disclosures. These structural limitations may prevent us from detecting funding flows from sanctioned persons or foreign nationals routed through nonprofit entities, single-purpose entities or other intermediate vehicles. If U.S. authorities or private litigants determine that we facilitated communications funded directly or indirectly by foreign nationals, sanctioned persons, or other prohibited sources, we could be subject to civil and criminal penalties under the Federal Election Campaign Act, the U.S. economic and trade sanctions administered by the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury, the Bank Secrecy Act, the Foreign Agents Registration Act (FARA), and analogous state and local laws, and could face regulatory inquiries, related-party transaction restatement risk, or reputational harm.

Our business is dependent on text messaging and voice communication channels, and our access to these channels could be limited by regulatory or industry actions, including from mobile network operators or designers of mobile operating systems.

Our RoboCent business is dependent on our ability to send high volumes of political communications, primarily through text messages and voice broadcasts, to voters on behalf of our clients. Mobile network operators and intermediary service providers can, and often do, implement network-level measures that may block, delay, or otherwise restrict the delivery of these communications. These filtering criteria are not publicly disclosed, may change without notice, and may be based on network-wide signals outside our control. We have previously experienced instances of carrier-level filtering, throttling, or blocking of messages that were sent or attempted to be sent through our platform. Future actions by these third parties to block our clients’ messages, impose additional fees, or otherwise limit our access to their networks could harm our business and ability to effectively serve our clients.

Communications that we distribute on our platform are subject to regulations from the U.S. Federal Communications Commission (“FCC”) and the Telephone Consumer Protection Act (“TCPA”). While our peer-to-peer (P2P) text messaging platform is designed to be compliant with current FCC regulations, it is not aligned with certain best practices established by the Cellular Telecommunications Industry Association (“CTIA”), a wireless industry trade association. Because mobile carriers often adopt CTIA guidelines as the basis for their network filtering policies, messages sent via our platform may be subject to filtering or blocking, which reduces deliverability and can result in increased per-message costs, including the potential imposition of penalty fees. Carriers and messaging intermediaries apply filtering criteria that are not publicly disclosed, may change without notice, and may be based on network-wide signals outside our control, and we are dependent on our messaging service providers to seek review or reversal of carrier filtering decisions. If carriers further align their network policies with CTIA guidelines or preferences, we may be required to transition our clients to different messaging solutions that could be more costly and less effective, which would adversely affect our business, or we may be required to undertake additional efforts to ensure that messages are delivered, which would increase our operating expenses. Additionally, changes to mobile operating systems that affect how text messages are received and displayed on user’s devices may decrease the visibility of messages sent using our platform, which would adversely affect demand for our services.

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We currently utilize third-party service providers for the delivery of text messages and voice broadcasts. If we were unable to use any one of our current service providers, alternate providers are available; however, we believe our revenue could be impacted for some period as we transition to new providers, and the new providers may be unable to provide equivalent or satisfactory services. Any disruption or restriction on the distribution of our communications, termination or disruption of our relationships with our third-party service providers or any increase in the associated costs, may be beyond our control and would adversely affect our business.

Individuals may claim our calling or text messaging services are subject to, and are not compliant with, the Telephone Consumer Protection Act or similar state laws.

Our clients may use our platform to place various SMS/MMS messages and calls to potential voters. There are a number of federal and state statutes and regulations that govern certain of these telecommunications, including the TCPA, the Telemarketing Sales Rule (“TSR”), and various state laws similar in scope to the TCPA and TSR. The FCC and the FTC have responsibility for regulating various aspects of some of the TCPA, TSR and other federal laws. For calls and texts for telemarketing purposes, the TCPA requires callers to obtain prior express written consent from the call recipient and to adhere to “do-not-call” registry requirements which, in part, mandate that callers maintain and regularly update lists of consumers who have chosen not to be called and restrict calls to consumers who are on the national do-not-call list. Florida, Oklahoma and other states also have mini-TCPA and other similar consumer protection laws regulating calls and texts directed to their residents. As currently construed, the TCPA does not distinguish between voice and data, and, as such, text and SMS/MMS messages are also “calls” for the purpose of TCPA (and, in some cases, state mini-TCPA) obligations and restrictions.

For violations of the TCPA, the law provides for a private right of action under which a plaintiff may recover monetary damages of $500 for each call or text made in violation of the prohibitions on certain calls made using an artificial or pre-recorded voice or an automatic telephone dialing systems and certain calls made to numbers properly registered on the federal “do-not-call” list. A court may treble the $500 amount upon a finding of a willful or knowing violation. There is no statutory cap on maximum aggregate exposure (although some courts have applied constitutional limits on excessive penalties in TCPA class actions). An action may be brought by the FCC, a state attorney general, an individual, or a class of individuals. As with the TCPA, Florida’s mini-TCPA, for example, restricts certain calls and calls and texts made using an automated system to Florida residents without prior consent, allows a plaintiff to obtain $500 for each call or text made in violation of its prohibitions, and permits a court to treble the $500 amount for willful or knowing violations of the statute.

The TCPA, TSR, mini-TCPA laws and other similar state laws are subject to interpretations that may change. We regularly evaluate how they may apply to our business and operate a P2P messaging system that we believe fully complies with the FCC’s interpretation of the TCPA. The FCC, FTC, a state attorney general or other regulator, or a court, however, may disagree with our interpretation of these laws and conclude that we are not in compliance and impose damages, civil penalties and other consequences upon us as a result. Determination by a court or regulatory agency that our services did not comply may also invalidate all or portions of some of our client contracts, could require us to change or terminate some portions of our business, could require us to refund portions of our services fees, and could have an adverse effect on our business. Further, we could be subject to putative class action lawsuits alleging violations of the TCPA, state mini-TCPA laws and other similar state laws. Our call and SMS/MMS messaging services are potential sources of risk for class action lawsuits and liability for us. Numerous class-action suits under federal and state laws have been filed in recent years against companies who conduct call and SMS/MMS messaging programs, with many resulting in multi-million- dollar settlements to the plaintiffs. Even an unsuccessful challenge by consumers or regulatory authorities of our activities could result in adverse publicity and could require a costly response from us.

If in the future we are found to have violated such laws in a class action, the amount of damages and potential liability could be extensive and adversely impact our business. Accordingly, were such a class certified or if we are unable to successfully defend such a suit, then the damages could have a material adverse effect on our results of operations and financial condition.

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Artificial intelligence (“AI”) presents risks and challenges that can impact our business, including by posing security risks to our confidential information, proprietary information and personal data.

Issues in the development and use of artificial intelligence, combined with an uncertain regulatory environment, may result in reputational harm, liability or other adverse consequences to our business operations. As with many technological innovations, AI presents risks and challenges that could impact our business. We or our clients currently incorporate AI technologies into certain of our products, and we may continue to adopt and integrate AI, including generative AI, into our products in the future for specific use cases. If we, our vendors, or our third-party partners experience an actual or perceived data breach or cybersecurity incident because of the use of generative AI, we may lose valuable intellectual property, personal data and/or confidential information, and our reputation and the public perception of the effectiveness of our security measures could be harmed. Further, bad actors around the world use increasingly sophisticated methods, including the use of AI, to engage in illegal activities involving the theft and misuse of personal information, confidential information, and intellectual property. Any of these outcomes could damage our reputation, subject us to legal liability, result in the loss of valuable property and information, and adversely impact our business.

The rapid evolution of AI will require the application of significant resources to design, develop, test and maintain such systems to help ensure that AI is implemented in accordance with applicable law and regulation and in a socially responsible manner and to minimize any real or perceived unintended harmful impacts. The use of certain AI technologies can also give rise to intellectual property risks, including by disclosing or otherwise compromising our confidential or proprietary intellectual property, or by undermining our ability to assert or defend ownership rights in intellectual property created with the assistance of AI tools. Our vendors may in turn incorporate AI tools into their offerings, and the providers of these AI tools may not meet existing or rapidly evolving regulatory or industry standards, including with respect to privacy and data security.

A growing number of legislators and regulators are adopting laws and regulations and have focused enforcement efforts on the adoption of AI and the use of such technologies in compliance with ethical standards and societal expectations. These developments may increase our compliance burden and costs in connection with the use of AI and lead to legal liability if we fail to meet evolving legal standards or if use of such technologies results in harms or other causes of action we did not predict. For example, several states, including Colorado and California, passed laws that will take effect in 2026 to regulate various uses of AI, including to make consequential decisions. In addition, various federal regulators have issued guidance and focused enforcement efforts on the use of AI in regulated sectors. If we develop or use AI systems governed by these laws or regulations, we will need to meet higher standards of data quality, transparency, monitoring and human oversight, and we would need to adhere to specific and potentially burdensome and costly ethical, accountability, and administrative requirements, with the potential for significant enforcement or litigation in the event of any perceived non-compliance. Any of these effects could damage our reputation, result in the loss of valuable property and information, cause us to breach applicable laws and regulations, and adversely impact our business.

In addition, our competitive position could be harmed if we fail to adopt and integrate AI effectively into our operations and product offerings. Misjudging the convergence of AI with our business needs may lead to inefficiencies or obsolescence of our services or products. Additionally, AI systems can present risks of unintended bias, errors, or regulatory compliance challenges that could affect our reputation and legal standing. For example, creating or implementing AI-enabled products may contain errors or inadequacies that are not easily detectable may result in these products not operating properly or as we expect them to. If the recommendations, analyses or other content incorporated into or produced by such products are (or are perceived to be) deficient, biased or inaccurate, we could be subject to competitive harm, potential legal liability and brand or reputational harm. Our future success will depend, in part, on our ability to leverage AI responsibly and effectively.

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We are subject to a complex and evolving body of state and federal laws regulating AI-generated content in political communications, the application of which to our services and our clients’ communications is uncertain.

Federal and state lawmakers and regulators have enacted, and are considering enacting, laws and regulations targeting the creation, dissemination and disclosure of AI-generated content, with particular emphasis on political communications and ‘deepfake’ content distributed in connection with elections. Examples include the Federal Election Commission’s enforcement guidance regarding AI-generated content in federal election communications, state laws in California, Florida, Michigan, Minnesota, New York, Texas, Washington and other states regulating AI-generated political content (some of which are subject to ongoing constitutional litigation), and private platform policies adopted by major social media platforms with respect to political AI content. These laws are typically directed at the speakers responsible for the content of communications and at platforms that exercise editorial control, but may, in their application or amendment, impose direct obligations on infrastructure providers like us, may create due-diligence obligations with respect to the AI-generated nature of our clients’ content, or may give rise to claims that we facilitated unlawful communications. Compliance with these laws, defending against claims, or modifying our platforms to verify the AI-generated nature of communications could materially adversely affect our business, financial condition and results of operations.

RISKS RELATED TO ANY POTENTIAL BITCOIN STRATEGY AND HOLDINGS

Our Board of Directors has authorized a bitcoin accumulation strategy that we may or may not implement, and any future implementation of the strategy would expose us to the price volatility, regulatory uncertainty, and operational complexity associated with holding digital assets.

In September 2025, our Board of Directors authorized a bitcoin accumulation strategy permitting us to hold a portion of our liquid assets in bitcoin. As of the date of this prospectus, we have not purchased any bitcoin. The Board of Directors may revise or terminate the authorization at any time without further announcement, and we have not committed any specific portion of our balance sheet or operating cash flows to this strategy. If we do implement the strategy in the future, we would be exposed to the significant price volatility of bitcoin, which could result in material gains or losses recognized in our net income under ASU 2023-08 (Intangibles—Goodwill and Other—Crypto Assets, effective for fiscal years beginning after December 15, 2024) and to substantial commercial, regulatory and technical uncertainties associated with bitcoin and the broader digital-assets market. These uncertainties include the possibility of new or evolving federal or state laws, regulatory enforcement, custodial and operational risks, security and theft risks, and reputational risks associated with the broader digital-assets industry. Our public disclosure of the Board’s authorization may also create investor expectations of future bitcoin acquisition that we may not meet, which could adversely affect the trading price of our Common Stock.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin.

It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and bitcoin specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of bitcoin, as well as our ability to hold or transact in bitcoin, and in turn adversely affect the price of our securities.

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The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a store of value or means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the Bitcoin blockchain, a variety of technical factors related to the Bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Actions by U.S. banking regulators have in the past resulted in or contributed to reductions in access to banking services for bitcoin-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. The liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

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Use Of Proceeds

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Securityholders. All net proceeds from the sale of Common Stock covered by this prospectus will go to the Selling Securityholders. We will pay certain expenses associated with the registration of the shares of Common Stock offered hereby. We expect that the Selling Securityholders will sell their shares of Common Stock as described under “Plan of Distribution.”

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Market for Our Common Stock And Dividend POLICY

There is currently no public trading market for our Common Stock, and our Common Stock is not currently listed on any exchange. Our long-term strategy includes a plan to list our Common Stock on Nasdaq. To satisfy the initial listing requirements of Nasdaq, we must, among other requirements, have a minimum of $15,000,000 in market value of unrestricted securities. Our Common Stock will not be eligible for listing on Nasdaq until we satisfy Nasdaq’s initial listing requirements. We have reserved the ticker symbol “GOTV” with Nasdaq and have submitted an application for listing on Nasdaq. There can be no assurance that our Nasdaq listing application will be approved in a timely fashion, or at all, and unless and until we complete a Public Listing, the Selling Securityholders may only sell the shares of Common Stock covered by this prospectus from time to time in privately negotiated transactions at prices and on terms agreed upon between the Selling Securityholders and purchasers.

Dividend Policy

Since our reorganization in June 2025, we have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates, which may not occur.

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Management’s Discussion And Analysis Of

Financial Condition And Results Of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to provide a reader of our financial statements with a narrative from the perspective of our management on our financial condition, results of operations, liquidity, and certain other factors that may affect our future results. The information set forth below should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus. Unless stated otherwise, references in this section to “us,” “we,” “our,” or our “Company” and similar terms refer to FullPAC, Inc., a Nevada corporation, or the historical results of RoboCent, Inc., a Virginia corporation and our wholly owned subsidiary.

Overview

FullPAC operates as a technology infrastructure and communications provider that equips political campaigns, advocacy groups, non-profit organizations, governmental entities, and corporate issuers with an integrated suite of targeted outreach tools. Our fundamental operational mission is to foster active participation in the democratic process and facilitate free political speech. We seek to achieve this by providing our clients with the capabilities necessary to deliver targeted, legally compliant, and highly effective messaging at scale, thereby bridging the communication gap between organizations and the constituencies they seek to engage.

We operate an end-to-end communications ecosystem that functions as a comprehensive outreach infrastructure for our clients. We established our historical market presence primarily through the facilitation of peer-to-peer (“P2P”) text messaging for political campaigns, and we continue to scale our operations to meet the diverse communication needs an organization may face during critical periods of constituent engagement. Whether a client’s objective is mobilizing voters for a federal general election, gathering grassroots support for a local ballot measure, distributing official municipal civic alerts, or securing retail shareholder participation for a corporate proxy vote, we believe our platforms provide the underlying architecture to execute these campaigns effectively.

Spending on elections in the United States has increased significantly. According to data from OpenSecrets, the average winner of a federal legislative election in 1990 spent $407,556 on their campaign for the House and $3,870,621 on their campaign for the Senate. By 2010, when the Supreme Court’s ruling in Citizens United v. FEC changed the landscape of campaign finance, the average spend for a winning congressional campaign had roughly tripled, with House winners spending an average of $1,439,997 and Senate winners spending an average of $9,782,702 on their campaigns. The numbers increased seven-fold by 2022, when the average House winner spent $2,789,859 and the average Senate winner spent $26,525,065 on their campaigns. According to OpenSecrets, on an inflation-adjusted basis, total expenditures on presidential and congressional elections increased from $5.6 billion in 2000 to $18.3 billion in 2020.

The foregoing figures represent only federal political spending in the U.S. and exclude spending by campaigns for public offices at the state, county, city, or district level, all of which have become increasingly contested as the perceived stakes of elections continue to grow. Besides races for office, political organizations have increased their spending to influence public opinion. According to OpenSecrets, more than $1 billion was spent to support or oppose ballot measures placed directly before voters in 2022, with 27 different ballot measures generating at least $5 million each in spending. Additionally, outside spending in connection with races for office has increased with the proliferation of super PACs and other issue-oriented organizations. Any organization that wants to connect with voters where such communication relates to an election or political issue represents a potential client for our services.

We expect to benefit from the increasing hyper-politicization of American politics and deepening political divide. We believe there is a shrinking pool of voters that can be persuaded by either of the two main political parties. While FullPAC’s services are regularly utilized to reach undecided voters, it is not what generates the majority of our revenue. In recent years, leading candidates within both main political parties in the United States have increasingly adopted base politics, which often involves sending sensationalized communications to supporters and members of their own political party to elicit emotional reactions. We believe that this strategy is highly effective at driving voter turnout, generating donations, raising awareness, and shaping the narrative of key events amongst a candidate’s supporters, and that we are positioned to significantly benefit from a trend that regularly involves messaging outreach campaigns to a significant portion of the electorate.

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Recent Developments

December 2025 Private Placement; January 2026 Private Placement; April 2026 Private Placements; Founder Share Sale

On December 19, 2025, we issued and sold in a private placement an aggregate of 40,000 shares of Common Stock at a purchase price of $5.00 per share to one investor pursuant to the December 2025 Purchase Agreement, for aggregate gross proceeds of $200,000 (the “December 2025 Private Placement”).

On January 6, 2026, we issued and sold in a private placement an aggregate of 160,000 shares of Common Stock at a purchase price of $5.00 per share to the same investor pursuant to the January 2026 Purchase Agreement, for aggregate gross proceeds of $800,000 (the “January 2026 Private Placement”).

We used the net proceeds of the December 2025 Private Placement and the January 2026 Private Placement for general corporate purposes, including working capital.

On April 24, 2026, we issued and sold in a private placement an aggregate of 519,258 shares of Common Stock at a purchase price of $5.00 per share to certain accredited investors pursuant to the April 2026 Purchase Agreements, for aggregate gross proceeds of approximately $2.6 million (the “April 2026 Private Placements”). We used the proceeds from the April 2026 Private Placements for working capital and to begin redeeming the Seed Notes. No commissions or finder’s fees were paid in connection with the April 2026 Private Placements.

In connection with the April 2026 Private Placements, Mr. Trawick sold an aggregate of 3,196,737 shares of the Company’s Common Stock to the same accredited investors that were purchasers in the April 2026 Private Placements. The purchase price per share in the Founder Share Sale was $0.10, and Mr. Trawick received gross proceeds of approximately $320,000. The Company was not a party to the Founder Share Sale and did not receive any proceeds from the sale of shares by Mr. Trawick. The Founder Share Sale closed concurrently with the April 2026 Private Placements.

Dawson James Securities, Inc. (“Dawson James”) agreed to waive its role as placement agent solely in connection with the April 2026 Private Placements and the Founder Share Sale. Additionally, the Company and Dawson James agreed to waive the existing lock-up agreement with Mr. Trawick solely with respect to the shares of Common Stock sold by Mr. Trawick in the Founder Share Sale.

Pursuant to the stock purchase agreements for the April 2026 Private Placements and the Founder Share Sale, the Company has agreed that it will not allow its Common Stock to commence trading on a national securities exchange until a registration statement covering the resale of the shares of Common Stock sold in both the April 2026 Private Placements and the Founder Share Sale has been declared effective by the Securities and Exchange Commission.

The Company will not receive any proceeds from any resale of shares pursuant to this registration statement. The shares of Common Stock issued in the December 2025 Private Placement and the January 2026 Private Placement are also being registered for resale under the registration statement of which this prospectus forms a part pursuant to registration covenants in the December 2025 Purchase Agreement and the January 2026 Purchase Agreement.

Working Capital Financing

On February 11, 2026, we entered into a revolving Business Line of Credit Agreement with Headway Capital, LLC, with a credit limit of $100,000 at a variable APR (initially 75.05%) and a 2.00% advance fee per draw (the “Headway Agreement”). The Headway Agreement is secured by substantially all assets of the Company and was personally guaranteed by Mr. Trawick. As of June 30, 2026, the outstanding advanced balance on the Headway Agreement was $88,811.

On February 11, 2026, the Company, RoboCent, Advocacy Lab LLC, and GOVT, Inc., on a joint and several basis, entered into an agreement with Pristine Capital Partners LLC pursuant to which we sold $151,900 of future receivables for a purchase price of $110,000, for net proceeds to the Company of $100,000 after a $10,000 origination fee (the “Pristine Agreement”). The Pristine Agreement is secured by substantially all assets of the Company and its subsidiaries and was personally guaranteed by Mr. Trawick. As of June 30, 2026, the outstanding advanced balance on the Pristine Agreement was $50,850.

On March 10, 2026, the Company entered into a Future Receipts Sale Agreement with Forward Financing LLC, a Delaware limited liability company (the “Forward Financing Agreement”), pursuant to which the Company sold $139,000 of future receipts to Forward Financing for a purchase price of $100,000, for net proceeds to the Company of $97,000 after a $3,000 origination fee. Forward Financing collects 3% of the Company’s future receipts each month via weekly payments of $3,475, continuing until the earlier of (i) Forward Financing’s receipt of the full $139,000 Amount Sold or (ii) three years from the Effective Date. The Forward Financing Agreement includes an Early Delivery Discount Addendum that gives the Company the option, on stated dates between the 30th and 300th day following the Effective Date, to satisfy its obligations by paying cumulative amounts ranging from $121,000 to $137,000. Mr. Trawick signed the Forward Financing Agreement as Principal and provided a guarantee of the Company’s performance of certain operational covenants under the Forward Financing Agreement. As of June 30, 2026, the outstanding balance on the Forward Financing Agreement was $76,350.

Redemption of Senior Secured Notes (Seed Notes)

As of June 30, 2026, we have redeemed certain of the Seed Notes with aggregate principal of $512,866 and accrued interest of $45,406, using proceeds from Private Placements and our ongoing Regulation A Offering. In connection with closing the April 2026 Private Placements, the Company triggered equity financings with total gross proceeds to the Company of not less than $2,500,000, including but not limited to, in an offering consummated pursuant to Regulation A (a “Qualified Financing”). Certain holders of the Seed Notes executed an amendment and subordination agreement to their Seed Note subordinating their right to receive a pro rata portion of the redemption amount payable upon a Qualified Financing. As of June 30, 2026, the cash paid in connection with such redemptions exceeded the aggregate principal and accrued interest of the redeemed Seed Notes by $2,288,208 (the “Qualified Financing Redemption Amount”), which excess amount is characterized as a “loss on settlement” in our consolidated financial statements. During the period ended June 30, 2026, the Company recognized additional loss on settlement on the outstanding notes of $799,785 in relation to aggregate amount of redemption payments that could be made under Section 2(a) of the note agreements as a result of the Qualified Financing completed during the second quarter of 2026. As of June 30, 2026, the outstanding principal balance and accrued interest on the Seed Notes was $737,134 and $94,844, respectively. For a description of the terms of the Seed Notes, including the Qualified Financing and Qualified Financing Redemption, see “Management’s Discussion and Analysis – Dependence on Guarantees and Loans from our Chief Executive Officer – Senior Secured Notes (Seed Notes)”.

Acquisition of Advocacy Lab; Subsequent Termination of Employment Agreements

On September 29, 2025, and effective as of October 1, 2025, we entered into a Membership Interest Purchase Agreement with the members of Advocacy Lab, pursuant to which we acquired 100% of the membership interests of Advocacy Lab for aggregate gross cash consideration of $45,000 (the “Advocacy Lab Acquisition”). In connection with the Advocacy Lab Acquisition, we entered into employment agreements (together, the “AL Employment Agreements”) with each of the founders and previous members of Advocacy Lab (together, the “AL Founders”), effective as of October 1, 2025. The AL Employment Agreements entitled each of the AL Founders to receive a signing bonus of $75,000 and a base salary of $110,000 per annum, payable in cash, as well as customary benefits, including participation in the Company’s healthcare and retirement plans. The AL Employment Agreements also provided that the AL Founders earned, in the aggregate, a percentage of all revenues generated by Advocacy Lab based on the following tiers, with a cap on such Earn Out Payments of $5.35 million in the aggregate: (i) for $0 to $1 million in revenue, 50% to the AL Founders, (ii) for $1 million to $2.5 million in revenue, 40% to the AL Founders, (iii) for $2.5 million to $5 million in revenue, 30% to the AL Founders, (iv) for $5 million to $10 million in revenue, 20% to the AL Founders, (v) for $10 million to $20 million in revenue, 10% to the AL Founders, and (vi) for $20 million to $50 million in revenue, 5% to the AL Founders. The AL Employment Agreements provided that no further Earn Out Payments would be owed upon the earlier of (i) October 1, 2035, (ii) the receipt by the AL Founders of $5,350,000 in aggregate Earn Out Payments, or (iii) with respect to either AL Founder, their resignation or termination of employment for any reason, with or without cause.

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Additionally, for any current existing users of Advocacy Lab that become customers of RoboCent, the AL Founders received a commission of equal to 25% of the revenue generated from such customer accounts. For any future RoboCent customers sourced through Advocacy Lab, the AL Founders were entitled to receive a 2% commission, with such commission to continue until the earlier of (i) October 1, 2035, (ii) the receipt of $2.5 million by the AL Founders in aggregate commission, or (iii) with respect to either of the AL Founders, their resignation or termination of employment for any reason, with or without cause.

Effective December 15, 2025, both of the AL Founders resigned from employment with the Company, which terminated our obligation to pay commission or Earn Out Payments to either AL Founder subsequent to such date. The resignation of the AL Founders does not otherwise affect the Advocacy Lab Acquisition or our right to the technology and intellectual property of Advocacy Lab.

Bitcoin Strategy

In September 2025, our Board of Directors formally authorized a bitcoin accumulation strategy, permitting the Company to hold a portion of its liquid assets in bitcoin. However, as of the date of this prospectus, the Company has not purchased any bitcoin and does not currently anticipate deploying operational cash flows toward cryptocurrency acquisitions in the near term. Management’s present strategy is to reinvest operational cash flows and financing proceeds directly into product development, platform expansion, and operational growth. The Board of Directors may revise or terminate the authorization at any time without further announcement.

Stripe Capital Loans

On October 7, 2025, RoboCent entered into a Loan Agreement with Stripe Servicing, Inc. and Celtic Bank pursuant to the Stripe Capital Program with a loan amount of $123,400 and a fixed fee of $12,957, for a total repayment amount of $136,357 (the “First Stripe Capital Loan”). The First Stripe Capital Loan was secured by substantially all of RoboCent’s assets and was repaid by withholding 25% of client payments processed through the Stripe payment processing platform, subject to minimum payments of $15,151 every 60 days. We completed repayment on the First Stripe Capital Loan on December 11, 2025.

On December 11, 2025, RoboCent entered into a second Loan Agreement with Stripe Servicing, Inc. and Celtic Bank pursuant to the Stripe Capital Program with a loan amount of $153,500 and a fixed fee of $14,736, for a total repayment amount of $168,236 (the “Second Stripe Capital Loan”), on substantially the same terms as the First Stripe Capital Loan except for a minimum payment of $18,693 every 60 days. We completed repayment on the Second Stripe Capital Loan on March 11, 2026.

On March 11, 2026, RoboCent entered into a third Loan Agreement with Stripe Servicing, Inc. and Celtic Bank pursuant to the Stripe Capital Program with a loan amount of $229,100 and a fixed fee of $27,492, for a total repayment amount of $256,592 (the “Third Stripe Capital Loan”). The Third Stripe Capital Loan is repaid by withholding 22% of client payments processed through the Stripe payment processing platform, subject to minimum payments of $28,511 every 60 days. We may repay the outstanding balance of the Third Stripe Capital Loan in full or in part at any time without penalty. The Third Stripe Loan was retired in full on June 24, 2026.

On June 24, 2026, RoboCent entered into a fourth Loan Agreement with Stripe Servicing, Inc. and Celtic Bank pursuant to the Stripe Capital Program with a loan amount of $250,000 and a fixed fee of $30,000, for a total repayment amount of $280,000 (the “Fourth Stripe Capital Loan”). The Fourth Stripe Capital Loan is secured by substantially all of RoboCent’s assets and is repaid by withholding 15.1% of client payments processed through the Stripe payment processing platform, subject to minimum payments of $31,111.12 every 60 days. A portion of the proceeds of the Fourth Stripe Capital Loan was used to repay the remaining balance of the Third Stripe Capital Loan in full on June 24, 2026, resulting in net proceeds to RoboCent of approximately $173,562.

On February 6, 2026, Advocacy Lab LLC entered into a Loan Agreement with Stripe Servicing, Inc. and Celtic Bank pursuant to the Stripe Capital Program with a loan amount of $23,300 and a fixed fee of $3,378, for a total repayment amount of $26,678 (the “Advocacy Lab Stripe Capital Loan”). The Advocacy Lab Stripe Capital Loan is repaid by withholding 30% of merchant receivables processed through the Stripe payment processing platform, and matures at the earlier of payoff or eighteen months from origination. As of June 30, 2026, Advocacy Lab LLC had an outstanding balance of $14,371 on the Advocacy Lab Stripe Capital Loan.

OnDeck Term Loan

On October 17, 2025, RoboCent entered into a Term Loan Agreement with ODK Capital, LLC with a loan amount of $200,000 and a fixed cost of capital of $63,800 (the “OnDeck Term Loan”). The OnDeck Term Loan has an 18-month term and is scheduled to be repaid in 78 weekly payments of $3,382.05. The OnDeck Term Loan is secured by a blanket lien on substantially all of the assets of RoboCent and is guaranteed by Travis Trawick, our Chief Executive Officer. If we repay the OnDeck Term Loan in whole prior to its maturity, the remaining interest expense shall be reduced by 25%. During the year ended December 31, 2025, the Company made payments in the amount of $25,641 and $8,180 on the principal and interest, respectively, of the OnDeck Term Loan, leaving an outstanding principal balance of $229,979 as of December 31, 2025. During the period ended June 30, 2026, the Company made payments in the amount of $87,958 on the principal and interest. As of June 30, 2026, the outstanding principal balance was $142,021.

Govtext Asset Purchase

On January 5, 2026, FullPAC and its wholly-owned subsidiary GOVT, Inc. entered into an asset purchase agreement with Govtext, LLC and Elnatan Rudolph (together, the “Sellers”) to purchase certain assets of the Sellers related to their constituent-outreach business (“Govtext”). The Company agreed to pay $30,000 in cash to the Sellers. In connection with the acquisition, the Company also entered into an Independent Referral Partner Agreement with Mr. Rudolph (the “Partner Agreement”). The Partner Agreement has a term of approximately ten years but is cancellable by either party on 30 days’ notice. Under the Partner Agreement, Mr. Rudolph may earn commissions based on gross proceeds from certain legacy accounts of the acquired assets. All compensation under the Partner Agreement ends upon termination of the agreement. The Company accounted for the transaction as an asset acquisition under ASC 805.

Sixtyfour MSA

In June 2026, we entered into a master services agreement with Sixtyfour AI, Inc. (the “Sixtyfour MSA”) in connection with the launch of GOTV Intel, our candidate-research offering. Under the Sixtyfour MSA, we pay a platform fee of $27,500 per month for a monthly allotment of research credits, with a total non-cancelable minimum commitment of $495,000 over the initial term. During the term, Sixtyfour has agreed not to provide its services to political entities (as defined in the Sixtyfour MSA) other than through the Company, subject to specified carve-outs, and will refer inbound political-entity prospects to us in exchange for a commission of 10% of our margin on such referred accounts. GOTV Intel launched in June 2026 and has not yet generated material revenue.

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Related-Party Financing

In March 2026, Isaac Dietrich, our Chief Financial Officer and a member of our Board of Directors, made a short-term, unsecured, non-interest-bearing loan to the Company in the principal amount of $14,980. The Company repaid the loan in full in cash in April 2026. Our Board of Directors approved the loan and determined that its terms were more favorable to the Company than terms that would have been available from an unrelated party. See “Certain Relationships and Related Person Transactions—Short-Term Loan from Isaac Dietrich.”

In April 2026, Travis Trawick, our Founder, Chief Executive Officer, Chairman, and a member of our Board of Directors, made a short-term, unsecured, non-interest-bearing loan to the Company in the principal amount of $4,700, of which $4,000 had been advanced beginning in February 2026. The Company repaid the loan in full in cash in May 2026. Our Board of Directors approved the loan and determined that its terms were more favorable to the Company than those available from third parties. On July 24, 2026, Travis Trawick, our Founder, Chief Executive Officer and Chairman, made an unsecured loan of $75,000 to RoboCent evidenced by a promissory note bearing interest at 0% per annum, with all principal due on December 31, 2026 and prepayable without penalty.

Related-Party Consulting Arrangement. On April 14, 2026, the Company entered into a Consulting Agreement with Trey Trawick, an immediate family member of our Chief Executive Officer, for AI consulting services at a rate of $5,000 per month, and on April 18, 2026, the Company granted Mr. Trey Trawick a restricted stock award for 10,000 shares from the Founders Share Plan in connection with services rendered. See “Certain Relationships and Related Person Transactions—Consulting and Equity Arrangements with Trey Trawick.”

Cash Bonus to Daniel Flowers. In April 2026, the Company paid Mr. Flowers, our Chief Technology Officer and Chief Operations Officer, a cash bonus of $35,911.12 to offset tax liabilities arising from prior equity grants and in recognition of substantial additional work in connection with the 2026 Pollies Conference. See “Certain Relationships and Related Person Transactions—Cash Bonus to Daniel Flowers.”

Results of Operations

Three Months Ended June 30, 2026, Compared to the Three Months Ended June 30, 2025

The following is a comparison of our results of operations for the three months ended June 30, 2026 and 2025:

	Three Months Ended June 30,
	2026	2025	Change

Revenue	$937,873	$184,882	$752,991
Cost of revenue	341,187	41,256	299,931
Gross profit	596,686	143,626	453,060

Operating Expenses
General and administrative	299,863	56,715	243,148
Research and development	699,485	19,345	680,140
Depreciation and amortization	16,610	100	16,510
Advertising and marketing	167,613	18,288	149,325
Legal and professional	69,660	217,487	(147,827)
Total operating expenses	1,253,231	311,935	941,296

Operating (loss)	(656,545)	(168,309)	(488,236)

Other expense
Loss on settlement of senior secured notes	(2,574,481)	-	(2,574,481)
Interest expense	(111,118)	(4,479)	(106,639)
Net (loss)	$(3,342,144)	(172,788)	(3,169,356)

Revenue

We had revenue of $937,873 for the three months ended June 30, 2026, as compared to $184,882 for the three months ended June 30, 2025. The increase in revenue of $423,041 was primarily due to growth in the client base and volume on the GOTV Platform.

Cost of Revenue

Cost of revenue increased by $299,931 for the three months ended June 30, 2026, as compared to the three months ended June 30, 2025. The change was primarily due to growth in the client base and volume on the GOTV Platform.

Operating Expenses

General and administrative expenses increased by $243,148 for the three months ended June 30, 2026, as compared to the three months ended June 30, 2025. The change was primarily due to significant growth in the size and scale of the Company. Advertising and marketing expenses increased $149,325 primarily due to the growth in the Company’s client base described above. Legal and professional fees decreased $147,827 due to timing of consulting service rendered. Research and development increased by $680,140 due to expansion of the Company’s operations.

Other Expense

Interest expense increased by $106,639 for the three months ended June 30, 2026, as compared to the three months ended June 30, 2025. The change was primarily due to an increase in debt notes and current liabilities. The Company also recognized a loss of $2,574,481 associated with the redemption of certain senior secured notes payable during the three months ended June 30, 2026.

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Six Months Ended June 30, 2026, Compared to the Six Months Ended June 30, 2025

The following is a comparison of our results of operations for the six months ended June 30, 2026 and 2025:

	Six Months Ended June 30,
	2026	2025	Change

Revenue	$1,286,389	$233,875	$1,052,514
Cost of revenue	483,069	87,264	395,805
Gross profit	803,320	146,611	656,709

Operating Expenses
General and administrative	1,523,781	116,995	1,406,786
Research and development	743,151	24,188	718,963
Depreciation and amortization	34,209	402	33,807
Advertising and marketing	544,560	30,709	513,851
Legal and professional	232,466	219,248	13,218
Total operating expenses	3,078,167	391,542	2,686,625

Operating (loss)	(2,274,847)	(244,931)	(2,029,916)

Other expense
Loss on settlement of senior secured notes	(3,087,993)	-	(3,087,993)
Interest expense	(240,708)	(7,047)	(233,661)
Net (loss)	$(5,603,548)	(251,978)	(5,351,570)

Revenue

We had revenue of $1,286,389 for the six months ended June 30, 2026, as compared to $233,875 for the six months ended June 30, 2025. The increase in revenue of $1,052,514 was primarily due to growth in the client base and volume on the GOTV Platform.

Cost of Revenue

Cost of revenue increased by $483,069 for the six months ended June 30, 2026, as compared to the six months ended June 30, 2025. The change was primarily due to growth in the client base and volume on the GOTV Platform.

Operating Expenses

General and administrative expenses increased by $1,406,786 for the six months ended June 30, 2026, as compared to the six months ended June 30, 2025. The change was primarily due to significant growth in the size and scale of the Company. Advertising and marketing expenses increased $513,851 primarily due to the growth in the Company’s client base described above. Legal and professional fees increased $13,218 due to expansion of the Company’s operations. Research and development increased by $718,963 due to expansion of the Company’s operations.

Other Expense

Interest expense increased by $233,661 for the six months ended June 30, 2026, as compared to the six months ended June 30, 2025. The change was primarily due to an increase in debt notes and current liabilities. The Company also recognized a loss of $3,087,993 associated with the redemption of certain senior secured notes payable during the six months ended June 30, 2026.

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Fiscal Year Ended December 31, 2025, Compared to the Fiscal Year Ended December 31, 2024

The following is a comparison of our results of operations for the years ended December 31, 2025, and 2024:

	Years Ended December 31,
	2025	2024	Change

Revenue	$1,455,884	$881,051	$574,833
Cost of revenue	696,758	399,404	297,354
Gross profit	759,126	481,647	277,479

Operating Expenses
General and administrative	1,520,027	203,925	1,316,102
Research and development	381,418	48,230	333,188
Depreciation and amortization	21,400	55,286	(33,886)
Advertising and marketing	268,380	56,318	212,062
Legal and professional	378,025	25,311	352,714
Total operating expenses	2,569,250	389,070	2,180,180

Operating income (loss)	(1,810,124)	92,577	(1,902,701)

Other expense
Interest expense	(123,652)	(16,479)	(107,173)
Other income	7,877	-	7,877
Total other income (expenses)	(115,775)	(16,479)	(99,296)

Net income (loss) before income tax	(1,925,899)	76,098	(2,001,997)

Income tax benefit (provision)	2,107	(2,991)	5,098

Net income (loss)	$(1,923,792)	$73,107	$(1,996,899)

Revenue

We had revenue of $1,455,884 for the year ended December 31, 2025, as compared to $881,051 for 2024. The increase in revenue of $574,833 was mainly due to an increased number of sales and operational personnel, which enabled us to work with a greater number of clients and more than offset the effects of reduced electoral activity.

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Cost of Revenue

The increase in cost of revenue of $297,354 for the year ended December 31, 2025, compared to 2024, was mainly due to the increase in our volume of messaging campaigns during the 2025 election cycle.

Operating Expenses

The increase in general and administrative expenses of $1,316,102 for the year ended December 31, 2025 compared to 2024 was due to our increased operations in the 2025 election cycle and expenses related to filing our Form 1-A Offering Statement, qualifying our Regulation A Offering, and preparing for our anticipated public listing. Research and development expenses increased by $333,188 as we expanded internal AI-driven development of our client platform. Depreciation and amortization decreased by $33,886.

Interest Expense

Interest expense increased by $107,173 for the year ended December 31, 2025 as compared to 2024. The increase is mainly due to the Senior Secured Notes the Company entered into during the year ended December 31, 2025, the Stripe Capital Loans, and the OnDeck Term Loan.

Other Income

Other income increased by $7,877 for the year ended December 31, 2025, as compared to 2024. The increase is mainly due to credit card point redemptions and other miscellaneous income items.

Income taxes

We had a state income tax benefit of $2,107 during the year ended December 31, 2025, as compared to an income tax expense of $2,991 for 2024. The income tax is related to pass-through entity taxes in the state of Virginia where RoboCent is incorporated.

Liquidity and Capital Resources

Seasonality and Cyclicality

Our revenue is tied to the United States electoral calendar and is cyclical, with demand generally higher in election years than in off-cycle years. We generally expect higher activity in the periods leading up to federal and state elections, and lower activity in off-cycle periods. As a result, our financial performance may vary widely from quarter to quarter, and periods of lower political activity may result in reduced operating margins. Our operating-team build-out began in the second half of 2025. Period-over-period comparisons spanning that build-out therefore reflect both the growth of the business and electoral cyclicality, and do not isolate either effect. Historical trends may not be indicative of future results.

Liquidity and Capital Resources

Overview

As of June 30, 2026, we had cash and cash equivalents of $146,087 and a working capital deficit of $2,139,964.

Going Concern

Through June 2025, our primary source of capital was cash generated from sales. Beginning in June 2025, RoboCent issued the Seed Notes described in Note 3, and our 2025 Regulation A Offering, which commenced closings in December 2025, was our first sale of equity to outside investors. Since June 2025, we have also relied on working-capital financing arrangements to fund operating costs that have increased substantially as we have expanded our operations and prepared to become a public reporting company. Our recurring losses, negative working capital position, and limited cash resources raise substantial doubt about our ability to continue as a going concern. To address these conditions, we have continued our ongoing Regulation A Offering, completed the April 2026 Private Placements, and entered into the working-capital financing arrangements. See Note 2 and the risk factor titled “Our financial statements have been prepared on a going concern basis” in our Registration Statement on Form S-1, as amended on July 29, 2026.

Our anticipated sources of liquidity include cash on hand, proceeds from our ongoing Regulation A Offering, proceeds from any additional equity financings we may undertake prior to a listing of our Common Stock, financing under the Stripe Capital Program and our other financing arrangements, and cash generated from operations. Our sources of short-term liquidity have also included non-interest-bearing loans from our Chief Executive Officer, including the $75,000 note issued on July 24, 2026. There can be no assurance that we will obtain additional financing on acceptable terms, or at all.

Our largest use of cash during the six months ended June 30, 2026 was the redemption of Seed Notes. We redeemed Seed Notes for aggregate cash payments of $2,849,441, consisting of $512,866 of principal, $48,368 of accrued interest, and $2,288,208 of redemption premium, funded from the proceeds of the April 2026 Private Placements and from our ongoing Regulation A Offering. Accordingly, a substantial portion of the capital we raised during the period was applied to retire existing indebtedness rather than retained to fund operations.

Our known material cash requirements include the non-cancelable minimum of $495,000 over the initial term of the GOTV Intel master services agreement, scheduled payments under our financing arrangements, the remaining monthly installments of $3,125 payable through August 11, 2028 under the escrow arrangement for the acquisition of the gotv.com domain, of which $69,004 was outstanding at June 30, 2026, and the Seed Notes maturing on December 31, 2026.

Indebtedness. As of June 30, 2026, our aggregate outstanding indebtedness and financing obligations consisting of the following:

Facility	Counterparty	Outstanding at June 30, 2026
Fourth Stripe Capital Loan	Stripe Servicing, Inc. / Celtic Bank	$280,000
Advocacy Lab Stripe Capital Loan	Stripe Servicing, Inc. / Celtic Bank	14,371
OnDeck Term Loan	ODK Capital, LLC	142,021
Headway Capital line of credit	Headway Capital, LLC	83,367
Pristine Capital Partners agreement	Pristine Capital Partners LLC	60,525
Forward Financing agreement	Forward Financing LLC	89,655
Seed Notes, including accrued interest thereon	Holders of the Seed Notes (issued by RoboCent, Inc.)	1,536,919
Total		$2,206,858

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Certain of these facilities are personally guaranteed by our Chief Executive Officer, and the Pristine Capital Partners agreement is joint and several among us and three of our subsidiaries.

Contractual maturities. Of our aggregate outstanding indebtedness and financing obligations at June 30, 2026, $1,926,858 is scheduled to be repaid within the twelve months following that date and $280,000 thereafter. The Seed Notes mature on December 31, 2026. The Fourth Stripe Capital Loan and the Advocacy Lab Stripe Capital Loan are repaid through withholding on client and merchant receipts, subject to stated minimum payments per 60-day period. The OnDeck Term Loan amortizes in weekly payments over its 18-month term. The Forward Financing agreement is collected through weekly payments to the earlier of full delivery or three years. The Headway Capital line of credit is a revolving facility with no stated maturity, and its credit limit and available capacity may be reduced or terminated by the lender in its sole discretion.

Cost and mix of capital. We had no outstanding borrowing facilities during the six months ended June 30, 2025. As of June 30, 2026 we had six outstanding facilities in addition to the Seed Notes. Interest expense was $240,708 for the six months ended June 30, 2026, compared to $7,047 for the corresponding period of 2025, and included $145,084 of debt-discount amortization. We expect our interest and financing costs to remain elevated relative to the comparative periods.

Dependence on Guarantees and Loans from our Chief Executive Officer

Certain of our financing arrangements are personally guaranteed by Travis Trawick, our Chief Executive Officer, and our short-term liquidity has also included non-interest-bearing loans from him. We have no agreement obligating Mr. Trawick to provide any guarantee or loan in the future, and we cannot determine whether financing on comparable terms would be available to us without his participation.

The following is a summary of our cash flows from operating, investing, and financing activities for the six months ended June 30, 2026 and 2025:

	Six Months Ended June 30,
	2026	2025
Cash used in operating activities	$(1,650,186)	$(51,947)
Cash used in investing activities	(30,879)	(17,440)
Cash provided by financing activities	1,787,745	69,244
Net change in cash	$106,680	$(144)

Cash used in operating activities

Net cash used in operating activities was $1,650,186 for the six months ended June 30, 2026, as compared to $51,947 for the six months ended June 30, 2025. The cash used in operating activities for the six months ended June 30, 2026 primarily reflected building a book of business expected to be monetized through the 2026 midterm elections.

Cash used in investing activities

Net cash used in investing activities was $30,879 and $17,440 for the six months ended June 30, 2026 and 2025, respectively, and primarily related to development costs for improvements to our platform and the purchase of property, plant, and equipment.

Cash provided by financing activities

Net cash provided by financing activities was $1,787,745 for the six months ended June 30, 2026, as compared to $69,244 provided by financing activities for the six months ended June 30, 2025. The financing activities for the six months ended June 30, 2026 primarily reflected proceeds from sales of Common Stock in the Company’s Regulation A Offering, offset by settlement of Seed Notes.

Overview

As of December 31, 2025, we had cash and cash equivalents of $39,407 and we had a working capital deficit of $1,520,347. Until June 2025, our primary source of capital was historically cash generated from sales.

Going Concern

Our consolidated financial statements as of and for the year ended December 31, 2025, have been prepared assuming we will continue as a going concern. As discussed in Note 2 to our consolidated financial statements, our recurring losses, negative working capital position, and limited cash resources raise substantial doubt about our ability to continue as a going concern. To address these conditions, since year-end we have continued the Regulation A Offering, completed the April 2026 Private Placements and Founder Share Sale, and entered into multiple working capital financing arrangements. We will continue to evaluate additional financing alternatives. There can be no assurance that we will obtain additional financing on acceptable terms, or at all. See Note 2 to our consolidated financial statements and the Risk Factor titled “Our financial statements have been prepared on a going concern basis, and substantial doubt exists about our ability to continue as a going concern.”

Our anticipated sources of liquidity include cash on hand, proceeds from our ongoing Regulation A Offering, proceeds from any additional equity financings we may undertake prior to a Public Listing, working-capital financing under the Stripe Capital Program and our other financing arrangements, and cash generated from operations. As of June 30, 2026, we had aggregate outstanding indebtedness and financing obligations of approximately $2,206,858. We expect to satisfy these obligations in the near term through operating receipts, the per-transaction withholding and receivables-delivery mechanics of the Stripe Capital Program loans and our receivables-sale arrangements, and proceeds of our Regulation A Offering and other financing activities.

Sources of Liquidity

Our principal sources of liquidity during the year ended December 31, 2025 and the six months ended June 30, 2026, have been (i) cash generated from operations, (ii) the Regulation A Offering, (iii) the December 2025 Private Placement, January 2026 Private Placement, and April 2026 Private Placements (and the concurrent Founder Share Sale, in the case of the April 2026 transaction), (iv) the Seed Notes, and (v) various working capital financing arrangements (including the Stripe Capital Loans, the OnDeck Term Loan, the Headway Agreement, the Pristine Agreement, and the Forward Financing Agreement, each as defined and described under “—Recent Developments”).

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Regulation A Offering

On December 8, 2025, our offering circular on Form 1-A, as amended (File No. 024-12661) was qualified by the SEC (the “Offering Circular”), pursuant to which we may raise up to $50 million through the offering and sale of shares of our Common Stock at a price per share of $5.00 under Tier 2 of Regulation A+ (the “Regulation A Offering”). As of July 10, 2026, we have sold an aggregate of 296,542 shares of Common Stock for aggregate net proceeds of $1,280,168 pursuant to the Regulation A Offering. We have used the net proceeds for general corporate purposes, including working capital and to begin redeeming the Seed Notes.

Senior Secured Notes (Seed Notes)

From June 2025 through September 2025, RoboCent issued the Seed Notes, generating aggregate gross proceeds to the Company of approximately $1.19 million. The Seed Notes mature on December 31, 2026, bear interest at 15% per year, were issued with a 5% original issue discount and are secured by a first-priority lien on substantially all of the assets of RoboCent. The proceeds from the Seed Notes are being used to expand the Company’s product offerings and to fund general corporate operations, including expenses associated with the Regulation A Offering. The Seed Notes are subject to a mandatory redemption upon a Qualified Financing. In the event we enter into a Qualified Financing, we shall apply 50% of the proceeds from such Qualified Financing to redeem the Seed Notes (a “Qualified Financing Redemption”). The cash redemption amount payable to each holder in connection with such Qualified Financing Redemption shall be equal to the product of (I) our post-money valuation following such Qualified Financing and (II) the quotient of (x) the outstanding note balance of the Seed Note held by such holder on the date of such Qualified Financing Redemption and (y) the lower of (i) the product of 0.8 and the post-money valuation of the Company following such Qualified Financing and (ii) $7 million (such amount redeemed, the “Qualified Financing Redemption Amount”); provided, however, that the Qualified Financing Redemption Amount paid to any holder shall not be greater than 500% of the outstanding note balance of the Seed Note held by such holder on the date of such Qualified Financing Redemption. The Company determined the above calculation for redemption, which produces a redemption premium significantly in excess of amounts outstanding under the Seed Notes, is important to (i) compensate the initial investors, which were primarily family and friends of the Company’s executive officers, for their elevated risk investment in the start of the Company, (ii) provide holders of the Seed Notes with a return that reflects the increase in the Company’s value between time of initial investment and the consummation of a Qualified Financing, and (iii) help provide bridge financing to fund the Company’s offering statement.

Certain of our executive officers (or their immediate family members) and other investors purchased the Seed Notes. The Seed Notes issued to our executive officers (or their immediate family members) are identical in their terms to the Seed Notes issued to other investors, and our executive officers (and their immediate family members) do not receive any extra or special benefit in connection with the Seed Notes held by them. See “Certain Relationships and Related Person Transactions—Seed Notes.” Each of our executive officers (or their immediate family members) who are holders of the Seed Notes, along with certain other holders, have executed an amendment and subordination agreement with the Company (the “Amendment and Subordination Agreement”) to effectively subordinate, as to the sequence and priority of payment, to the prior repayment in full of the Seed Notes held by holders that did not execute such agreement. For the avoidance of doubt, the Seed Notes do not grant the holders any equity, conversion rights, or ownership in the Company or RoboCent. The Seed Notes and any accrued and unpaid interest are due and payable in the event of a change of control of the Company or RoboCent.

Under Section 2(a) of the Seed Notes, the aggregate redemption payments that could become payable in respect of the Seed Notes outstanding as of June 30, 2026 would not exceed approximately $4,159,890, representing 500% of the aggregate outstanding note balance of the Seed Notes as of that date, which consisted of $737,134 of principal and $94,844 of accrued interest across all Seed Notes. This amount is a contractual maximum and is not currently due or payable. The Company’s obligation to make redemption payments arises only upon a Qualified Financing and is limited to 50% of the net proceeds of such Qualified Financing. Funding the full $4,159,890 would require the Company to receive approximately $8.32 million of additional net proceeds from the Regulation A Offering or another Qualified Financing, and there can be no assurance that the Company will receive any such proceeds.

In connection with the closing of the April 2026 Private Placements, the Company’s equity financings, consisting of the Private Placements and the Regulation A Offering, had generated total gross proceeds of not less than $2,500,000, and the Company accordingly had a Qualified Financing as of April 24, 2026. The Company was therefore required to apply approximately $2,228,471, representing 50% of the $4,456,942 of aggregate net proceeds received from that Qualified Financing through June 30, 2026, toward redemption of the Seed Notes on a pro rata basis among holders of the Seed Notes. The Seed Notes redeemed during the period were those held by holders who concurrently subscribed for shares of Common Stock in the Regulation A Offering or a concurrent private placement, and the Seed Notes held by holders that executed the Amendment and Subordination Agreement are subordinated, as to the sequence and priority of payment, to the prior repayment in full of the Seed Notes held by holders that did not execute such agreement. Accordingly, the redemption payments made during the period did not correspond to the pro rata amounts that would have been payable to holders that did not execute an Amendment and Subordination Agreement. During the three months ended June 30, 2026, the Company recognized an additional loss of $799,785, representing the aggregate pro rata redemption amounts that would have been payable under Section 2(a) to holders that did not execute an Amendment and Subordination Agreement and that remained unpaid as of June 30, 2026.

As of June 30, 2026, we have redeemed certain Seed Notes with aggregate principal of $512,866 and accrued interest of $45,406, using proceeds from a Qualified Financing consisting of the Private Placements and the Regulation A Offering. The Seed Notes selected for redemption were those held by holders who concurrently subscribed for shares of Common Stock at $5.00 per share in the Company’s Regulation A Offering or in a concurrent private placement. The Company’s purpose in agreeing to those redemptions was to convert the Seed Notes into equity capital at the price at which the Company was then offering its Common Stock. The cash amount paid in each redemption was determined by applying the redemption-amount formula set forth in the Seed Notes, or in certain cases a negotiated amount below the amount that formula would produce.

The following is a summary of our cash flows from operating, investing, and financing activities for the years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
Cash provided by (used in) operating activities	$(1,435,919)	$97,121
Cash used in investing activities	(79,788)	(66,329)
Cash provided by financing activities	1,406,746	64,975
Net change in cash	$(108,961)	$95,767

Cash provided by operating activities

Net cash used in operating activities was $1,435,919 for the year ended December 31, 2025, as compared to net cash provided by operating activities of $97,121 for the year ended December 31, 2024. Net cash used in operating activities for the year ended December 31, 2025, primarily consisted of stock-based compensation, payments made for operating activities, and amortization expense.

Cash used in investing activities

Net cash used in investing activities was $79,788 and $66,329 for the years ended December 31, 2025, and 2024, respectively, and primarily included the purchase of an intangible asset of $45,000 in an acquisition, and other intangible assets acquired for cash of $31,312, and payments for purchase of property, plant, and equipment and development costs for improvements to our platform.

Cash provided by (used in) financing activities

Net cash provided by financing activities was $1,406,746 and $64,975 for the years ended December 31, 2025, and 2024, respectively. The financing activities for the year ended December 31, 2025, included a total of financing proceeds of $1,667,376, payments on debt in the amount of $273,196, proceeds from Common Stock issuance of $36,470, and dividend distributions of $17,259 to RoboCent’s sole shareholder. The financing activities for the year ended December 31, 2024, included $150,000 in proceeds from note payable issuance and $10,025 in dividend distributions to RoboCent’s sole shareholder.

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Critical Accounting Policies and Use of Estimates

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, software capitalization and amortization. Actual results may differ from these estimates.

Revenue Recognition

We had revenue of $1,455,884 and $881,051 for the years ended December 31, 2025, and 2024, respectively.

We primarily generate revenue by facilitating the sending of communications for political organizations, including text messages and automated calls. We recognize revenue when services are realized or realizable and earned, less estimated credit losses. The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price. Our contracts do not include multiple performance obligations or material variable consideration. Upon effectiveness of our acquisition of Advocacy Lab, the Company also began generating monthly recurring subscription revenue for access to its platform. As of December 31, 2025, and 2024, we had a contract liability of $0 and $0, respectively, for services customers had paid for and we had not yet delivered.

Capitalized Software Development Costs

We capitalize certain costs related to the development and enhancement of the RoboCent platform. In accordance with authoritative guidance, including ASC 350-40, we began to capitalize these costs when the technological feasibility was established and preliminary development efforts were successfully completed, management had authorized and committed project funding, it was probable that the project would be completed, and the software would be used as intended. Such costs are amortized when placed in service, on a straight-line basis over the estimated useful life of the related asset, generally estimated to be three years. Costs incurred prior to meeting these criteria together with costs incurred for training and maintenance are expensed as incurred and recorded in product development expenses on our statements of operations. Costs incurred for enhancements that were expected to result in additional features or functionality that would generate additional revenue are capitalized and expensed over the estimated useful life of the enhancements, generally three years. The Company does not capitalize any testing or maintenance costs. The accounting for these capitalized software costs requires us to make significant judgments, assumptions and estimates related to the timing and amount of recognized capitalized software development costs.

Known Trends, Events and Uncertainties

We subject to risks and uncertainties common to companies in our industry, including but not limited to, the cyclical nature of our business being closely tied to the political election calendar in the United States, the cyclical nature of spending in months leading up to primary and general elections, competition with other peer companies in our industry, dependence on key personnel, protection of proprietary technology, compliance with government regulations across jurisdictions, adaptation to changing technologies and methods for voter outreach, adaptation to changing laws governing elections and voter outreach, and the ability to secure additional capital to fund operations. Additionally, changes to U.S. policy implemented by the U.S. Congress, the executive branch, or judicial decisions have impacted and may in the future impact, among other things, the U.S. and global economy, tariffs, international trade relations, unemployment, immigration, healthcare, taxation, the U.S. regulatory environment, inflation and other areas. Although we cannot predict the impact, if any, of these changes to our business, they could adversely affect our business.

Recent Accounting Pronouncements

For a summary of our recent accounting policies, please refer to Note 2, Summary of Significant Accounting Policies and Supplemental Disclosures, of the accompanying notes to the consolidated financial statements.

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Business

Overview

FullPAC operates as a technology infrastructure and communications provider that equips political campaigns, advocacy groups, non-profit organizations, governmental entities, and corporate issuers with an integrated suite of targeted outreach tools. Our fundamental operational mission is to foster active participation in the democratic process and facilitate free political speech. We seek to achieve this by providing our clients with the capabilities necessary to deliver targeted, legally compliant, and highly effective messaging at scale, thereby bridging the communication gap between organizations and the constituencies they seek to engage.

We operate an end-to-end communications ecosystem that functions as a comprehensive outreach infrastructure for our clients. We established our historical market presence primarily through the facilitation of peer-to-peer (“P2P”) text messaging for political campaigns, and we continue to scale our operations to meet the diverse communication needs an organization may face during critical periods of constituent engagement. Whether a client’s objective is mobilizing voters for a federal general election, gathering grassroots support for a local ballot measure, distributing official municipal civic alerts, or securing retail shareholder participation for a corporate proxy vote, we believe our platforms provide the underlying architecture to execute these campaigns effectively.

Corporate Structure and Subsidiaries

To effectively segment our operations, manage our distinct service verticals, and target specific markets, the Company operates through the following legally distinct, wholly owned subsidiaries:

●	RoboCent, Inc.: RoboCent is our historical predecessor and flagship operating entity. Following the formation of FullPAC in June 2025, the Company completed a reorganization in which RoboCent became a wholly owned subsidiary. RoboCent operates our core P2P text messaging and voice broadcasting platforms. It provides clients with comprehensive tools for contact list management, message delivery, and real-time engagement reporting, enabling high-volume outreach across the political spectrum.
●	Advocacy Lab LLC: Advocacy Lab is a Michigan limited liability company acquired by the Company in September 2025. This subsidiary serves as our specialized content generation platform. In the contemporary digital environment, campaigns must rapidly produce high volumes of tailored written and visual content to maintain voter engagement and respond to an evolving news cycle. Advocacy Lab provides the tools and specialized expertise necessary to generate this compelling messaging content at scale, which clients can subsequently deploy across their communication channels.
●	GOTV, Inc.: GOTV, Inc. is a Nevada corporation formed in November 2025 to act as our dedicated public opinion polling and survey division. This entity utilizes interactive voice response (“IVR”) and SMS-based survey technology to gather public sentiment. By deploying these tools, campaigns and organizations can collect data-driven insights to measure name recognition, test policy platforms, and inform their broader messaging and resource-allocation strategies.
●	GOVT, Inc.: GOVT, Inc. is a Nevada corporation formed in December 2025 to operate our government contracting vertical. This entity focuses strictly on non-partisan, official communications, providing secure and efficient channels for state and local municipalities, public agencies, and elected officials to broadcast civic updates, emergency alerts, and public service announcements directly to their residents.

Industry Overview and Market Opportunities

The Institutionalization of Political Spending

The U.S. political campaign industry has experienced significant, sustained growth over the past decade. We believe this growth was substantially catalyzed by the U.S. Supreme Court’s 2010 decision in Citizens United v. Federal Election Commission, which permitted independent political expenditures by corporations and labor unions, leading to a proliferation of political action committees (“PACs”) and independent issue-advocacy organizations. According to data from OpenSecrets, total expenditures on U.S. presidential and congressional elections increased from approximately $5.6 billion in the 2000 election cycle to $18.3 billion in the 2020 cycle, on an inflation-adjusted basis. This influx of capital has transformed modern campaigns into sophisticated, data-driven operations. Consequently, we believe these organizations increasingly demand professional-caliber, scalable infrastructure providers capable of executing national outreach strategies reliably, moving away from historically fragmented and region-centric consulting firms.

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Scale and Materiality of Down-Ballot Races

While high-profile federal elections generate significant visibility, the Company maintains a substantial and scaling presence in “down-ballot” races, which represent a highly material segment of our addressable market. Down-ballot refers to elections for state and local offices that appear lower on a voter’s ballot, such as state legislators, county sheriffs, judges, and school board members. Across the United States, there are 289 statewide elected offices, 7,386 state legislative seats, and more than 90,000 municipal or special governmental units, each of which regularly involve either ballot initiatives or campaigns for a number of elected offices. In the current highly polarized political climate, local-level governance has become increasingly nationalized. Local elections and specialized ballot measures frequently attract national attention and significant outside funding. Because winning an election is a binary and objective outcome, well-financed campaigns at all levels are increasingly willing to allocate premium budgets to specialized service providers in an effort to secure an electoral victory.

Corporate Proxy and Shareholder Engagement

Beyond traditional political elections, our infrastructure maintains an established presence within the corporate governance sector. Publicly traded companies and investment funds are typically subject to corporate governance requirements that mandate shareholder approval for certain corporate actions, board elections, or merger transactions. Securing such approval requires attaining a quorum of voting shares and, subsequently, a sufficient number of affirmative votes. However, corporate issuers frequently encounter significant challenges in achieving these thresholds, largely due to historically low engagement and voting rates among retail shareholders. To address this structural apathy and ensure requisite participation, corporate issuers and their designated proxy solicitors increasingly utilize our direct outreach platforms to contact unvoted shareholders. This vertical allows us to apply our core competency—driving voter participation—to a substantial, non-political market, thereby diversifying our revenue base.

Corporate History

RoboCent was incorporated in the State of Delaware in January 2013 and reincorporated in the Commonwealth of Virginia in August 2016. In June 2025, the sole shareholder of RoboCent approved an Agreement and Plan of Merger with FullPAC. FullPAC was incorporated in the State of Nevada in June 2025. Pursuant to the Agreement and Plan of Merger, the sole shareholder of RoboCent received the same class and number of shares of stock in FullPAC as he previously held in RoboCent, FullPAC became the sole shareholder of RoboCent, and RoboCent became a wholly owned subsidiary of FullPAC. Our headquarters are located in Virginia Beach, Virginia.

Senior Secured Notes (Seed Notes)

From June 2025 through September 2025, RoboCent issued the Seed Notes, generating aggregate gross proceeds to the Company of approximately $1.19 million. The proceeds from the issuance of the Seed Notes are being used to expand the Company’s product offerings and to fund general corporate operations, including expenses associated with the Regulation A Offering. The Seed Notes are subject to mandatory redemption upon a Qualified Financing, and 50% of the net proceeds from a Qualified Financing will be used to redeem the Seed Notes on a pro rata basis until such time as all the Seed Notes have been redeemed. Each of our executive officers (or their immediate family members), along with certain other holders, have executed an amendment to their Seed Note subordinating their right to receive a pro rata portion of the redemption amount payable upon a Qualified Financing to the prior repayment in full of the Seed Notes held by holders that did not execute such amendment. The aggregate amount of redemption payments that could be made under Section 2(a) with respect to the non-related party Seed Notes outstanding as of June 30, 2026 is approximately $2,992,214, representing 500% of the aggregate Outstanding Note Balance of those Seed Notes as of that date, consisting of $532,017 of principal and $66,426 of accrued interest. The aggregate amount of redemption payments that could be made under Section 2(a) with respect to all Seed Notes outstanding as of that date, inclusive of Seed Notes held by related parties, is approximately $4,159,890. During the three months ended June 30, 2026, the Company recognized an additional loss of $799,785 related to required redemptions owed as a result of the Qualified Financing during the period. For a description of the terms of the Seed Notes, including Qualified Financing and Qualified Financing Redemption. See “Management’s Discussion and Analysis – Dependence on Guarantees and Loans from our Chief Executive Officer – Senior Secured Notes (Seed Notes)”.

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Acquisition of Advocacy Lab; Subsequent Termination of Employment Agreements

On September 29, 2025, and effective as of October 1, 2025, we entered into a Membership Interest Purchase Agreement with the members of Advocacy Lab, pursuant to which we acquired 100% of the membership interests of Advocacy Lab for aggregate gross cash consideration of $45,000 (the “Advocacy Lab Acquisition”). In connection with the Advocacy Lab Acquisition, we entered into employment agreements (together, the “AL Employment Agreements”) with each of the founders and previous members of Advocacy Lab (together, the “AL Founders”), effective as of October 1, 2025. Pursuant to the terms of the AL Employment Agreements, each of the AL Founders received a signing bonus of $75,000 and a base salary of $110,000 per annum, payable in cash, as well as customary benefits, including participation in the Company’s healthcare and retirement plans. The AL Employment Agreements also provided that the AL Founders earned, in the aggregate, a percentage of all revenues generated by Advocacy Lab based on the following tiers, with a cap on such Earn Out Payments of $5.35 million in the aggregate: (i) for $0 to $1 million in revenue, 50% to the AL Founders, (ii) for $1 million to $2.5 million in revenue, 40% to the AL Founders, (iii) for $2.5 million to $5 million in revenue, 30% to the AL Founders, (iv) for $5 million to $10 million in revenue, 20% to the AL Founders, (v) for $10 million to $20 million in revenue, 10% to the AL Founders, and (vi) for $20 million to $50 million in revenue, 5% to the AL Founders (collectively, the “Earn Out Payments”). The AL Employment Agreements provided that no further Earn Out Payments would be owed upon the earlier of (i) October 1, 2035, (ii) the receipt by the AL Founders of $5,350,000 in aggregate Earn Out Payments, or (iii) with respect to either AL Founder, their resignation or termination of employment for any reason, with or without cause.

Additionally, for any current existing users of Advocacy Lab that become customers of RoboCent, the AL Founders received a commission of equal to 25% of the revenue generated from such customer accounts. For any future RoboCent customers sourced through Advocacy Lab, the AL Founders were entitled to receive a 2% commission, with such commission to continue until the earlier of (i) October 1, 2035, (ii) the receipt of $2.5 million by the AL Founders in aggregate commission, or (iii) with respect to either AL Founder, their resignation or termination of employment for any reason, with or without cause.

Effective December 15, 2025, both of the AL Founders resigned from employment with the Company, which terminated our obligation to pay commission or Earn Out Payments to either AL Founder subsequent to such date. The resignation of the AL Founders does not otherwise affect the Advocacy Lab Acquisition or our right to the technology and intellectual property of Advocacy Lab.

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Principal Products and Services

We operate a multi-channel communications platform that supports political campaigns, advocacy organizations, and elected officials in reaching voters, supporters, and constituents. Our platform combines outreach channels with supporting data, research, and creative services, allowing our clients to design multi-touchpoint outreach programs and deliver targeted messages through the combinations of channels most likely to resonate with each audience segment. Clients can manage their outreach on a self-service basis through our client application or engage our team to handle execution end-to-end on a turnkey basis. Artificial intelligence capabilities are incorporated across our platform in functional areas that include message drafting and variant generation, response classification, voter audience scoring and segmentation, deliverability optimization, and processing of recorded voice responses.

Our principal products and services are:

●	Peer-to-Peer Messaging: SMS and MMS text messaging at scale, supporting templated and individualized communication, AI-assisted message drafting and variant generation, two-way response handling, and integration with voter data for audience segmentation. Our messaging platform supports both bulk delivery and individualized agent-delivered modes, allowing clients to launch outreach at high volume while managing replies through a single workflow. The platform is designed to operate within applicable federal and state telecommunications regulations and mobile carrier requirements, including the application-to-person (“A2P”) 10DLC framework administered by U.S. mobile carriers. Our operational competency in carrier vetting, campaign registration, and ongoing 10DLC compliance is a meaningful customer benefit, allowing clients to enter the messaging environment without independently building this expertise.
●	Voice Broadcasting: automated voice messaging delivered to landlines and mobile numbers, including pre-recorded messages, interactive voice response (“IVR”) trees, and live transfer calls that connect recipients directly with a campaign representative. Common use cases include candidate introductions, turnout reminders, fundraising calls, event notifications, endorsements, and rapid-response messaging in the closing days of an election cycle. Our voice services include AI-assisted processing and classification of recorded voice responses.
●	Direct Mail: coordinated direct mail programs that draw on the same voter data and segmentation logic used for our digital channels, allowing campaigns to align mailed communications with their broader outreach cadence and audience targeting. Direct mail is well-suited to demographic segments that are less responsive to digital outreach and to message formats that benefit from print delivery, such as endorsement summaries, candidate biographies, and policy briefs. Performance data from our other channels can inform targeting and timing of mail programs, and execution status is visible to clients alongside their other channels through our integrated reporting.
●	Voter Data and Micro-Targeting: access to comprehensive and regularly updated voter file data, including landline, mobile, and email contact information, voting history, party affiliation, and jurisdictional and demographic information. We procure voter data from third-party providers as the agent of our clients, with the client owning the procured data from the time of acquisition. Voter data is used by our clients for audience segmentation, list building, and targeting across the channels we offer, and is incorporated into our application’s AI-assisted segmentation and audience-scoring functionality.
●	Public Opinion Polling: operated through GOTV, Inc., our polling capabilities include IVR keypad polling, SMS-based polling, and other survey modalities, delivered through our channels to targeted demographics. Polling results are delivered to clients in real time and can be used to inform message testing, candidate name recognition measurement, issue sentiment analysis, and audience segmentation for downstream outreach. We use AI to assist in the classification and analysis of survey responses, particularly for open-ended sentiment data. While all public opinion polling inherently involves statistical variables and margins of error, these tools provide clients with rapid, cost-effective feedback regarding voter intent, name recognition, and policy sentiment without the high costs traditionally associated with live-caller polling.
●	Graphic Design and Creative Services: political creative production for campaigns and advocacy organizations, delivered through (i) Advocacy Lab, our subsidiary’s AI-assisted creative platform, which provides clients with a library of more than 500 customizable static and video templates inspired by high-performing political creative, an ad-copy analyzer and other AI-assisted content tools, and one-click integration with third-party design applications; and (ii) our internal creative team, which produces proprietary design work, including full website design and development for clients who require custom creative beyond template-based offerings. Creative produced through either path can be deployed directly through the corresponding channels on our platform.
●	Government Communications: operated through GOVT, Inc. (Govt.com), services to government clients, including elected officials at the federal, state, and local levels and municipalities. For federal and state elected officials, our services include franking-compliant constituent communications across messaging, voice, mail, and digital channels, with workflows designed to support the applicable franking and official-communications rules. For municipalities, our services include emergency and public-safety alerts, community notification programs, and constituent outreach.
●	Candidate and Opposition Research (GOTV Intel): Research reports and candidate-intelligence services, marketed under the GOTV brand, that provide campaigns and organizations with in-depth, source-cited research on candidates and public figures, including attribution mapping, public-record analysis, and ongoing monitoring subscriptions for the duration of a campaign or contest. GOTV Intel is delivered in partnership with Sixtyfour AI, Inc., whose research platform we access under a master services agreement that makes FullPAC the exclusive channel for negotiated engagements with political entities. Reports are delivered subject to contractual and policy restrictions on their use, and the offering was commercially launched in June 2026.

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The integration of these services within a single platform is a central element of our value proposition. Clients that engage us for one outreach service can adopt adjacent services using the same client application, audience data, and reporting infrastructure, allowing them to measure how their messages are reaching voters across channels and to expand the breadth of their outreach without re-onboarding to a new platform. We expect that a meaningful portion of our future revenue growth will be driven by clients that initially engage us for a single outreach service continuing to work with us across adjacent service lines as we expand the integration of our channels and broaden our platform capabilities.

Strategic Advantages

We believe our business model is differentiated by several key competitive strengths:

●	Neutral, Non-Partisan Infrastructure: A significant portion of the campaign services industry restricts its client base to a single political party or ideological movement. Conversely, FullPAC operates as a strictly non-partisan organization. We view our platform as foundational infrastructure—similar to general enterprise technology—whose sole purpose is to reliably transmit our clients’ communications. By operating without an ideological filter, we maximize our total addressable market and position the Company to service the entirety of the political spending ecosystem. To mitigate potential conflicts of interest and ensure the confidentiality of client strategies, we maintain stringent information barrier protocols, commonly referred to as “ethical walls.” When we service competing candidates in the same election, or entities legally prohibited from coordinating, this policy operationally segregates our personnel to ensure no confidential information or strategic data is shared across the wall.
●	Regulatory Expertise and Deliverability: The technical execution of large-scale P2P messaging has become highly regulated by both government agencies and private telecommunications consortiums. Candidates and organizations frequently possess the capital to fund outreach but lack the strategic and technical knowledge to execute it effectively in a compliant manner. We maintain a dedicated focus on compliance with mobile carrier frameworks, ensuring our clients’ messages are properly registered and vetted prior to transmission. We believe our deep familiarity with the political messaging landscape, combined with our strategic guidance on messaging cadences, supports high deliverability rates and mitigates compliance risks for our clients relative to generalist software providers or campaign consultants.
●	Client Lifecycle Retention: Cultivating client relationships at the local, down-ballot level is a core element of our ongoing growth strategy. While local campaigns generally operate with smaller initial budgets, they frequently serve as the foundational step in a politician’s career. We operate under the premise that cultivating brand loyalty and trust with a successful municipal or local candidate positions the Company favorably to be retained when that individual subsequently seeks higher-tier offices with more expensive electoral campaigns. Furthermore, because local races can unpredictably attract outsized funding, competing for a broad base of down-ballot clients ensures we maximize our opportunities to service high-spending campaigns.
●	Referral Partner Network: A critical component of our client acquisition strategy is our established referral partner network, which is designed to incentivize political consultants, marketing agencies, and strategy firms to utilize our platform on behalf of their clients. We provide our partners with a centralized, consultant-focused dashboard that enables them to streamline targeted messaging, manage multiple organizational accounts simultaneously, track client expenditures, and automatically receive commission payments. Our competitive commission structures currently provide partners with 10% of their direct clients’ platform expenditures, as well as an additional 2% of expenditures generated by any subsequent referral partners they introduce to our network. Management anticipates that expanding this referral network will allow the Company to scale its revenue-generating opportunities and capture additional market share without incurring the fixed labor costs and overhead typically associated with maintaining a traditional, large-scale direct sales force.

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●	Diversified Revenue Channels and Cyclicality Mitigation: Historically, political campaign spending has demonstrated significant cyclicality, typically concentrating in the months immediately preceding November general elections in even-numbered years. To mitigate the operational risks associated with this cyclicality, we leverage our distinct revenue channels to operate independently of the federal election calendar. The increasing length of modern campaign cycles, the continuous occurrence of off-cycle municipal elections and state-level ballot initiatives, our established presence in corporate proxy solicitation, and our government contracting vertical collectively serve to generate steady revenue during traditional non-election periods. Rather than operating as a highly seasonal entity, management views the Company’s business model as analogous to a large retail enterprise that maintains steady, sustainable baseline operations throughout the year, while remaining structurally positioned to capitalize heavily on a massive seasonal surge in activity.

Human Capital

As of June 30, 2026, our workforce consisted of 8 full-time employees, no part-time employees, and approximately 35 independent contractors located within the United States. A significant majority of our contractors serve as the human agents who individually transmit P2P messages for our clients. We also engage fewer than 10 contract personnel located internationally for supplementary software development and design services. To mitigate key person risk within our highly specialized industry, the Company has obtained a “key man” life insurance policy on our Chief Executive Officer, Travis Trawick, providing for a death benefit of $4,710,000. We consider our relationships with our employees and contractors to be good.

Technology and Operations

We operate a multi-channel communications platform that supports political campaigns, advocacy organizations, and elected officials in reaching voters, supporters, and constituents. Our platform combines outreach channels — including P2P messaging, voice, digital advertising, connected television, and direct mail — with supporting services such as voter data, polling, graphic design, website development, and constituent communications, allowing our clients to design multi-touchpoint outreach programs and deliver targeted messages through the combinations of channels most likely to resonate with each audience segment.

Our platform supports a range of engagement models. Clients may manage their outreach on a self-service basis, using our client application to send messages, manage replies, and coordinate campaign activities, or as a turnkey engagement, in which our team handles execution end-to-end on the client’s behalf. We continue to expand the range of services available for self-service use.

We use artificial intelligence across a range of operational and client-supporting functions. AI tools support certain internal workflows and are also incorporated into the operation of our client platform in functional areas that include message drafting and variant generation, response classification and routing, voter audience scoring and segmentation, deliverability optimization, and the processing of recorded voice responses. Certain of these capabilities operate as integrated features of our platform rather than as separately surfaced client tools. Through our Advocacy Lab subsidiary, we offer AI-assisted graphic-template generation for political and advocacy campaigns; this offering is currently delivered through a separate Advocacy Lab interface and is expected to be integrated with our principal client platform over time. In addition, our GOTV Intel research offering is delivered through the artificial-intelligence research platform of our third-party provider, Sixtyfour AI, Inc., which compiles source-cited research and generates analytical findings from public records and other lawfully available information; reports are delivered subject to contractual and policy restrictions on their use.

Our artificial-intelligence capabilities operate on data that our clients provide or that we procure on their behalf, together with data generated on our platform. These datasets principally consist of voter and constituent contact lists and related demographic fields supplied by clients or acquired from third-party voter-data vendors as the client’s agent, message content and response data generated in the course of client campaigns, and recorded voice responses processed for our clients. We do not train proprietary foundation models on this data; our AI features are built on a combination of proprietary software developed in-house and third-party artificial-intelligence models and services that we access under commercial licenses or usage-based terms. Like most software companies, we also incorporate open-source software components into our platform under the applicable open-source licenses.

We are continuing to develop additional AI-driven capabilities intended to expand the functionality of our client platform into a more comprehensive campaign workspace, with prototype development underway. We cannot predict when or whether any specific capability will be made generally available to clients, the extent of client adoption if released, the success of any such capability in achieving its intended results, or the impact on our business. Our development efforts in this area are subject to a range of technological, regulatory, competitive, and resource-allocation risks. See “Risk Factors” for additional discussion of risks related to artificial intelligence and product development.

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Intellectual Property

Our intellectual property portfolio reflects over a decade of sustained operations in political technology. We rely on a combination of trade secrets, proprietary software, copyrights, trademarks, and domain names to protect our technology platforms, accumulated operational know-how, and brand identities.

Trademarks

We hold registered trademarks for “RoboCent” and “FullPAC.” We have adopted “GOTV” as a secondary corporate identity, aligning our brand with the foundational political industry concept of “getting out the vote” — the mobilization activity that represents the ultimate destination of campaign spending. We believe our brand portfolio supports customer recognition and retention across a fragmented competitive landscape.

Domain Names and Digital Properties

We consider our ownership and operational control of certain domain names to be of material strategic importance to our business. Our primary corporate domain, gotv.com, carries significant standalone value as the most direct representation of the defining activity in political campaigns; we operate the gotv.com domain pursuant to an escrow arrangement and expect to complete its acquisition in due course. We also own and operate robocent.com, advocacylab.com, and Govt.com, each of which serves a distinct segment of the political and governmental communications market and present meaningful barriers to competitive imitation. The gotv.com domain serves as our overarching corporate and product website; we maintain a separate investor relations subdomain at ir.gotv.com for SEC filings and other public-company communications.

Proprietary Software and Platforms

Our long-term technology strategy is oriented toward delivering a single, unified platform through which campaigns can manage the full scope of their voter outreach — integrating communications, creative production, voter data, compliance, and analytics in one application under the FullPAC brand. The capabilities currently operating under the RoboCent and Advocacy Lab brands represent the foundational components of this integrated platform: RoboCent contributes compliant text and voice messaging infrastructure, voter data access, 10DLC registration and opt-out management, and campaign-scale delivery; Advocacy Lab contributes a library of over 500 political creative templates, AI-facilitated production, drag-and-drop customization tooling, and ad copy analysis capability. As we continue to develop the unified FullPAC platform and pursue additional acquisitions and partnerships, we expect these capabilities to be progressively consolidated into a single campaign-facing application. In parallel, we operate Govt.com as a purpose-built platform for government contracting and official constituent communications, designed to serve elected officials and congressional offices using functionally analogous outreach infrastructure adapted to the compliance requirements of official government communications — including franking-aligned messaging, telephone town halls, constituent surveys, and emergency alert delivery. We protect these platforms and their underlying technology as trade secrets and through copyright.

Trade Secrets and Operational Know-How

Over more than a decade of continuous operation in the political technology sector, we have developed significant operational expertise in areas including TCPA and FCC compliance management, voter data sourcing and targeting methodology, campaign outreach strategy, and political market dynamics. This accumulated knowledge — embedded in our processes, systems, and personnel — represents proprietary value that we protect through employment agreements, confidentiality obligations, and access controls.

Cybersecurity

As a digital-first organization, our business operations are fundamentally reliant on the security, integrity, and availability of our information technology infrastructure. We recognize the significant and evolving risks posed by cybersecurity threats, including data breaches, ransomware, denial-of-service attacks, and other malicious activities that could disrupt our operations, compromise sensitive company or client data, or cause reputational harm. Our management’s cybersecurity oversight is led by Daniel Flowers, our Chief Technology Officer and Chief Operations Officer. Mr. Flowers previously served as CEO of Issuetrak, Inc., where his responsibilities included establishing security and compliance programs aligned with SOC 2, HIPAA, GDPR, PCI, FedRAMP, and NIST 800-53. Mr. Flowers reports to the Chief Executive Officer regarding cybersecurity matters and provides periodic updates to the Board.

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To address these risks, we are implementing and continuously enhancing a comprehensive cybersecurity program with a combination of technical, administrative, and physical controls, aligned with industry-recognized standards and designed to protect our systems and data. We have engaged a third-party cybersecurity and compliance firm to assist in formalizing our internal controls and to facilitate our attainment of Service Organization Control (SOC) 2 compliance. Our efforts are focused on building the requisite controls and procedures in anticipation of undergoing a SOC 2 Type II audit, which evaluates the operational effectiveness of a company’s security controls over a period of time. We expect that achieving and sustaining SOC 2 compliance will provide our clients and stakeholders with independent assurance regarding the security and availability of our platform.

Our cybersecurity risk management processes include ongoing risk assessments, vulnerability management, employee security awareness training, and an incident response plan designed to enable us to detect, respond to, and recover from potential security incidents. We are actively investing in our internal capabilities and are prioritizing adding personnel with specialized cybersecurity expertise as our business grows.

While we are committed to investing in and improving our security posture, there can be no assurance that we will effectively undertake the planned measures described herein, achieve SOC 2 compliance or pass a SOC 2 Type II audit, or add personnel with sufficient expertise to support our cybersecurity and information technology functions. Even if we are successful in these planned courses of action, there can be no assurance that these measures will be sufficient to prevent all security breaches or cyberattacks. For a more detailed discussion of the risks we face related to cybersecurity, see “Risk Factors–Risks Related to Intellectual Property and Information Technology.”

Cyclicality

Our business has been and is expected to be highly cyclical and closely tied to the political election calendar in the United States. Political campaigns and advocacy organizations typically increase their spending significantly in the months leading up to primary and general elections. This tends to result in a material concentration of revenue during the second and fourth quarters of even-numbered years, coinciding with federal midterm and presidential elections. Accordingly, revenue generation during periods without a federal election is expected to be substantially lower. See, “Risk Factors–Our business is heavily tied to the United States electoral calendar. Political campaign spending tends to increase near certain milestone dates, which we expect to create fluctuations in our operating results on a quarter-to-quarter and year-to-year basis.”

However, we believe this cyclical pattern is becoming more nuanced due to structural shifts in the political industry. First, the effective length of the campaign cycle is expanding, with candidates launching exploratory efforts, fundraising, and voter engagement initiatives far earlier in the election timeline. This has contributed to increased off-peak demand for political communication tools and campaign services. Additionally, while federal races receive the most attention and involve the greatest spending, state and local elections occur on a staggered and ongoing basis across jurisdictions. We have provided services to more than 4,000 city council, school board, and other local campaigns, which take place throughout odd- and even-numbered years and often generate significant demand for voter contact services. We expect that our seasonal business cycle will consist of steady business throughout the calendar, supplemented by high demand and increased profitability at peak periods.

Despite these mitigating factors, we anticipate continued material seasonality and cyclicality in its business. Our financial performance may vary widely from quarter to quarter, and periods of lower political activity may result in reduced operating margins and diminished performance. We intend to manage this volatility by encouraging clients to regularly communicate with their base voters to continue building relationships with voters, maintain or enhance engagement rates, and shape the narrative ahead of election season

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Competition

Political campaigns and issue organizations raise vast sums of money with the goal of influencing the electorate. This capital comes from a variety of sources, including individual donors giving small and large amounts, political action committees (PACs), and a candidate’s own funds. Once raised, these funds are strategically allocated to a wide array of services and activities designed to establish messaging, connect with constituents, and get out the vote in elections. Campaign service firms are frequently contracted to assist campaigns with voter outreach, whether to solicit donations or increase a candidate’s chances of election. The market for campaign service firms is, in part, fueled by the constitutional franking privilege, which provides federal funding for members of Congress to communicate with their constituents. While the franking privilege has typically been associated with postal mail, we expect an increasing proportion of franking budgets to be allocated towards P2P messaging services and other next-generation voter outreach tools available to clients on the RoboCent platform.

The political campaign services industry is highly competitive and fragmented, with a broad range of vendors offering tools and technologies to candidates, political committees, issue advocacy groups, and public affairs firms. We compete directly with a range of campaign service providers, including other peer-to-peer texting vendors, providers of automated voice and SMS messaging, digital ad networks, and consulting firms that bundle communications with other services. These competitors vary in scale, specialization, target markets, service offerings, and pricing models. Many providers in the industry, including us, have established customer bases or offer bundled services that include data analytics, voter file access, or consulting, which may provide competitive advantages. In addition, many competitors exclusively offer services to campaigns affiliated with one of the major political parties. Our nonpartisan client base results in an increased number of potential clients, but may make it more difficult to attract business from any clients that prefer to work with an ideologically-aligned service provider.

In addition to direct competition within the campaign communications segment, we also compete for an overall share of election-related spending. Political campaigns operate within constrained budgets and allocate funds across a variety of channels, including television and radio advertising, direct mail, door-to-door canvassing, event production, and digital outreach. Our success depends not only on our ability to compete with other communications vendors, but also on our ability to capture a growing share of campaign budgets as overall media strategies evolve.

We believe that our messaging-based communications offer distinct advantages over legacy campaign methods. These advantages include lower cost per contact, higher engagement rates, and superior data collection capabilities, including recipient-level analytics and actionable feedback. As campaign managers prioritize targeted, responsive, and scalable voter outreach, we expect an increasing share of political spending to shift from traditional media formats to messaging-based platforms. We are investing in product development and user experience improvements to capitalize on this trend and differentiate itself in an increasingly competitive marketplace, effectively competing not only against other P2P messaging providers on features and price, but also against traditional media channels on the basis of return on investment.

We intend to further our competitive advantage through synergistic acquisitions of high margin specialists focused on a particular niche. Political campaigns seek to engage proven difference-makers, and we believe that consolidating premium campaign talent will increase our ability to attract new clients and develop our business. In particular, we expect that adding proven talent will attract more business from clients in the most competitive races, which we expect to result in higher revenue.

Government Regulation

The U.S. Supreme Court’s 2010 decision in Citizens United v. Federal Election Commission fundamentally reshaped the campaign finance landscape by permitting corporations and unions to make independent political expenditures. This has led to the growth in campaign spending as an increasing number of organizations utilize campaign service providers for voter outreach tools, polling, data analytics, and communication platforms like those offered by us. The current regulatory regime has resulted in a wide range of political actors raising and spending funds on voter contact and advocacy, creating a larger potential customer base for providers of campaign technology services.

Our ability to generate revenue from political campaigns and affiliated organizations is, in part, reliant on the continued validity of this constitutional and regulatory framework. Any material change in the interpretation or enforcement of federal campaign finance law through legislation, rulemaking, or judicial reversal could adversely affect the market for independent expenditures and, by extension, reduce demand for our services. While we do not rely exclusively on super PACs or independent expenditure committees for revenue, any contraction in the overall political spending environment could materially impact our growth trajectory.

Our operations, and the operations of our clients, are subject to a complex, evolving, and sometimes overlapping framework of federal, state, and local laws, as well as private industry guidelines. Our ability to conduct business depends heavily on our ability to navigate these regulatory regimes.

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Telephone Consumer Protection Act (TCPA) and State Telemarketing Laws

The TCPA is a federal statute that restricts telemarketing and the use of automated telephone equipment. Specifically, the TCPA prohibits the use of an “automatic telephone dialing system” (autodialer) to make calls or send text messages to mobile telephones without the prior express consent of the called party, and separately restricts calls made using an artificial or prerecorded voice. In 2020, the FCC issued a declaratory ruling confirming that peer-to-peer messaging platforms in which a human agent manually initiates each outbound message do not fall within the definition of an autodialer and are therefore not subject to the TCPA’s autodialer consent requirement. In 2021, the U.S. Supreme Court unanimously held in Facebook, Inc. v. Duguid that the definition of an autodialer is limited to equipment that has the capacity to use a random or sequential number generator to store or produce telephone numbers to be called. Because the messages facilitated by our platform are sent to specific, targeted lists of registered voters rather than to telephone numbers produced by a random or sequential number generator, we believe that our P2P messaging platform does not employ an “automatic telephone dialing system” within the meaning of the TCPA. Separately, the TCPA’s telemarketing rules, including the national do-not-call registry restrictions, apply to “telephone solicitations” — communications encouraging the purchase or rental of property, goods, or services. Political and other noncommercial outreach of the kind conducted through our platform is not a telephone solicitation, and those rules therefore generally do not apply to it.

The TCPA provides for a private right of action, allowing plaintiffs to seek statutory damages of $500 per violation, which can be trebled to $1,500 for willful or knowing violations. Consequently, the telecommunications industry has been subject to significant class-action litigation. In addition to the federal TCPA, numerous states have enacted “mini-TCPA” statutes that impose their own restrictions on automated communications, often utilizing broader definitions of restricted technology than the federal standard. We continually monitor judicial and regulatory developments at both the federal and state levels in order to ensure our operational safeguards remain compliant.

Telecommunications Industry Guidelines and 10DLC

In addition to formal government regulation, our messaging services are subject to the policies of the CTIA and individual mobile network operators. To combat spam, U.S. mobile carriers have implemented the 10-Digit Long Code (“10DLC”) registration framework. This mandatory system requires organizations sending application-to-person messaging to register their legal brand and specific messaging campaigns with a central authority, The Campaign Registry. Political campaigns are designated as a special use case and must undergo a third-party vetting process to confirm their legitimacy before they are permitted to send messages over carrier networks. We endeavor to strictly adhere to these 10DLC registration requirements to ensure our clients maintain access to mobile networks. Although we and the political communications industry generally view peer-to-peer political messaging as implicating First Amendment protections, the 10DLC framework is administered by private carriers and trade associations whose policies are not subject to constitutional review in the same manner as government regulation, and we cannot assure that First Amendment-based positions will prevent restrictions imposed at the carrier or industry level.

Federal Election Commission (FEC) and Campaign Finance Laws

When we provide services to federal political campaigns and political action committees, the communications we facilitate are subject to regulation by the Federal Election Commission. FEC rules dictate that paid political public communications must include specific, clear disclaimers identifying the person or entity who paid for the communication and whether it was authorized by a candidate. Additionally, expenditures for these communications must be properly reported on campaign finance filings. When we provide services to campaigns or organizations at the state or local level, the communications we facilitate are subject to regulation by a diverse array of electoral authorities across the United States. Features such as disclaimer requirements and campaign finance disclosures are essentially universal, but the specific manner of compliance can vary significantly across jurisdictions. While our clients remain legally responsible for their own electoral compliance and the content of their messages, our platform provides integrated tools designed to assist clients in appending the required disclaimers to their outreach.

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Data Privacy Regulations

We receive, process, and store contact information and demographic data regarding voters and constituents. Consequently, we are subject to a rapidly expanding patchwork of state data privacy laws, such as the California Consumer Privacy Act, the California Privacy Rights Act, and similar comprehensive privacy statutes enacted in states including Virginia, Colorado, and Utah. These laws generally grant residents the right to know what personal information is being collected about them, the right to access or delete that information, and the right to opt-out of the sale or sharing of their data. We maintain compliance frameworks designed to process consumer deletion requests and honor opt-out mechanisms in accordance with applicable state laws.

Treasury Strategy

In September 2025, our Board of Directors formally authorized a bitcoin accumulation strategy, permitting the Company to hold a portion of its liquid assets in bitcoin. However, as of June 30, 2026 and December 31, 2025, the Company has not purchased any bitcoin and does not currently anticipate deploying operational cash flows toward cryptocurrency acquisitions in the near term. Management’s present strategy is to reinvest operational cash flows and financing proceeds directly into product development, platform expansion, and operational growth.

Environmental Matters

We have no material expenditures for compliance with federal, state or local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment.

Available Information

Our principal executive offices are located at 1206 Laskin Road, Suite 201-o, Virginia Beach, Virginia 23451, and our telephone number is (757) 821-2121. Our website address is www.gotv.com and our investor relations website is ir.gotv.com. We make available free of charge on our investor relations website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information contained on, or that may be accessed through, our website is not incorporated by reference into and is not part of this prospectus.

Properties

Our corporate headquarters are located at 1206 Laskin Road Suite 201-o, Virginia Beach, Virginia 23451. We rent our corporate headquarters at a rate of $695 per month pursuant to a six-month lease that automatically renews for a subsequent six-month term unless terminated by either party with 60 days advance notice. We expect that the facility will be used primarily for administrative purposes. All employees currently work remotely. We believe our existing facilities are adequate for our current needs and that suitable additional or substitute space will be available on commercially reasonable terms to meet our future needs.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. Such legal proceedings may negatively impact our business and financial position, result in brand or reputational harm, and divert the attention of our management from core operations of our business. As of the date of this prospectus, we are not aware of any pending or threatened legal proceedings involving our Company or its assets.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

Our directors and executive officers, their ages, positions held, and duration of such, as of the date of this prospectus, are as follows:

Name	Position Held with Our Company	Age	Term of Office
Executive Officers
Travis Trawick	Co-Founder and Chief Executive Officer	32	Incorporation – Present
Isaac Dietrich	Co-Founder and Chief Financial Officer	34	December 2025 - Present
Daniel Flowers	Chief Technology Officer and Chief Operations Officer	42	September 2025 – Present
Ryan Deal	General Counsel and Secretary	32	June 2025 – Present
Hector Garcia	Chief Revenue Officer	56	January 2026 – Present
Directors
Travis Trawick	Chairman	32	Incorporation – Present
Isaac Dietrich	Executive Director	34	December 2025 – Present
Joanna Dodd Massey	Lead Independent Director-Elect	58	To be effective upon Nasdaq Listing
Robert Steele	Independent Director-Elect	60	To be effective upon Nasdaq Listing
Jason Adelman	Independent Director-Elect	57	To be effective upon Nasdaq Listing

Business Experience

Travis Trawick, Co-Founder, Chief Executive Officer and chairman

Travis Trawick co-founded RoboCent in 2013, initially developing internal software to help local political clients execute more affordable and effective voter outreach. Mr. Trawick pivoted RoboCent’s focus to offering this innovative platform nationwide, enabling campaigns and nonprofits of all sizes and backgrounds to deploy highly personalized, data-driven outreach strategies.

As Chairman and CEO since incorporation, Mr. Trawick has built RoboCent into a top provider of campaign communication solutions by combining technical, regulatory, and operational expertise. He has led the Company with an apolitical, nonpartisan approach, providing powerful tools that empower organizations of any affiliation to connect effectively with their audiences. Mr. Trawick has overseen outreach programs for more than 5,000 campaigns, including over 150 statewide races, 180 U.S. House campaigns, 4,000 local elections, nearly 100 party committees, and ballot-measure initiatives across more than 15 states. Recognized as a leading expert in political communications technology, he specializes in TCPA-compliant phone outreach, 10DLC registration, and advanced voter engagement techniques.

Mr. Trawick has served as lead panelist at the Mobile Ecosystem Leadership Forum Americas, is an active member of industry organizations focused on telecom and political technology, and invests in early-stage technology ventures led by entrepreneurs with disciplined execution plans. His adaptive leadership and specialized expertise position FullPAC as a leading provider of compliant, impactful voter outreach solutions.

We believe Mr. Trawick is qualified to serve as a member of our Board of Directors because of his substantial experience providing voter outreach solutions for political campaigns, knowledge of and familiarity with the industry, and demonstrated history of building RoboCent into a leading provider of campaign communication solutions.

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Isaac Dietrich, Co-Founder, Chief Financial Officer and Executive Director

Isaac Dietrich co-founded RoboCent in 2013 and serves as Executive Director and Chief Financial Officer of FullPAC, both effective December 8, 2025.

Additionally, Mr. Dietrich has served as Thumzup Media Corporation’s (“Thumzup”) Chief Financial Officer and a member of its Board of Directors from October 2024 to December 2025. He was instrumental in closing approximately $70 million in offerings of Common Stock and Common Stock equivalents, along with the acquisition of Dogehash Technologies that resulted in the formation of Datacentrex, Inc. in December 2025. As Director of Finance from September 2022 to October 2024, Mr. Dietrich guided Thumzup to a successful Nasdaq listing.

From April 2013 to April 2025, Mr. Dietrich was pivotal in closing $100 million through the sale of equity instruments while handling financial reporting, corporate communications, and exchange compliance matters for Greenwave Technology Solutions, Inc. (“Greenwave”), a metal recycling company which generated $33 million in 2024 revenue, and for which he served as Chief Financial Officer from April 2023 to April 2025.

Mr. Dietrich previously held the following positions with Greenwave: Chief Executive Officer (April 2013 – October 2017, December 2017 – September 2021); Chairman of the Board (April 2013 – October 2017, December 2018 – June 2021); Chief Financial Officer (April 2013 – May 2014, August 2017 – October 2017, March 2021 – November 2021, April 2023 – April 2025); and a member of its Board of Directors (April 2013 – November 2021). Mr. Dietrich was a consultant to Greenwave from February 2022 to April 2023. From February 2023 through December 2025, Mr. Dietrich served on Truleum, Inc.’s Board of Directors and as Chairman of its Audit Committee.

We believe Mr. Dietrich is qualified to serve as a member of our Board of Directors because of his background as a public company executive and director, his history with the Company and background in the industry, and his experience in raising funds through the sale of equity instruments.

Daniel Flowers, Chief Technology Officer and Chief Operations Officer

Daniel Flowers began providing contracting services to FullPAC in August 2025, was appointed our Chief Technology Officer effective September 1, 2025, and was appointed as Chief Operations Officer effective November 20, 2025. Mr. Flowers served as Chief Executive Officer of Issuetrak, Inc. (“Issuetrak”) (a privately held provider of help desk and issue tracking software solutions) from March 2020 to August 2025. He joined Issuetrak in 2012 and has held the positions of Cloud Administrator, IT Administrator, Director of IT and Support, Director of Technical Operations, and Vice President of DevOps prior to his appointment as CEO. His responsibilities included setting corporate strategy, overseeing product development and infrastructure, managing multi-department operations, establishing security and compliance programs (SOC 2, HIPAA, GDPR, PCI, FedRAMP, NIST 800-53), implementing cloud migrations, and driving customer satisfaction initiatives. Under his leadership, Issuetrak achieved a world-class Net Promoter Score (NPS) in the high-90’s, a 99.8%+ customer satisfaction rating over a 24-month period, and completed a multi-million-dollar migration of its infrastructure from Rackspace to AWS. He also delivered substantial improvements in product quality, expanded feature offerings, accelerated release cadence, strengthened customer engagement programs, and generated sustained growth in both revenue and profitability.

From August 2006 to March 2012, Mr. Flowers was employed by Cegedim Relationship Management (a global life sciences CRM and data services provider) in Chesapeake, Virginia, where he progressed from Customer Service Representative to Technical Support Analyst Supervisor, managing technical support teams, overseeing client service delivery, and maintaining service level agreements.

Mr. Flowers holds numerous professional certifications, including Microsoft Certified Professional, AWS Cloud Practitioner, and Certified ScrumMaster, and has received multiple leadership and performance awards, including HDI Analyst of the Year and Issuetrak’s Above and Beyond Award for Outstanding Work Ethic. He has served as Vice President of Content Relations and previously as President for the Southern Virginia HDI chapter, contributing to the advancement of IT service management practices.

Mr. Flowers studied Information Technology at Tidewater Community College and has pursued a Bachelor of Science degree in Cloud Computing and Solutions at Purdue University Global. His professional competencies include information technology infrastructure design, risk management, cybersecurity, human capital management, SaaS product development, and strategic planning.

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For many years, Mr. Flowers has been an active member of Vistage, the world’s largest CEO coaching and peer advisory organization for small and midsize business leaders. Through Vistage, he has engaged in confidential peer advisory boards, executive coaching, and strategic leadership development, leveraging the program to enhance decision-making, governance practices, and organizational growth strategies.

Ryan Deal, General Counsel and Secretary

Ryan Deal has been General Counsel and Secretary of FullPAC since its formation in June 2025. Between August 2021 and August 2023, Mr. Deal was an associate in the general practice group at Sullivan & Cromwell LLP, where he represented public companies and financial institutions in a range of capital markets, corporate finance, and governance matters. Mr. Deal’s practice focused on advising early-stage public companies and late-stage private companies on matters of securities and corporate law, including debt and equity financing transactions and Exchange Act reporting. From August 2023 to June 2025 when he joined the Company, Mr. Deal conducted independent research and private investment. Mr. Deal holds a B.A. in political science and sociology from Rice University and a J.D. from Washington University School of Law, where he was Articles Editor for the Washington University Law Review and graduated magna cum laude. His Note “It’s Five O’Clock Everywhere: A Framework for the Modernization of Time” received the 2021 Scribes Law Review Award as the best student-written article in a law review or journal. Mr. Deal is an active member of the State Bar of California.

Hector Garcia, Chief Revenue Officer

Hector Garcia began providing revenue leadership support to FullPAC in July of 2025 and was appointed our Chief Revenue Officer effective January 1, 2026. Mr. Garcia has more than 15 years of experience leading revenue growth, go-to-market strategy, and enterprise sales operations across technology-enabled services, SaaS platforms, telecommunications, and data infrastructure markets.

From April 2024 to July 2025, Mr. Garcia was Senior Sales Director, Americas at NetNumber, Inc., a provider of data-driven routing, identity, and fraud mitigation services to telecommunications providers and enterprise customers, where he expanded the qualified sales pipeline from approximately $125,000 to over $15 million. From November 2022 to April 2024, he was Senior Sales Director at Evergent, Inc., a cloud-based subscription management and monetization software for telecommunications and media companies, where he managed a qualified sales pipeline of approximately $25 million. From January 2019 to November 2022, Mr. Garcia was Vice President at Calvi, a technology and consulting firm serving SaaS, fintech, and telecommunications clients where he was responsible for revenue growth and commercial strategy across the Americas.

Mr. Garcia previously served as Managing Director of the Americas for Intense Technologies from May 2014 to January 2019 and Head of Sales, Americas at iBasis from January 2007 to May 2014. He began his professional career as a submariner in the United States Navy, where he received advanced technical and leadership training and operated in highly regulated, mission-critical environments.

Mr. Garcia has extensive experience leading complex sales cycles with Tier 1 telecommunications providers and other regulated and technology-driven industries and provides deep expertise in revenue strategy, customer acquisition and retention, pricing and contract negotiations, and the development of scalable commercial organizations.

Joanna Dodd Massey, Lead Independent Director-Elect (effective upon Nasdaq listing)

Dr. Joanna Dodd Massey will serve as a director of FullPAC effective upon a Public Listing and is an experienced public company board director. Her other board roles have included KULR Technology Group (NYSE American: KULR) (“KULR”), a Bitcoin-Plus Treasury company building frontier technology from high-performance energy systems to AI Robotics. She served as Lead Independent Director, Chair of Nominating and Corporate Governance, and as a member of the Audit and Compensation Committees for KULR.

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Dr. Massey also served on the board of Datacentrex, Inc. (formerly Thumzup Media Corporation), a digital asset accumulator and advertising industry disruptor from October 2024 to December 2025 after previously serving on the Company’s Board of Advisors since 2023. During her tenure on that board, Dr. Massey was Chair of Nominating & Corporate Governance, as well as a member of the Audit and Compensation Committees. She previously served as Chairman of the Board for TessPay, Inc., a financial technology platform that utilizes blockchain technology to provide payment assurance and liquidity. In addition to her Chairman role, she served as Chair of Nominating & Corporate Governance, and a member of the Audit Committee. From September 2021 until June 2025, Dr. Massey served as an independent director of The Hollywood Foreign Press Association. Since 2019, she has also worked as a Management Consultant for her eponymous company, J.D. Massey Associates, Inc.

Throughout her career, Dr. Massey has held various roles, including assisting micro-cap and small/mid-cap companies attract institutional investors and expand market share by advising them on enterprise risk management and corporate governance. Dr. Massey’s expertise in crisis communications and brand reputation management enables her to anticipate stakeholder reactions and advise on change management and navigating risk. As a corporate communications executive, Dr. Massey has managed integration during major merger and acquisition transactions at Lionsgate, CBS, and Discovery; corporate turnaround as Condé Nast pivoted from print to video; and crisis communications with consumers, employees, investors, regulators, and politicians.

Dr. Massey holds multiple graduate degrees in business, law, and psychology. She has a Master of Science in Legal Studies from Cornell Law School; an MBA from the University of Southern California (USC) and a Graduate Certificate in Corporate Finance from Harvard; as well as a Doctorate in Transpersonal Psychology from Sofia University, and a Master of Arts in Clinical Psychology from Antioch University, Los Angeles. Dr. Massey earned a Bachelor of Arts in Journalism from USC.

We believe Dr. Massey is qualified to serve as a member of our Board of Directors because of her governance background as a public company director, corporate communications executive, and over 30 years of experience advising chairmen and CEOs during the most challenging times, including major crises, whistleblower complaints, public-facing lawsuits, and merger and acquisition transactions, in addition to her extensive academic credentials in both finance and business administration, as well as corporate law.

Robert Steele, Independent Director-Elect (to be effective upon Nasdaq listing)

Robert Steele will serve as a director of FullPAC effective upon a Public Listing. Mr. Steele is the founder and Chief Financial Officer of Datacentrex, Inc. (formerly Thumzup Media Corporation). From October 2019 until present Mr. Steele has operated a consulting business that has provided investor relations, financial, sales and marketing consulting services to various clients. Mr. Steele was the Director of Client Positioning at IRTH Communications, LLC from January 2017 to September 2019. From May 2016 through December 2016, Mr. Steele was an independent consultant rendering sales, marketing and investor relations services. From January 2010 to May 2016 Mr. Steele was the President of Rightscorp, Inc. (“Rightscorp”). While at Rightscorp, Mr. Steele designed and deployed patented intellectual property software as a service (SaaS) tools that were used by major brands like Warner Bros. to protect their intellectual property. As President of Rightscorp, Mr. Steele led the design of the software used by clients like Sony/ATV and BMG. BMG successfully used Mr. Steele’s technology to win a landmark $25 million judgment against Cox Communications for copyright infringement. Mr. Steele holds a BS in Electronic and Computer Engineering from George Mason University.

We believe Mr. Steele is qualified to serve as a member of our Board of Directors because of his background in investor relations and marketing, as well as his considerable experience as a public company officer and director.

Jason Adelman, Independent Director-Elect (to be effective upon Nasdaq listing)

Jason Adelman will serve as a director of FullPAC effective upon a Public Listing. Mr. Adelman brings extensive experience in advising and investing in emerging growth companies in the technology, media, medical device and biotech sectors. Mr. Adelman was the lead banker in Computer Motion’s merger with Intuitive Surgical and was a member of the board of directors of Pharmacyclics prior to its acquisition by Abbvie for over $20 billion. Currently, Mr. Adelman serves as a member of the board of directors of Trio-Tech International, a global semiconductor services company, and Oblong, Inc., a leader in next generation collaboration technologies. He served as a member of Greenwave Technology Solutions, Inc.’s board of directors from August 2023 to April 2025. Prior to founding Burnham Hill Capital Group, LLC in 2003, Mr. Adelman served as Managing Director of Investment Banking at H.C. Wainwright and Co., Inc. Mr. Adelman holds a B.A. degree in Economics from the University of Pennsylvania and a J.D. degree from Cornell Law School.

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We believe Mr. Adelman is qualified to serve as a member of our Board of Directors because of his experience advising emerging growth companies, his past service as a director for public companies, and his academic credentials in finance and law.

Composition of the Board of Directors

Under our Articles of Incorporation and Bylaws, the number of directors on our Board of Directors is determined by our Board of Directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify or until his earlier resignation or removal.

Board Committees

Effective upon a Public Listing, our Board of Directors will have a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee will consist of at least three directors, each of whom will satisfy the independence and financial literacy requirements of Nasdaq and the SEC. At least one member will qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The committee’s primary purpose will be to assist the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal audit function and independent auditor. The Audit Committee will have the sole authority to appoint, compensate, retain, and oversee our independent auditor. It will also be responsible for establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters and for reviewing and approving any related party transactions in accordance with our Related Party Transaction Policy.

Effective upon a Public Listing, our Audit Committee is expected to consist of Jason Adelman (Chair), Joanna Dodd Massey, and Robert Steele.

Compensation Committee

The Compensation Committee will be comprised of members who qualify as “independent directors” under Nasdaq listing standards. The committee’s role will be to discharge the Board’s responsibilities relating to the compensation of our executives. Its duties include reviewing and approving corporate goals and objectives relevant to the CEO’s compensation, evaluating the CEO’s performance, and determining the CEO’s compensation based on that evaluation. The committee will also make recommendations regarding the compensation of other executive officers, administer our incentive and equity-based plans, and oversee our compensation recovery (“clawback”) policy. The committee will have the authority to retain and oversee compensation consultants and other advisors.

Effective upon a Public Listing, our Compensation Committee is expected to consist of Robert Steele (Chair), Joanna Dodd Massey, and Jason Adelman.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will consist of at least three directors, each of whom will be an independent director under Nasdaq rules. The committee will be responsible for identifying and recommending to the Board qualified individuals to be nominated for election as directors, recommending members for each Board committee, and overseeing the evaluation of the Board and management.

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Effective upon a Public Listing, our Nominating and Corporate Governance Committee is expected to consist of Joanna Dodd Massey (Chair), Jason Adelman, and Robert Steele.

Corporate Governance

Our Board of Directors has prospectively adopted a suite of corporate governance documents that will take effect upon a Public Listing and formalize our commitment to ethical business practices and compliance.

Code of Business Conduct and Ethics

We have prospectively adopted a Code of Business Conduct and Ethics that will apply to all of our directors, officers, and employees, as well as certain contractors. The code sets forth our standards for ethical and legal behavior and provides reporting mechanisms for known or suspected violations. It addresses conflicts of interest, compliance with laws, accurate financial reporting, fair dealing, and the protection of confidential information and company assets. The Audit Committee will be responsible for reviewing compliance with the Code of Conduct.

Insider Trading Policy

We have prospectively adopted an Insider Trading Policy that will apply to all directors, officers, employees, and certain consultants and contractors, as well as their family members and controlled entities. The policy prohibits trading in the Company’s securities while in possession of material nonpublic information and prohibits the provision of such information to others. Directors, officers, and other designated employees will be subject to quarterly and special trading blackout periods and will be required to pre-clear all transactions in Company securities.

Whistleblower Policy

We have prospectively adopted a Whistleblower Policy that provides a process for employees and others to report good-faith concerns about suspected violations of laws, ethics, company policies, or questionable accounting and auditing matters. The policy will be administered by the Audit Committee and strictly prohibits retaliation against any person who makes a good-faith report.

Compensation Recovery (Clawback) Policy

In compliance with Nasdaq listing standards, we have prospectively adopted a policy that will require the Company to recover, reasonably promptly, any erroneously awarded incentive-based compensation from current and former executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements.

Involvement in Certain Legal Proceedings

None of the members of the Board of Directors or our executive officers has, in the last ten years, been involved in any legal proceeding of the type described under Item 103(c)(2) or Item 401(f) of Regulation S-K.

Family Relationships

There are no family relationships among our directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Director Independence

Our Common Stock is not listed or quoted on any NSE. We expect our Board of Directors, in the future, to appoint an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, and to adopt the proposed charters relative to each such committee. We intend to appoint such persons to committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a NSE, although we are not required to comply with such requirements until the time of a Public Listing. In addition, we intend that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Controlled Company Status. Upon a Public Listing, Mr. Trawick is expected to control a majority of the voting power of our outstanding Common Stock, and we will be a “controlled company” within the meaning of the Nasdaq listing rules. As a controlled company, we would be permitted to elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that a majority of our Board of Directors consist of independent directors and that our compensation and nominating and corporate governance committees be composed entirely of independent directors. We do not intend to rely on these exemptions. Upon a Public Listing, our Board of Directors is expected to consist of a majority of independent directors, and our Compensation Committee and Nominating and Corporate Governance Committee are expected to be composed entirely of independent directors.

Board’s Role in Risk Oversight.

Our Board of Directors assesses on an ongoing basis the risks faced by us. These risks include financial, technological, competitive, and operational risks. Upon a Public Listing, our Audit Committee will be responsible for the assessment and oversight of the Company’s financial risk exposures.

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Executive Compensation

Summary Compensation Table

The table and discussion below present compensation information for (i) Travis Trawick, our Chief Executive Officer, (ii) Isaac Dietrich, our Chief Financial Officer, and (iii) Ryan Deal, our General Counsel and Secretary, during the year ended December 31, 2025, our last completed fiscal year (collectively, our “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)		Total ($)
Travis Trawick	2025	142,509	—	—	—	—	—	19,219		161,728
Chief Executive Officer and Chairman	2024	60,609	—	—	—	—	—	24,425		85,034
Isaac Dietrich (3)	2025	113,647	—	120,900	—	—	—	—		234,547
Chief Financial Officer	2024	—	—	—	—	—	—	—		—
Ryan Deal (3)
General Counsel and Secretary	2025	106,703	—	30,000	—	—	—	$1,200	(4)	137,903

(1) Represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. On September 8, 2025, Mr. Dietrich and Mr. Deal were granted 2,015,000 and 500,000 shares of Common Stock, respectively, under the Company’s 2025 Long-Term Incentive Plan with a grant date fair value of $0.06 per share.

(2) For 2025, the amount for Mr. Trawick includes an office reimbursement of $7,619, a health and wellness stipend of $1,400, and an automobile allowance of $10,200. For 2024, the amount for Mr. Trawick includes an automobile allowance of $14,400 and cash dividend distributions of $10,025 on shares of RoboCent, Inc. held by him as its sole shareholder prior to the Company’s reorganization.

(3) Mr. Dietrich and Mr. Deal began providing services to the Company as independent contractors in June 2025 prior to becoming full-time employees on December 8, 2025, and September 1, 2025, respectively. The salary amounts reported for 2025 include fees paid to them for services rendered as independent contractors during the year prior to their full-time employment dates.

(4) Represents a health and wellness stipend of $1,200.

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Narrative Disclosure to Summary Compensation Table

Travis Trawick

For the year ended December 31, 2025, our Chief Executive Officer, Travis Trawick, received total compensation of $161,728. This amount included a salary of $142,509 and $19,219 in other compensation. The amount reported as other compensation for 2025 consists of a $10,200 auto allowance, $7,619 in office reimbursements, and $1,400 in health and wellness stipends.

For the year ended December 31, 2024, Mr. Trawick received total compensation of $85,034. This amount included a salary of $60,609, cash dividend distribution of $10,025, and $14,400 in other compensation. The stock awards consisted of dividend payments on shares of RoboCent held by Mr. Trawick as the Company’s sole shareholder. The amount reported as other compensation for 2024 consists entirely of a $14,400 auto allowance.

Isaac Dietrich

For the year ended December 31, 2025, our Chief Financial Officer, Isaac Dietrich, received total compensation of $234,547. This amount included a salary of $113,647, which includes fees paid to Mr. Dietrich for services rendered as an independent contractor prior to the commencement of his full-time employment on December 8, 2025, and $120,900 in stock awards consisting of the grant of 2,015,000 shares pursuant to our Founders Share Plan.

Mr. Dietrich was not employed by the Company and did not receive compensation in any capacity in 2024.

Ryan Deal

For the year ended December 31, 2025, our General Counsel and Secretary, Ryan Deal, received total compensation of $137,903. This amount included a salary of $106,703, of which $53,370 represents payments for contracting services provided prior to the commencement of Mr. Deal’s full-time employment and $53,333 represents salary payments subsequent to Mr. Deal’s full-time employment, $30,000 in stock awards consisting of the grant of 500,000 shares pursuant to our Founders Share Plan, and $1,200 in other compensation. The amount reported as other compensation for 2025 consists entirely of a health and wellness stipend.

Mr. Deal was not employed by the Company and did not receive compensation in any capacity in 2024.

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Executive Compensation Arrangements

Employment Agreements

Mr. Trawick is party to an employment agreement with FullPAC, dated as of September 1, 2025 (the “Trawick Employment Agreement”). The Trawick Employment Agreement provides for a base salary of $175,000, an automobile allowance aggregating to $14,400 per year, and a health and wellness stipend aggregating to $2,400 per year, along with payment of certain connectivity expenses. Upon a Public Listing (as defined in the Trawick Employment Agreement), Mr. Trawick’s base salary will increase to $300,000, the health and wellness stipend will increase to $9,600 per year, and the automobile allowance will increase to $24,000 per year.

Mr. Dietrich is party to an employment agreement with FullPAC, dated as of December 8, 2025 (the “Dietrich Employment Agreement”). The Dietrich Employment Agreement provides for a base salary of $170,000 and participation in the Company’s health plan, which includes a health and wellness stipend aggregating to $2,400 per year. Upon a Public Listing Mr. Dietrich’s base salary will increase to $295,000 and the health and wellness stipend will increase to $9,600 per year.

Mr. Deal is party to an employment agreement with FullPAC, dated as of September 1, 2025 (the “Deal Employment Agreement”). The Deal Employment Agreement provides for a base salary of $160,000 and participation in the Company’s health plan, which includes a health and wellness stipend aggregating to $2,400 per year. Upon a Public Listing Mr. Deal’s base salary will increase to $220,000 and the health and wellness stipend will increase to $9,600 per year.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2025.

Name	Option Awards				Stock Awards
	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#) (1)
Travis Trawick	—	—	—	—	—	—
Isaac Dietrich	—	—	—	—	—	2,015,000
Ryan Deal	—	—	—	—	—	500,000

(1) Represents shares of Common Stock granted under the Company’s 2025 Long-Term Incentive Plan (the “Founders Share Plan”). These shares are issued and outstanding but are subject to a forfeiture condition. If the recipient’s employment is terminated for cause or voluntarily resigned without good reason within the 12-month period immediately following a Public Listing (as defined in the Founders Share Plan), a pro-rata portion of the shares will be forfeited. The number of shares subject to forfeiture decreases daily on a pro-rata basis over that 12-month period.

(2) Based on the estimated fair market value of the Company’s Common Stock on the grant date of $0.06 per share.

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Founders Share Plan

Holders of a majority of the issued and outstanding shares of Common Stock approved the adoption of a 2025 Long-Term Incentive Plan (the “Founders Share Plan”), providing the Company the ability to utilize stock options, restricted stock awards, RSUs, and other equity instruments as compensation for early and key employees, contractors, directors, and consultants of the Company. The Founders Share Plan has been instrumental in attracting, motivating, and retaining key employees, contractors, directors, and consultants by providing them with a proprietary interest in the company’s success. Under the Founders Share Plan, an aggregate of 5,587,500 shares of Common Stock were issued. On September 26, 2025, we amended the Founders Share Plan to increase the number of authorized shares of Common Stock to 6,000,000.

The grants under the Founders Share Plan stipulate that, if a recipient is terminated for cause or voluntarily resigns for any reason, a portion of their shares will be subject to forfeiture and recovery by the Company. This forfeiture provision will be in effect for a period of twelve (12) months beginning on the date of a Public Listing. The number of shares to be forfeited is calculated on a pro-rata basis, determined by multiplying the total number of shares in the grant by a fraction, the numerator of which is the number of days remaining in the twelve-month forfeiture period and the denominator of which is 365. Any shares forfeited will be returned to the pool of shares available for future issuance under the Founders Share Plan. In connection with voluntary resignations, an aggregate of 95,000 shares of our Common Stock were recovered by the Company during the year ended December 31, 2025, which shares shall be available for future issuance under the Founders Share Plan. 507,500 shares remain available for issuance under the Founders Share Plan as of the date of this prospectus. Separately from the Founders Share Plan, on December 8, 2025, we issued 250,000 shares of Common Stock to Jason Miyares as a gratuitous transfer without consideration; those shares were fully vested on issuance, were not issued under the Founders Share Plan, and are not charged against the Founders Share Plan reserve.

Administration. The Founders Share Plan is currently administered by the Board of Directors. Upon a Public Listing, the compensation committee of our Board of Directors (the “Compensation Committee”) will administer the Founders Share Plan. The Compensation Committee shall have the authority to, among other things, select participants, determine the type and size of awards, and set the terms and conditions of such awards.

Eligibility. Our employees, contractors, non-employee directors, and key consultants are eligible to receive awards under the Founders Share Plan. The Compensation Committee will determine which individuals will receive awards.

Shares Available for Issuance. As of the date of this prospectus, there are 507,500 shares of our Common Stock reserved for issuance under the Founders Share Plan. Shares subject to awards that are forfeited, expire, or are cancelled will become available for future grants.

Types of Awards. The Founders Share Plan permits the grant of the following types of awards:

●	Stock Options: The right to purchase shares of our Common Stock at a fixed price (the exercise price) for a specified period. The exercise price of an option will be no less than the fair market value of our Common Stock on the date of grant. Options will have a maximum term of ten years.
●	Stock Appreciation Rights (SARs): The right to receive a payment, in cash or stock, equal to the appreciation in value of a specified number of shares of our Common Stock over a specified period.
●	Restricted Stock and Restricted Stock Units (RSUs): Awards of shares of Common Stock (Restricted Stock) or units denominated in shares of Common Stock (RSUs) that are subject to vesting conditions, which may be based on continued service or the achievement of performance goals.
●	Performance Awards: Awards that are earned upon the achievement of specified performance goals over a performance period. Performance awards may be paid in cash, shares of our Common Stock, or a combination of both.
●	Dividend Equivalent Rights: The right to receive payments equivalent to the dividends paid on shares of our Common Stock. These rights may be granted in connection with other awards (other than stock options or SARs) and are subject to the same vesting conditions as the underlying award.
●	Other Awards: Other forms of equity-based awards that the Compensation Committee determines to be consistent with the purpose of the Founders Share Plan.

Adjustments. In the event of certain corporate transactions, such as a stock split, merger, or consolidation, the Compensation Committee will make appropriate adjustments to the number of shares available under the Founders Share Plan and the terms of outstanding awards to prevent dilution or enlargement of the benefits intended to be made available.

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Change in Control. The Founders Share Plan provides that in the event of a change in control of the company, the Compensation Committee may, in its discretion, provide for the assumption, substitution, or cancellation of outstanding awards. If awards are cancelled, participants may receive a cash payment for their vested awards.

Amendment and Termination. Our Board of Directors may amend, suspend, or terminate the Founders Share Plan at any time. However, stockholder approval will be required for certain amendments, such as an increase in the number of shares available for issuance or the repricing of stock options. The Founders Share Plan will terminate ten years from its effective date, unless terminated earlier by the board.

Securities Authorized for Issuance under the Founders Share Plan

The table below sets forth certain information as of December 31, 2025, regarding the shares of our Common Stock available for grant or granted under stock option plans and other compensation arrangements that (i) were adopted by our stockholders and (ii) were not adopted by our stockholder.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in common)
Equity Compensation plans approved by stockholders (1)	-	$-	375,000
Equity Compensation plans not approved by stockholders	-	-	-
Total	-	$-	375,000

(1)	Represents shares approved for issuance under the Founders Share Plan.

Director Compensation

There were no non-employee members of our Board of Directors for the year ended December 31, 2025. Please see the above Summary Compensation Table as related to our employee directors.

We have appointed Joanna Dodd Massey, Robert Steele, and Jason Adelman to serve as independent directors, with such appointments taking effect upon the completion of a Public Listing. In 2025, in connection with the execution of their offer letters, the Company granted 100,000 restricted shares of Common Stock to each independent director-elect. These shares vested immediately upon execution of the acknowledgment forms; however, a proportional amount of the shares will be subject to forfeiture and recovery on a pro-rata basis if the director does not serve a full 12-month term following their official seating on the Board. Following the completion of a Public Listing, each independent director will also be entitled to receive a cash retainer of $2,500 per month for their board and committee service.

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Description Of Capital Stock

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Articles of Incorporation and Bylaws of FullPAC are included as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable provisions of Nevada law, the Articles of Incorporation and Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized Capital Stock

Our authorized capital stock consists of 260,000,000 shares of capital stock, consisting of 250,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.

As of July 10, 2026, there were 21,758,300 shares of our Common Stock issued and outstanding held by 169 holders of record and 507,500 shares of our Common Stock reserved for issuance under our Founders Share Plan and 10,380 shares reserved for issuance under Placement Agent Warrants to purchase 10,380 shares of Common Stock at a strike price of $6.25 per share.

Common Stock

All outstanding shares of our Common Stock are fully paid and nonassessable. The following summarizes the rights of holders of our Common Stock:

●	a holder of Common Stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders and is not entitled to cumulative voting for the election of directors;
●	subject to preferences that may apply to shares of preferred stock outstanding, the holders of Common Stock are entitled to receive lawful dividends as may be declared by our Board of Directors;
●	upon our liquidation, dissolution, or winding up, the holders of shares of Common Stock are entitled to receive a pro rata portion of all our assets remaining for distribution after the satisfaction of all our liabilities and the payment of any liquidation preference on any outstanding shares of preferred stock;
●	there are no redemption or sinking fund provisions applicable to our Common Stock; and
●	there are no preemptive, subscription, or conversion rights applicable to our Common Stock.

Preferred Stock

Our Board of Directors is authorized, without further approval from our stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, our Board of Directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock could have the effect of restricting dividends payable to holders of our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying or preventing a change in control, all without further action by our stockholders. Further, the ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

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Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the Nevada Law

Some provisions of Nevada law, our Articles of Incorporation, and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Stockholder Meetings. Our Bylaws provide that a special meeting of the stockholders, unless otherwise required by the Articles of Incorporation, may be called at any time only by the entire Board of Directors. A special meeting of the stockholders may not be called by any other person or persons. The Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

Stockholder Action by Written Consent without a Meeting. Our Bylaws provide that, otherwise provided in the Articles of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at an annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of record on the record date (established in the manner as set forth pursuant to the Bylaws) of our outstanding shares having at least the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that in the case of the election or removal of directors by written consent, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors.

Stockholders Not Entitled to Cumulative Voting. Our Bylaws do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Removal of Directors. Our Bylaws provide that unless otherwise provided in the Articles of Incorporation, any director may be removed as a director by the vote of stockholders representing not less than two-thirds of the voting power of our issued and outstanding stock entitled to vote thereon.

Nevada Anti-Takeover Statutes. Our Articles of Incorporation provide that the Company has elected not to be governed by the provisions of Sections 78.378 through 78.3793 of the Nevada Revised Statutes (relating to acquisitions of controlling interests) or Sections 78.411 through 78.444 of the Nevada Revised Statutes (relating to combinations with interested stockholders).

Amendment of Bylaws or Charter Provisions. Any article or provision of the Bylaws may be altered, amended or repealed at any time, or new bylaws may be adopted at any time, by a majority of the directors present at any meeting of the Board of Directors of the corporation at which a quorum is present, in the sole and absolute discretion of the Board of Directors. We reserve the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner currently or hereafter prescribed by statute, and all rights conferred upon stockholders, subject to such reservation.

Limited Liability. The liability of our directors or officers to us or our stockholders for monetary damages for acts or omissions occurring in their capacity as directors or officers shall be limited to the fullest extent permitted by the laws of the State of Nevada and any other applicable law, as such laws now exist and to such greater extent as they may provide in the future.

The provisions of Nevada law, our Articles of Incorporation, and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board of Directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equity Stock Transfer, Inc. The transfer agent and registrar’s address is 237 W. 37th St. #602, New York, NY 10018, phone number (212) 575-5757.

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Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth, as of July 10, 2026, certain information with respect to the beneficial ownership of our voting stock by (i) each person, or group of affiliated persons, known by us to beneficially own more than 5% of outstanding shares of any class of our voting securities, (ii) each of our directors, (iii) each of our Named Executive Officers; and (iv) all directors and executive officers as a group.

Unless otherwise indicated below, we have determined beneficial ownership in accordance with the rules of the SEC, which generally includes voting or investment power over securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe, based on the information furnished to us, that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the stockholder.

Percentage of ownership prior to the offering is based on 21,758,300 shares of Common Stock issued and outstanding as of July 10, 2026.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Owned
Directors and Officers
Travis Trawick(2)	11,803,263	54.25%
Isaac Dietrich(3)	2,015,000	9.26%
Ryan Deal(4)	500,000	2.30%
Daniel Flowers(5)	500,000	2.30%
Hector Garcia(6)	250,000	1.15%
All directors and executive officers as a group (5 persons)	15,068,263	69.25%

(1)	Unless otherwise noted, the business address of each of those listed in the table is c/o FullPAC, Inc., 1206 Laskin Road Suite 201-o, Virginia Beach, Virginia 23451.
(2)	Consists of 11,803,263 shares of Common Stock.
(3)	Consists of 2,015,000 shares of Common Stock.
(4)	Consists of 500,000 shares of Common Stock.
(5)	Consists of 500,000 shares of Common Stock.
(6)	Consists of 250,000 shares of Common Stock.

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Selling Securityholders

This prospectus covers the resale or other disposition from time to time by the Selling Securityholders identified in the table below of up to an aggregate of 3,915,995 shares of Common Stock. The Selling Securityholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement.

This prospectus covers the resale or other disposition by the Selling Securityholders or their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus of the Resale Shares. Throughout this prospectus, when we refer to the “Selling Securityholders,” we are referring to the securityholder listed in the table below. We are registering the Resale Shares to permit the Selling Securityholders and their pledgees, donees, transferees or other successors-in interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the Resale Shares in the manner contemplated under “Plan of Distribution” herein.

Except as otherwise disclosed herein (including in the section titled “Certain Relationships and Related Person Transactions”), the Selling Securityholders do not have, and within the past three years have not had, any position, office or other material relationship with us. The following table sets forth the name of the Selling Securityholders in the first column, the number of shares of our Common Stock owned by the Selling Securityholders in the second column, the number of Resale Shares that may be offered under this prospectus in the third column, the number of our Common Stock that will be owned after this offering by the Selling Securityholders assuming all of the Resale Shares registered for resale hereby are sold in the fourth column, and the percentage of Common Stock beneficially owned after this offering by the Selling Securityholders assuming all of the Resale Shares registered for resale hereby are sold in the fifth column. The Selling Securityholders may sell some, all or none of their Resale Shares. We do not know how long the Selling Securityholders will hold the Resale Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholders regarding the sale or other disposition of any of the Resale Shares.

The Resale Shares covered hereby may be offered from time to time by the Selling Securityholders. The information set forth below is based upon information obtained from the Selling Securityholders and upon information in our possession regarding the issuance of the Resale Shares. The percentages of shares of Common Stock owned after the offering by each Selling Securityholders below are based on 21,758,300 shares of Common Stock outstanding as of July 10, 2026. We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Number of Shares of Common Stock of Owned After Offering(2)	Percentage of Shares of Common Stock of Owned After Offering(3)
32 Entertainment LLC(4)	350,000	250,000	100,000	* %
3i, LP(5)	500,000	500,000	-	-%
Anson Investments Master Fund LP(6)	100,000	100,000	-	-%
Brio Capital Master Fund Ltd. (7)	200,000	200,000	-	-%
Hudson Bay Master Fund Ltd. (8)	250,000	250,000	-	-%
Iroquois Master Fund Ltd.(9)	297,105	297,105	-	-%
Jason Adelman(10)	150,000	50,000	100,000	* %
L1 Capital Global Opportunities Master Fund(11)	200,000	200,000	-	-%
Leonard R. Warner Jr. (12)	27,223	27,223	-	-%
Richard Molinsky(13)	25,000	25,000	-	-%
Robert Forster(14)	500,000	500,000	-	-%
SEG Opportunity Fund, LLC(15)	1,266,667	1,266,667	-	-%
Tiger Trout Capital Puerto Rico LLC(16)	250,000	250,000	-	-%

* Less than 1%.

(1)	This column represents the amount of shares that will be held by the Selling Stockholders after completion of this offering based on the assumptions that (a) all securities registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other shares of Common Stock are acquired or sold by the Selling Stockholders prior to completion of this offering. However, the Selling Stockholders are not obligated to sell all or any portion of the shares of our Common Stock offered pursuant to this prospectus.

(2)	For the purposes of the calculations of Common Stock to be sold pursuant to the prospectus we are assuming the sale of all shares of Common Stock registered pursuant to this prospectus and exercise of 100% of all of the Warrants held by the Selling Stockholders, as applicable, without regard to any limitations set forth therein.

(3)	To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the Common Stock outstanding and all shares of our Common Stock issuable to that person in the event of the exercise of outstanding warrants owned by that person which are exercisable or convertible within 60 days of July 10, 2026. Warrants held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership amount our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(4)	Consists of (i) 204,082 Founders Shares, (ii) 45,918 April 2026 Shares and (iii) 100,000 shares of Common Stock held by the selling stockholder. Robert Wolf, the Chief Executive Officer of 32 Entertainment LLC, holds voting and dispositive power over the shares of Common Stock held by this Selling Stockholder. The address of this Selling Stockholder is 9 Westerleigh Road, Purchase, NY 10577.

(5)	Consists of (i) 408,164 Founders Shares and (ii) 91,836 April 2026 Shares. The business address of 3i, LP is 2 Wooster Street, 2nd floor, New York, NY 10013. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by 3i Management, LLC and 3i, LP. Mr. Tarlow disclaims any beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC.

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(6)	Consists of (i) 81,633 Founders Shares and (ii) 18,367 April 2026 Shares. Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the shares of Common Stock held by Anson. Bruce Winson is the manager of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(7)	Consists of (i) 163,266 Founders Shares and (ii) 36,734 April 2026 Shares. Shaye Hirsch, the Director of Brio Capital Master Fund Ltd. (“Brio”), holds voting and dispositive power over the shares of Common Stock held by Brio. The principal business address of Brio is 100 Merrick Road Suite 401W, Rockville Centre, NY 11570.

(8)	Consists of (i) 204,082 Founders Shares and (ii) 45,918 April 2026 Shares. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of this Selling Stockholder is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.

(9)	Consists of (i) 242,535 Founders Shares and (ii) 54,570 April 2026 Shares. Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and Iroquois Master Fund. The address of this Selling Stockholder is 125 Park Ave., 25th Fl., New York, NY 10017.

(10)	Consists of (i) 40,817 Founders Shares, (ii) 9,183 April 2026 Shares and (iii) 100,000 shares of Common Stock held by the Selling Stockholder. The address of this Selling Stockholder is 1206 Laskin Rd., Ste. 201-o, Virginia Beach, VA 23451.

(11)	Consists of (i) 163,266 Founders Shares and (ii) 36,734 April 2026 Shares. David Feldman, the Portfolio Manager of this Selling Stockholder, holds voting and dispositive power over the shares of Common Stock held by this Selling Stockholder. The address of this Selling Stockholder is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(12)	Consists of (i) 22,223 Founders Shares and (ii) 5,000 April 2026 Shares. The address of this Selling Stockholder is 220 Victory Drive, Massapequa Park, NY 11762.

(13)	Consists of (i) 20,409 Founders Shares and (ii) 4,591 April 2026 Shares. The address of this Selling Stockholder is 329 Chestnut Hill Road, Unit 2, Norwalk, CT 06883.

(14)	Consists of 408,164 Founders Shares and (ii) 91,836 April 2026 Shares. The address of this Selling Stockholder is 54 Deepdale Dr, Great Neck, NY 11021.

(15)	Consists of (i) 1,034,014 Founders Shares, (ii) 32,653 April 2026 Shares, (iii) 160,000 shares sold pursuant to the January 2026 Purchase Agreement, and (iv) 40,000 shares sold pursuant to the December 2025 Purchase Agreement. Jonathan Schechter, a Member of this Selling Stockholder, holds voting and dispositive power over the shares of Common Stock held by this Selling Stockholder. The address of this Selling Stockholder is 135 Sycamore Drive, Roslyn, NY 11576.

(16)	Consists of (i) 204,082 Founders Shares and (ii) 45,918 April 2026 Shares. Alan Masley, the Managing Member of this Selling Stockholder, holds voting and dispositive power over the shares of Common Stock held by this Selling Stockholder. The address of this Selling Stockholder is 1357 Ashford Ave STE 2-267 San Juan, PR 00907.

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Certain Relationships And Related Person Transactions

General

Other than the transactions discussed below, and the executive compensation arrangements described in the section titled “Compensation of Directors and Executive Officers,” since January 1, 2024, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed the lesser of (i) $120,000 and (ii) one percent of the average of the Company’s total assets at year-end for the fiscal years ended December 31, 2025, and 2024 and in which any director, executive officer, any nominee for election as a director, any holder that beneficially owns more than 10% of any class of our voting securities, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest (any such transaction, a “related party transaction”).

Related Party Transactions

Employment Agreements

We have entered into written employment agreements with certain of our executive officers. These agreements generally provide for notice periods of varying duration for termination of the agreement by us or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits. We have also entered into customary non-competition, confidentiality of information and ownership of inventions arrangements with our executive officers. However, the enforceability of the noncompetition provisions may be limited under applicable law.

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

We also maintain an insurance policy that insures our directors and executive officers against certain liabilities, including liabilities arising under applicable securities laws.

Dividend Payments

RoboCent, Inc. made regular cash dividend distributions to Travis Trawick, its Chief Executive Officer and sole director and shareholder. During the years ended December 31, 2024, and 2023, RoboCent made dividend distributions in the amount of $10,025 and $50,926, respectively.

FullPAC Merger

On June 26, 2025, Mr. Trawick, the sole shareholder of RoboCent approved an Agreement and Plan of Merger with FullPAC. FullPAC was incorporated in the State of Nevada on June 25, 2025, by Mr. Trawick. Pursuant to the Agreement and Plan of Merger, Mr. Trawick received the same class and number of shares of stock in FullPAC as he previously held in RoboCent, FullPAC became the sole shareholder of RoboCent, and RoboCent became a wholly owned subsidiary of FullPAC. The transaction will be accounted for as a common control transaction.

Seed Notes

In connection with our issuances from June through September 2025 of the Seed Notes, certain of our executive officers (or their immediate family members) and directors (upon a Public Listing) purchased Seed Notes with principal amounts aggregating to approximately $268,643 for a purchase price of $255,850, certain of which with principal of $63,525 were redeemed from January 1 to June 30, 2026 for $351,100 inclusive of $5,080 in accrued interest and a redemption premium of $282,495 under the terms of the Seed Notes.

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The Seed Notes mature on December 31, 2026, bear interest at 15% per year, were issued with a 5% original issue discount and are secured by a first-priority lien on substantially all of the assets of RoboCent. In the event the Company enters into a Qualified Financing, the Company shall apply 50% of the proceeds from such offering to redeem the Seed Notes. The cash redemption amount payable to each holder in connection with such Qualified Financing Redemption shall be equal to the product of (I) post-money valuation of the Company following such Qualified Financing and (II) the quotient of (x) the outstanding note balance of the Seed Note held by such holder on the date of such Qualified Financing Redemption and (y) the lower of (i) the product of 0.8 and the post-money valuation of the Company following such Qualified Equity Financing and (ii) $7 million (such amount redeemed, the “Qualified Financing Redemption Amount”); provided, however, that the Qualified Financing Redemption Amount paid to any holder shall not be greater than five hundred percent (500%) of the Outstanding Note Balance of the Seed Note held by such holder on the date of such Qualified Financing Redemption. The Seed Notes issued to our executive officers (or their immediate family members) are identical in their terms to the Seed Notes issued to other investors, and our executive officers (and their immediate family members) do not receive any extra or special benefit in connection with the Seed Notes held by them. Each of these holders, along with certain other holders of the Seed Notes, have executed an amendment to their Seed Note subordinating their right to receive a pro rata portion of the redemption amount payable upon a Qualified Financing to the prior repayment in full of the Seed Notes held by holders that did not execute such an amendment. The Seed Note does not grant the Holder any equity, conversion rights, or ownership in the Company. The Seed Notes and any accrued and unpaid interest are due and payable in the event of a change of control of the Company.

●	Travis Trawick, our Co-Founder, Chief Executive Officer and Chairman, purchased Seed Notes with principal amounts aggregating to $52,500 for a purchase price of $50,000.
●	Isaac Dietrich, our Co-Founder, Chief Financial Officer and Director, purchased a Seed Note with a principal amount of $52,500 for a purchase price of $50,000.
●	Ryan Deal, our General Counsel and Secretary, purchased a Seed Note with a principal amount of $21,000 for a purchase price of $20,000.
●	Daniel Flowers, our Chief Technology Officer and Chief Operations Officer, purchased Seed Notes with principal amounts aggregating to $15,750 for a purchase price of $15,000.
●	Hector Garcia, our Chief Revenue Officer, purchased Seed Notes with principal amounts aggregating to $10,500 for a purchase price of $10,000. Mr. Garcia was appointed Chief Revenue Officer effective January 1, 2026 and was not a related party at the time of his purchase or as of December 31, 2025, and his Seed Note is therefore not included in the aggregate principal and purchase-price amounts described above.
●	Brian Trawick, an immediate family member of our Chief Executive Officer, purchased Seed Notes with principal amounts aggregating to $21,000 for a purchase price of $20,000, which was redeemed for $118,095, inclusive of the principal balance together with accrued interest of $1,563 and a $95,532 Qualified Redemption Premium.
●	Laurence Benson, an immediate family member of our Chief Executive Officer, purchased a Seed Note with a principal amount of $10,500 for a purchase price of $10,000.
●	Michele Moxey, an immediate family member of our Chief Executive Officer, purchased Seed Notes with principal amounts aggregating to $15,750 for a purchase price of $15,000.
●	Gilbert Dietrich, an immediate family member of our Chief Financial Officer and Director, purchased Seed Notes with principal amounts aggregating to $17,325 for a purchase price of $16,500, of which principal of $11,025 was redeemed for $60,663, inclusive of the principal balance together with accrued interest of $555 and a $49,083 Qualified Redemption Premium.
●	April Dietrich, an immediate family member of our Chief Financial Officer and Director, purchased a Seed Note with a principal amount of $4,568 for a purchase price of $4,350.
●	Leslie Deal, an immediate family member of our General Counsel and Secretary, purchased a Seed Note with a principal amount of $21,000. for a purchase price of $20,000, which was redeemed for $116,550, inclusive of the principal balance together with accrued interest of $2,339 and a $93,211 Qualified Redemption Premium.
●	Joanna Dodd Massey, our lead independent director-elect, purchased a Seed Note with a principal amount of $26,250 for a purchase price of $25,000.
●	Robert Steele, our independent director-elect, purchased a Seed Note with a principal amount of $10,500 for a purchase price of $10,000, which was redeemed for $55,792, inclusive of the principal balance together with accrued interest of $623 and a $44,669 Qualified Redemption Premium.

The Company recognized amortization of debt discount and interest expense on related-party notes of $3,517 and $15,838, respectively, during the year ended December 31, 2025. As of December 31, 2025, the balance of the related-party Seed Notes was $262,883, net of unamortized debt discount of $9,276 and accrued interest of $15,837.

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During the three months ended March 31, 2026, the Company redeemed certain Seed Notes held by related-parties in the principal amount of $10,500, together with accrued interest of $623 for $55,792, inclusive of a $44,669 redemption premium under the terms of the Seed Notes. The Company recognized amortization of debt discount on related-party notes of $2,590 and interest expense of $10,183, respectively, during the three months ended March 31, 2026. As of March 31, 2026, the balance of the related-party Seed Notes was $276,853, net of unamortized debt discount of $6,686 and accrued interest of $25,397.

From April 1 to June 30, 2026, the Company redeemed certain Seed Notes held by related-parties in the principal amount of $53,025, together with accrued interest of $4,457 for $295,309, inclusive of a $237,827 redemption premium under the terms of the Seed Notes. The Company recognized amortization of debt discount on related-party notes of $3,257 and interest expense of $7,528, respectively, from April 1 to June 30, 2026. As of June 30, 2026, the balance of the related-party Seed Notes was $201,689, net of unamortized debt discount of $3,429 and accrued interest of $28,418.

Reg A+ Subscriptions

Regulation A+ Subscriptions. Between December 19, 2025 and May 12, 2026, certain related parties purchased shares of our Common Stock in our ongoing Regulation A Offering at the public offering price of $5.00 per share, on the same terms available to all investors in the offering:

●	Leslie Deal, an immediate family member of our General Counsel and Secretary, purchased an aggregate of 21,224 shares for $106,120 from December 19, 2025 to May 12, 2026.
●	Brian Trawick, an immediate family member of our Chief Executive Officer, purchased an aggregate of 16,000 shares for $80,000 from December 19, 2025 to May 7, 2026.
●	Robert Steele, our independent director-elect, purchased 4,000 shares for $20,000 on January 27, 2026.
●	Gilbert Dietrich, an immediate family member of our Chief Financial Officer and Executive Director, purchased 10,000 shares for $50,000 on May 7, 2026.

Short-Term Loan from Isaac Dietrich

In March 2026, Mr. Dietrich, our Chief Financial Officer and a member of our Board of Directors, loaned the Company $14,980 on a short-term, unsecured basis at 0% interest. The loan was repaid in cash in April 2026. Our Board of Directors approved the loan and determined that its terms were more favorable to the Company than terms that would have been available from an unrelated party.

In April 2026, Mr. Trawick, our Founder, Chief Executive Officer, Chairman, and a member of our Board of Directors, loaned the Company $4,700 on a short-term, unsecured basis at 0% interest, of which $4,000 had been advanced beginning in February 2026. The loan was repaid in cash in May 2026. Our Board of Directors approved the loan and determined that its terms were more favorable to the Company than those available from third parties. On July 24, 2026, Mr. Trawick loaned RoboCent $75,000 on an unsecured basis at 0% interest pursuant to a promissory note due December 31, 2026 and prepayable without penalty. The transaction was approved by the disinterested member of our Board of Directors, and FullPAC consented as sole stockholder of RoboCent.

Founder Share Sale

On April 24, 2026, Mr. Trawick, our Chief Executive Officer and Chairman of the Board of Directors, sold an aggregate of 3,196,737 shares of Common Stock to the same accredited investors that were purchasers in the April 2026 Private Placements, for a purchase price of $0.10 per share and aggregate gross proceeds to Mr. Trawick of approximately $320,000. The Company was not a party to the Founder Share Sale and did not receive any proceeds. See “Prospectus Summary—December 2025 Private Placement, January 2026 Private Placement, and April 2026 Private Placements; Founder Share Sale.”

Director-Elect Participation in April 2026 Private Placements

In the April 2026 Private Placements and Founder Share Sale, our independent director-elect Jason Adelman purchased 9,183 newly issued shares of Common Stock from the Company for $45,915 and 40,817 shares from Mr. Trawick in the Founder Share Sale for $4,081.70, for a total of 50,000 shares at a blended price of approximately $1.00 per share.

Consulting and Equity Arrangements with Trey Trawick

On April 14, 2026, the Company entered into a Consulting Agreement with Trey Trawick, an immediate family member of Mr. Trawick, for AI consulting services at $5,000 per month. On April 18, 2026, the Company granted Mr. Trey Trawick a Restricted Stock Award for 10,000 shares from the Founders Share Plan in connection with services rendered. Our Board of Directors approved the consulting arrangement and determined that its terms were more favorable to the Company than terms that would have been available from an unrelated party.

Cash Bonus to Daniel Flowers

In April 2026, the Company paid Mr. Flowers, our Chief Technology Officer and Chief Operations Officer, a cash bonus of $35,911.12 to offset tax liabilities arising from prior equity grants and in recognition of substantial additional work in connection with the 2026 Pollies Conference.

Policies and Procedures for Approval of Related Party Transactions

If we contemplate entering into any transaction with a related party, regardless of the amount involved, the terms of such transaction are required to be presented to our Board for approval in advance of the transaction. Any director, officer or employee who becomes aware of a transaction or relationship that could reasonably be expected to give rise to a conflict of interest is required to disclose the matter promptly to our Board. Our Board must then either approve or reject the transaction and may only approve the transaction if it determines, based on all of the information presented, that the related party transaction is not inconsistent with the best interests of the Company and its stockholders.

We have adopted a formal written Related Party Transaction Policy to be effective upon a Public Listing. Pursuant to its charter and upon a Public Listing, our Audit Committee will be responsible for reviewing and approving or ratifying any transaction between the Company and any related person that is required to be disclosed under the rules of the SEC. Directors and officers are required to obtain prior authorization from the Audit Committee before entering into any transaction that may pose a conflict of interest.

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Material U.S. Federal Tax Considerations

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Stock purchased in this offering. This discussion applies only to shares of Common Stock that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who acquire such shares in this offering. This discussion does not address the U.S. federal income tax consequences of the acquisition, ownership or disposition of any securities other than the Common Stock offered hereby.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including, but not limited to, the alternative minimum tax, the Medicare tax on certain investment income, the effects of Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”), and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including, but not limited to: financial institutions or financial services entities; broker-dealers; governments or agencies or instrumentalities thereof; regulated investment companies; real estate investment trusts; expatriates or former long-term residents of the United States; persons that actually or constructively own 5% or more of our voting stock; insurance companies; dealers or traders subject to a mark-to-market method of accounting with respect to our shares; persons holding our shares as part of a “straddle,” hedge, integrated transaction or similar transaction; U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and tax-exempt entities.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect as of the date hereof, and all of which are subject to change or to differing interpretations, possibly with retroactive effect. This discussion does not address any aspect of state, local or non-U.S. taxation or any U.S. federal taxes other than income taxes (such as gift and estate taxes). We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) regarding any U.S. federal income tax consequence described herein. There can be no assurance that the IRS will agree with the discussion herein or that a court will not sustain a contrary determination. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our shares, the U.S. federal income tax treatment of a partner or member in such partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the entity. If you are a partner or member of a partnership or other pass-through entity holding our shares, you should consult your tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL AND NON-U.S. TAX LAWS.

Material U.S. Federal Income Tax Consequences for U.S. Holders

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Common stock that, for U.S. federal income tax purposes, is or is treated as: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (a) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described below under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.”

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends-received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividend income” that will be subject to tax at the preferential rates applicable to long-term capital gains. If the applicable holding period requirements are not satisfied, then a corporation may not qualify for the dividends-received deduction and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates rather than the preferential rate applicable to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

Upon a sale or other taxable disposition of our Common Stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the amount realized and (ii) the U.S. Holder’s adjusted tax basis in the Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock exceeds one year at the time of disposition. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced tax rates. The deductibility of capital losses is subject to limitations.

A U.S. Holder’s adjusted tax basis in its Common Stock generally will equal the amount paid for such stock, reduced by any prior distributions treated as a return of capital with respect to such stock.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our Common Stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a correct taxpayer identification number, a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally should be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

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Material U.S. Federal Income Tax Consequences for Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is not a U.S. Holder and is not a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

Distributions

In general, distributions, if any, made on our Common Stock to a Non-U.S. Holder to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. federal income tax purposes and will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, subject to the discussion below regarding effectively connected income, backup withholding and FATCA. To obtain a reduced rate of withholding under an applicable income tax treaty, a Non-U.S. Holder generally will be required to provide us or the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form), certifying the Non-U.S. Holder’s entitlement to benefits under the treaty. If a Non-U.S. Holder is eligible for a reduced rate of

U.S. federal withholding tax under an income tax treaty and does not timely provide the required certification, the holder may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

We and other applicable withholding agents generally are not required to withhold tax on dividends paid to a Non-U.S. Holder if the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), provided that the Non-U.S. Holder furnishes a properly executed IRS Form W-8ECI. In such case, the effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable treaty), subject to certain adjustments.

To the extent distributions exceed our current and accumulated earnings and profits, they first will reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Common Stock, and thereafter will be treated as gain realized from the sale or other disposition of the stock, subject to the rules described below under “—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of our Common Stock unless: (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); (ii) the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 or more days during the taxable year of the disposition and certain other conditions are satisfied; or (iii) we are or have been a “United States real property holding corporation,” or USRPHC, within the meaning of Section 897(c)(2) of the Code at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period for the Common Stock.

Gain described in clause (i) above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons, and a corporate Non-U.S. Holder may also be subject to the branch profits tax described above. A Non-U.S. Holder described in clause (ii) above generally will be subject to a 30% U.S. federal income tax (or a lower applicable treaty rate) on the gain, which gain may be offset by certain U.S.-source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

In general, we would be a USRPHC if the aggregate fair market value of our United States real property interests equaled or exceeded 50% of the combined fair market value of our United States real property interests, our interests in real property located outside the United States and our other business assets. We do not provide any assurance that we are not, or will not become, a USRPHC. Even if we are or were to become a USRPHC, gain realized by a Non-

U.S. Holder on a disposition of our Common Stock generally would not be subject to U.S. federal income tax under the rules applicable to United States real property interests so long as our Common Stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market and the Non-U.S. Holder has not owned, directly or constructively, more than 5% of our Common Stock during the applicable testing period. There can be no assurance that our Common Stock will qualify as regularly traded on an established securities market for this purpose at all times.

Information Reporting and Backup Withholding

Generally, we or an applicable withholding agent will be required to report to the IRS any distributions paid to a Non-U.S. Holder on our Common Stock, including the amount of any such distributions and the amount, if any, of tax withheld. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides the appropriate IRS Form W-8 or otherwise establishes an exemption, although backup withholding may apply if the applicable payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient. Information reporting and backup withholding requirements generally may apply to the proceeds of a sale or other disposition of our Common Stock effected by or through a U.S. office of any broker, unless the Non-U.S. Holder provides appropriate certification of non-U.S. status. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally may be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Accounts

Sections 1471 through 1474 of the Code and the related Treasury regulations and other guidance (commonly referred to as “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments to foreign financial institutions and certain other non-U.S. entities that fail to comply with certain information reporting, certification and disclosure requirements. FATCA generally applies to payments of dividends on our Common Stock. Under proposed Treasury regulations, which taxpayers may generally rely on until final regulations are issued, FATCA withholding does not apply to gross proceeds from the sale or other disposition of our Common Stock. Prospective investors should consult their own tax advisors regarding the possible implications of FATCA on an investment in our Common Stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

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Plan Of Distribution

The Selling Securityholders of the securities being offered pursuant to this prospectus and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on a stock exchange, market or trading facility on which the securities are traded or in private transactions. The Selling Securityholders will offer the shares at a fixed price of $5.00 per share until such time that the Company’s Common Stock is quoted on the OTCQX, the OTCQB or listed on a national securities exchange, and thereafter at prevailing market prices or privately negotiated prices. The Selling Securityholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales made after the effective date of the Registration Statement;

●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Securityholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

76

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act). See “Certain Relationships and Related Person Transactions.”

We are required to pay all fees and expenses incident to the registration of shares of our Common Stock to be offered and sold pursuant to this prospectus, which we expect to be approximately $97,704.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan or distribution.

77

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Haynes and Boone, LLP, New York, New York.

Experts

The balance sheets of the Company as of December 31, 2025, and 2024, the related statements of operations, stockholder’s equity and cash flows for the years ended December 31, 2025, and 2024, and the related notes have been audited by M&K CPAs, PLLC, an independent registered public accounting firm, as stated in their report which such report is included in this prospectus. Such financial statements have been included in this prospectus in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and shares of our Common Stock, we refer you to the registration statement and its exhibits. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents. A copy of the registration statement and its exhibits may be obtained from the SEC upon the payment of fees prescribed by it. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with it.

Upon filing the registration statement, we will become subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, will file periodic and current reports, proxy statements and other information with the SEC. The registration statement, such periodic and current reports and other information can be obtained electronically by means of the SEC’s website at www.sec.gov.

78

FULLPAC, INC.

F-1

FullPAC, Inc.

Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets

Current Assets:
Cash and cash equivalents	$146,087	39,407
Accounts receivable	12,180	36,833
Prepaids and other current asset	16,840	16,000
Deferred offering cost	-	249,888
Total current assets	175,107	342,128

Noncurrent Assets:
Capitalized development Costs, net	18,668	36,024
Property and equipment, net	2,857	3,693
Intangible asset, net	142,056	144,550
Total noncurrent assets	163,581	184,267

Total Assets	$338,688	526,395

Liabilities and Shareholder’s Equity (Deficit)

Current Liabilities:
Accounts payable	$142,026	147,891
Accrued interest (related party of $28,418 and $15,837, respectively)	94,844	76,553
Accrued expenses	206,370	170,585
Deferred revenue	9,195	-
Notes payable, current portion , net	366,924	233,213
Escrow liability, current portion	29,096	27,006
Secured notes payable, net	1,265,518	942,543
Secured notes payable, related party, net	258,637	264,684
Obligations under sales of future receivables	109,094	-
Line of credit	83,367	-
Total current liabilities	2,315,071	1,862,475

Noncurrent Liabilities:
Escrow liability, net of current portion	39,908	54,998
Notes payable, net of current portion, net	250,000	66,220
Total noncurrent liabilities	289,908	121,218

Total Liabilities	2,604,979	1,983,693

Shareholder’s Equity (Deficit):
Preferred stock, $0.0001 par value, 10,000,000 shares authorized and 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 250,000,000 shares authorized and 21,758,300 and 20,673,200 shares issued and outstanding, respectively	2,176	2,067
Additional paid in capital	5,166,349	371,903
Retained Earnings (Deficit)	(7,434,816)	(1,831,268)
Total Shareholder’s Equity (Deficit)	(2,266,291)	(1,457,298)

Total Liabilities and Shareholder’s Equity (Deficit)	$338,688	526,395

See accompanying notes to the unaudited financial statements.

F-2

FullPAC, Inc.

Consolidated Statements of Operations

(Unaudited)

	Six Months Ended	Six Months Ended	Three Months Ended	Three Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Revenue	$1,286,389	$233,875	$937,873	$184,882
Cost of revenue	483,069	87,264	341,187	41,256
Gross profit	803,320	146,611	596,686	143,626

Operating expenses:
General and administrative	1,523,781	116,995	299,863	56,715
Research and Development	743,151	24,188	699,485	19,345
Depreciation and amortization expense	34,209	402	16,610	100
Advertising and marketing	544,560	30,709	167,613	18,288
Legal and professional	232,466	219,248	69,660	217,487

Total operating expenses	3,078,167	391,542	1,253,231	311,935

Loss from operations	(2,274,847)	(244,931)	(656,545)	(168,309)

Other expense:
Interest expense	(240,708)	(7,047)	(111,118)	(4,479)
Loss on Settlement of senior secured notes	(3,087,993)	-	(2,574,481)	-

Total other expense	(3,328,701)	(7,047)	(2,685,599)	(4,479)

Net loss	$(5,603,548)	$(251,978)	$(3,342,144)	$(172,788)

Net loss per share - basic	$(0.26)	$(0.02)	$(0.16)	$(0.01)
Net loss per share - diluted	$(0.26)	$(0.02)	$(0.16)	$(0.01)

Weighted average shares outstanding - basic	21,260,333	15,000,000	21,525,967	15,000,000
Weighted average shares outstanding - diluted	21,260,333	15,000,000	21,525,967	15,000,000

See accompanying notes to the unaudited financial statements.

F-3

FullPAC, Inc.

Consolidated Statements of Shareholders’ Equity (Deficit)

For the three and six months ended June 30, 2026 and 2025

(Unaudited)

					Total
			Additional	Accumulated	Shareholders’
	Common Stock		Paid In	Earnings	Equity
	Shares	Amounts	Capital	(Deficit)	(Deficit)

Balance December 31, 2025	20,673,200	$2,067	$371,903	$(1,831,268)	$(1,457,298)

Common stock issued for cash, net of offering costs	271,780	27	839,827	-	839,854

Common stock issued for service	105,000	11	524,990	-	525,001

Net loss	-	-	-	(2,261,404)	(2,261,404)

Balance March 31, 2026	21,049,980	2,105	1,736,720	(4,092,672)	(2,353,847)

Common stock issued for cash, net of offering costs	695,820	70	3,367,130	-	3,367,200

Common stock issued for service	12,500	1	62,499	-	62,500

Net loss	-	-	-	(3,342,144)	(3,342,144)

Balance June 30, 2026	21,758,300	$2,176	$5,166,349	$(7,434,816)	$(2,266,291)

Balance December 31, 2024	15,000,000	$1,500	$(1,500)	$109,783	$109,783

Dividend distribution	-	-	-	(8,524)	(8,524)

Net loss	-	-	-	(79,190)	(79,190)

Balance March 31, 2025	15,000,000	1,500	(1,500)	22,069	22,069

Dividend distribution	-	-	-	(8,732)	(8,732)

Net loss	-	-	-	(172,788)	(172,788)

Balance June 30, 2025	15,000,000	$1,500	$(1,500)	$(159,451)	$(159,451)

See accompanying notes to the unaudited financial statements.

F-4

FullPAC, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2026	June 30, 2025

Cash Flows from Operating Activities:
Net loss	$(5,603,548)	$(251,978)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	34,209	1,149
Amortization of debt discount	145,084	-
Amortization of capitalized development costs	17,356	30,018
Shares issued for service	587,501	-
Loss on settlement of senior secured notes	3,087,993	-
Changes in operating assets and liabilities:
Accounts receivable	24,653	-
Prepaids and other current asset	(840)	-
Accounts payable	(5,865)	2
Accrued interest	18,291	-
Accrued expense	35,785	168,861
Deferred revenue	9,195	-
Net cash used in operating activities	(1,650,186)	(51,948)

Cash Flows from Investing Activities:
Payment of capitalized development costs	-	(17,440)
Purchase of property, plant and equipment	(879)	-
Purchase of intangible assets through acquisition	(30,000)	-
Net cash used in investing activities	(30,879)	(17,440)

Cash Flows from Financing Activities:
Proceeds from note payable	366,523	136,500
Payments on note payable	(361,199)	25,000
Proceeds from note payable, related party	-	(75,000)
Payments on escrow liability	(13,000)	-
Proceeds from obligations under sales of future receivables	196,905	-
Payments on obligations under sales of future receivables	(140,720)	-
Payments on secured notes payable	(2,455,051)	-
Payments on secured notes payable, related party	(346,021)	-
Proceeds from related party notes payable	23,680	-
Payments on related party notes payable	(23,680)	-
Proceeds from common stock issued for cash	4,456,942	-
Proceeds from line of credit	100,000	-
Payment on line of credit	(16,633)	-
Dividends paid	-	(17,256)
Net cash provided by financing activities	1,787,745	69,244

Net change in cash and cash equivalents	106,680	(144)
Cash and cash equivalents, at beginning of period	39,407	148,368
Cash and cash equivalents, at end of period	$146,087	$148,224

Supplemental disclosures of cash flow information:
Cash paid for interest	$9,620	$5,371
Cash paid for income taxes	$2,107	$-

Supplemental disclosure of non-cash investing and financing activities:
Utilization of deferred offering costs	$249,888	$-

See accompanying notes to the consolidated financial statements.

F-5

FullPAC, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

FullPAC, Inc. (“FullPAC” or the “Company”), incorporated in Nevada on June 25, 2025, operates as a technology infrastructure and communications provider that equips political campaigns, advocacy groups, non-profit organizations, governmental entities, and corporate issuers with an integrated suite of targeted outreach tools. Clients may manage their outreach on a self-service basis or engage the Company to handle execution on their behalf. Client message traffic is transmitted by the Company’s operating subsidiary, RoboCent, Inc., incorporated in the Commonwealth of Virginia on August 16, 2016. Advocacy Lab LLC (“Advocacy Lab”), the Company’s operating subsidiary, provides AI generated and optimized templates for campaign materials and was formed in Michigan on April 14, 2025.

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. Our unaudited condensed consolidated financial statements include the accounts of FullPAC, Inc. and its wholly owned subsidiaries, RoboCent, Inc., Advocacy Lab LLC, Govt, Inc., and GOTV, Inc. All intercompany transactions were eliminated during consolidation.

Certain information and disclosures normally included in the notes to the annual financial statements have been condensed or omitted from these interim unaudited condensed consolidated financial statements. Accordingly, these interim unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal years ended December 31, 2025 and 2024 included in the Company’s Registration Statement on Form S-1 (Registration No. 333-296437), as amended on July 29, 2026. The Company’s fiscal year end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include software capitalization and amortization. Actual results may differ from these estimates.

Liquidity and Going Concern Uncertainty

These unaudited condensed consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain equity and/or debt financing to continue operations. The Company has a net loss of $5,603,548 and a negative working capital of $2,139,964 during the six months ended June 30, 2026, respectively. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These unaudited condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate profitable future operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company is actively seeking additional funding through debt and equity offerings. Management cannot be certain that such events or a combination thereof can be achieved.

F-6

Fair Value of Financial Instruments

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 825-10, “Financial Instruments” (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The estimated fair value of certain financial instruments, including cash, accounts payable and accrued liabilities are carried at historical cost basis, which approximates their fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the unaudited condensed consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.

The Company follows ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value. The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Cash and cash equivalents

For purposes of the unaudited condensed consolidated statements of cash flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents. As of June 30, 2026 and December 31, 2025, the Company had no cash equivalents. The Company maintains its cash in banks insured by the Federal Deposit Insurance Corporation in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions. As of June 30, 2026 and December 31, 2025, the uninsured balances amounted to $0 and $0, respectively.

Accounts Receivable

Accounts receivable are comprised of unsecured amounts due from customers. The Company carries its accounts receivable at their face amounts less an allowance for credit losses. The allowance for credit losses is recognized based on management’s estimate of expected losses, based on past experience, customer creditworthiness, past transaction history with customers, current/future economic trends and conditions. As of June 30, 2026 and December 31, 2025, there was $0 of allowance for credit losses. Accounts receivable was $12,180 and $36,833 as of June 30, 2026 and December 31, 2025, respectively.

Revenue Recognition

The Company’s revenues are accounted for under ASC Topic 606, “Revenue From Contracts With Customers” (“ASC 606”) and generally do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The Company recognizes revenue when services are realized or realizable and earned, less estimated credit losses. The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

F-7

In accordance with ASC 606, the Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company recognizes revenue in accordance with that core principle by applying the following:

●	Identification of the contract with a customer
●	Identification of the performance obligations in the contract
●	Determination of the transaction price
●	Allocation of the transaction price to the performance obligations in the contract
●	Recognition of revenue when, or as, the Company satisfies a performance obligation

The Company primarily generates revenue by facilitating campaign messaging for political organizations, including text messages and automated calls through the Company’s technology platform. Upon effectiveness of the Company’s acquisition of Advocacy Lab, the Company also began generating monthly recurring subscription revenue for access to its platform.

The Company recognizes revenue upon the fulfillment of its performance obligations to customers, which is at a point in time when the campaign is delivered to the customers’ voter lists or the service period for a subscription has been completed. The Company collects payment upon messages being scheduled, based on an agreed upon rate per message, which is typically immediately or up to a week prior to the messages being sent. The Company’s performance obligation is fully satisfied upon sending the messages. Additionally, the Company recognizes revenue from the subscription service at the end of each month during the customers’ access to the platform, which is also when the Company collects the fixed monthly fee for the subscription service from the customer. As of June 30, 2026 and December 31, 2025, the Company had a contract liability of $9,195 and $0, respectively, for services customers had paid for and the Company had not yet delivered. The Company’s contracts do not contain a financing component.

Disaggregation of revenues

The Company disaggregates revenue between facilitating campaign messaging and subscription revenue to Advocacy Lab, its political AI platform.

	For the Three Month Periods Ended		For the Six Month Periods Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Campaign messaging	$907,165	$184,882	$1,243,396	$233,875
Subscription	30,708	-	42,993	-
Total Revenue	$937,873	$184,882	$1,286,389	$233,875

Deferred revenue

Deferred revenue consists of amounts invoiced or collected in advance of the delivery of services and are presented as deferred revenue account on the unaudited condensed consolidated balance sheets. During the six months ended June 30, 2026 and 2025, no revenue recognized had been included in deferred revenue at the beginning of the period. During the three months ended June 30, 2026 and 2025, $59,930 and $0 in revenue recognized was included in deferred revenue at the beginning of the period, respectively. As of June 30, 2026 and December 31, 2025, deferred revenue was $9,195 and $0, respectively, in each case representing services for which customers had paid and that the Company had not yet delivered.

F-8

Cost of Revenue

Cost of revenue consists primarily of expenses related to providing our cloud-based services and professional services. These costs include payroll and related expenses for technical support and professional services personnel, data center hosting costs, software license fees, and amortization of capitalized internal-use software

Property and Equipment, net

We state property and equipment at cost or, if acquired through a business combination, fair value at the date of acquisition. We calculate depreciation using the straight-line method over the estimated useful lives of the assets, except for our leasehold improvements, which are depreciated over the shorter of their estimated useful lives or their related lease term. Upon the sale or retirement of assets, the cost and related accumulated depreciation are removed from our accounts and the resulting gain or loss is credited or charged to income. We expense costs for repairs and maintenance when incurred.

Capitalized Software Development Cost, net

The Company capitalizes certain costs related to the development and enhancement of the Company’s platform. Such costs are amortized when placed in service, on a straight-line basis over the estimated useful life of the related asset, generally estimated to be three years. Costs incurred prior to meeting these criteria together with costs incurred for training and maintenance are expensed as incurred and recorded in product development expenses on our statements of operations. Costs incurred for enhancements that were expected to result in additional features or functionality that would generate additional revenue are capitalized and expensed over the estimated useful life of the enhancements, generally three years. The Company does not capitalize any testing or maintenance costs. The accounting for these capitalized software costs requires management to make significant judgments, assumptions and estimates related to the timing and amount of recognized capitalized software development costs. For the six months ended June 30, 2026 and 2025, we capitalized $0 and $0 of costs related to the development of software applications, respectively. Amortization of capitalized software costs was $17,356 and $30,018 for the six months ended June 30, 2026 and 2025, respectively. Amortization of capitalized software costs was $54 and $15,401 for the three months ended June 30, 2026 and 2025, respectively. The balance of capitalized software was $18,667 and $36,024, net of accumulated amortization of $167,331 and $149,975 at June 30, 2026 and December 31, 2025, respectively.

The Company evaluates its capitalized software costs for impairment annually, at year-end. As of June 30, 2026 and December 31, 2025, the Company determined no impairment of its capitalized software costs was warranted.

Intangible Assets

The Company accounts for acquired intangible assets in accordance with ASC 350, “Intangibles - Goodwill and Other”. The Company amortizes acquired definite-lived intangible assets over their estimated useful lives. Other indefinite-lived intangible assets are not amortized but subject to annual impairment tests.

Long-lived Assets

In accordance with ASC 360 “Property Plant and Equipment,” the Company reviews the carrying value of intangibles subject to amortization and long-lived assets for impairment throughout the year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Impairment of Long-lived Assets

The Company evaluates its long-lived tangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The recoverability of a long-lived asset is measured by comparison of the carrying amount to the expected future undiscounted cash flows that the asset is expected to generate. Any impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.

F-9

Deferred Offering Costs

Deferred offering costs consist of specific expenses directly attributable to the Company’s offering, including legal, accounting, printing, underwriter fees, and filing fees. These costs are capitalized as incurred in accordance with the guidance under ASC 340-10-S99-1. Subsequent to the successful completion of the offering, deferred offering costs will be offset against the closing proceeds and reclassified to additional paid-in capital. During the six months ended June 30, 2026 and 2025, the Company offset $291,408 and $0 of the deferred offering cost against additional paid-in capital, respectively. During the three months ended June 30, 2026 and 2025, the Company offset $32,910 and $0 of the deferred offering cost against additional paid-in capital, respectively.  As of June 30, 2026 and December 31, 2025, there were deferred offering costs of $0 and $249,888, respectively.

Leases

Leases with an initial term of 12 months or less are not recorded on the balance sheet, and lease payments for these leases are recognized as an expense on a straight-line basis over the lease term.

Advertising

The Company charges the costs of advertising to expense as incurred. Advertising costs were $544,560 and $30,709 for the six months ended June 30, 2026 and 2025, respectively. Advertising costs were $167,613 and $18,288 for the three months ended June 30, 2026 and 2025, respectively.

Research and Development

Research and development expenses are comprised of costs incurred in performing research and development activities, including salaries, certain contract services and other related costs. Research and development costs are expensed to operations as incurred.

Stock-based Compensation

Employee and non-employee share-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. Forfeitures are accounted for as they occur, and any unrecognized compensation cost for an award is reversed in the period that the award is forfeited.

Loss Per Common Share

Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. As of June 30, 2026 the Company’s potentially dilutive shares, which were not included in the calculation of net loss per share, included warrants to purchase 10,380 common shares. As of June 30, 2025, the Company had no potentially dilutive shares and options.

Business Combinations

Our business combinations are accounted for under the acquisition method of accounting in accordance with ASC Topic 805, “Business Combinations” (“ASC 805”). Under the acquisition method, we recognize 100% of the assets we acquire and liabilities we assume, regardless of the percentage we own, at their estimated fair values as of the date of acquisition. Any excess of the purchase price over the fair value of the net assets and other identifiable intangible assets we acquire is recorded as goodwill. To the extent the fair value of the net assets we acquire, including other identifiable assets, exceeds the purchase price, a bargain purchase gain is recognized. The assets we acquire, and liabilities we assume from contingencies, are recognized at fair value if we can readily determine the fair value during the measurement period. The operating results of businesses we acquire are included in our unaudited condensed consolidated statement of operations from the date of acquisition. Acquisition-related costs are expensed as incurred.

F-10

Income Taxes

The Company is organized as a C-Corporation. Prior to its reorganization in June 2025, RoboCent was a corporation and elected to be taxed as S-Corporation for state and federal tax purposes, a structure in which income taxes are not payable by the Company. The shareholder(s) of S-Corporations are taxed individually on their applicable share of earnings.

The Company accounts for income taxes in accordance with ASC 740, which requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Tax benefits of uncertain tax positions are recorded only where the position is “more likely than not” to be sustained based on their technical merits. The amount recognized is the amount that represents the largest amount of tax benefit that is greater than 50% likely of being ultimately realized. A liability is recognized for any benefit claimed or expected to be claimed, in a tax return in excess of the benefit recorded in the financial statements, along with any interest and penalty (if applicable) in such excess.

Segment Reporting

The Company manages its operations as a single segment for the purpose of assessing performance and making operating decisions. The Company’s Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer. The CODM allocates resources and evaluates the performance of the Company using information about combined net income from operations. All significant operating decisions are based upon an analysis of the Company as one operating segment, which is the same as its reporting segment.

Recent Accounting Pronouncements

Disaggregation of Income Statement Expenses

In November 2024, the FASB issued Accounting Standards Update No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). ASU 2024-03 requires specified information about certain costs and expenses be disclosed in the notes to the unaudited condensed consolidated financial statements, including the expense caption on the face of the income statement in which they are disclosed, in addition to a qualitative description of remaining amounts not separately disaggregated. Entities will also be required to disclose their definition of “selling expenses” and the total amount in each annual period. The standard is effective for the Company for annual periods beginning January 1, 2027 and for interim periods beginning January 1, 2028, with updates applied either prospectively or retrospectively. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its disclosures.

Credit Losses

In July, 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides updates related to CECL guidance for certain short-term receivables. The ASU is effective for fiscal years beginning after December 15, 2025. The Company adopted ASU 2025-05 on January 1, 2026 with no material impact of this guidance on its disclosures.

F-11

Intangibles—Goodwill and Other—Internal-Use Software

In September 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, which is intended to modernize the accounting for the costs of internal-use software. The amendments remove all references to prescriptive and sequential development stages and, instead, require an entity to start capitalizing software costs when management has authorized and committed to funding the software project, and it is probable that the project will be completed and the software will be used to perform the function intended. The amendments are effective for annual reporting periods beginning after December 15, 2027, and interim reporting periods within those annual reporting periods. Early adoption is permitted as of the beginning of an annual reporting period with the amendments to be applied using a prospective, modified or retrospective transition approach. The Company is currently evaluating the impact provided by the new standard.

NOTE 3 – SECURED NOTES PAYABLE

Senior Secured Business Loan Agreement

During the year ended December 31, 2025, the Company entered into a series of Senior Secured Promissory Notes with investors (the “Notes”) for an aggregate principal amount of $975,845 with the Company receiving cash proceeds of $929,376. The Company recognized debt discount of $46,469 at the issuance of the notes. The Notes mature on December 31, 2026, bear interest at 15% per year, were issued with a 5% original issue discount and are secured by a first-priority lien on substantially all of the assets of RoboCent, Inc. In the event the Company enters into an equity financing with total gross proceeds to the Company of not less than$2,500,000, including but not limited to, in an offering consummated pursuant to Regulation A (a “Qualified Financing”), the Company shall apply 50% of the proceeds from such offering to redeem the Notes. The cash redemption amount payable to each holder in connection with such Qualified Financing Redemption shall be equal to the product of (I) post-money valuation of the Company following such Qualified Financing and (II) the quotient of (x) the outstanding note balance of the Note held by such holder on the date of such Qualified Financing Redemption and (y) the lower of (i) the product of 0.8 and the post-money valuation of the Company following such Qualified Equity Financing and (ii) $7 million (such amount redeemed, the “Qualified Financing Redemption Amount”); provided, however, that the Qualified Financing Redemption Amount paid to any holder shall not be greater than five hundred percent (500%) of the Outstanding Note Balance of the Note held by such holder on the date of such Qualified Financing Redemption.

Each of the Company’s executive officers (or their immediate family members) who are holders of the Notes, along with certain other holders, have executed an amendment and subordination agreement with the Company (the “Amendment and Subordination Agreement”) to effectively subordinate, as to the sequence and priority of payment, to the prior repayment in full of the Notes held by holders that did not execute such agreement. The Note does not grant the Holder any equity, conversion rights, or ownership in the Company. The Notes and any accrued and unpaid interest are due and payable in the event of a change of control of the Company.

Under Section 2(a) of the Seed Notes, the aggregate redemption payments that could become payable in respect of the Seed Notes outstanding as of June 30, 2026 would not exceed approximately $4,159,890, representing 500% of the aggregate outstanding note balance of the Seed Notes as of that date, which consisted of $737,134 of principal and $94,844 of accrued interest across all Seed Notes, including related party Seed Notes discussed in Note 6. This amount is a contractual maximum and is not currently due or payable. The Company’s obligation to make redemption payments arises only upon a Qualified Financing and is limited to 50% of the net proceeds of such Qualified Financing.

In connection with the closing of the April 2026 Private Placements, the Company’s equity financings, consisting of the Private Placements and the Regulation A Offering, had generated total gross proceeds of not less than $2,500,000, and the Company accordingly had a Qualified Financing as of April 24, 2026. The Company was therefore required to apply approximately $2,228,471, representing 50% of the $4,456,942 of aggregate net proceeds received from that Qualified Financing through June 30, 2026, toward redemption of the Seed Notes on a pro rata basis among holders of the Seed Notes.

During the six months ended June 30, 2026, the Company redeemed certain Notes with a principal balance of $449,341 together with accrued interest of $43,290 for an aggregate cash redemption amount of $2,498,342. The Company recognized a loss on settlement of senior secured redeemable notes of $2,005,712. During the three months ended June 30, 2026, the Company recognized an additional loss of $742,836 related to required redemptions owed as a result of the Qualified Financing during the period, recognized as additional principal owed on the Notes.

The aggregate amount of redemption payments that could be made under Section 2(a) with respect to the Senior Secured Notes discussed above outstanding as of June 30, 2026 is approximately $2,992,214, representing 500% of the aggregate Outstanding Note Balance of those Notes as of that date, consisting of $532,017 of principal and $66,426 of accrued interest.

The Company recognized amortization of debt discount on Notes of $24,161 and $593 during the six months ended June 30, 2026 and 2025, respectively. The Company recognized amortization of debt discount on Notes of $6,920 and $593 during the three months ended June 30, 2026 and 2025, respectively.  As of June 30, 2026 and December 31, 2025, the net balance of the Senior Secured Notes was $1,265,518 and $942,543, respectively, net of unamortized debt discount of $9,336 and $33,302, respectively.

NOTE 4 – NOTES PAYABLE

Stripe Capital Loans

On October 7, 2025, the Company entered into a Loan Agreement with Stripe Servicing, Inc. and Celtic Bank pursuant to the Stripe Capital Program for an aggregate principal amount of $136,357 with the Company receiving cash proceeds of $123,400 (the “First Stripe Capital Loan”). The loan charges a fixed financing fee of $12,957, which was recognized as a debt discount. The First Stripe Capital Loan was secured by substantially all of the assets of the Company. The Stripe Capital Loan was repaid by withholding 25% of client payments to us that were processed through the Stripe payment processing platform, subject to minimum payments of $15,151 every 60 days. The First Stripe Capital Loan was retired as of June 30, 2026, and the Company amortized $0 of debt discount to interest expense related to the financing fee during the six months ended June 30, 2026.

F-12

On December 11, 2025, we entered into a Loan Agreement with Stripe Servicing, Inc. and Celtic Bank pursuant to the Stripe Capital Program for an aggregate principal amount of $168,236 with the Company receiving cash proceeds of $153,500 (the “Second Stripe Capital Loan”). The loan charges a fixed financing fee of $14,736, which was recognized as a debt discount. The Second Stripe Capital Loan was secured by substantially all of the assets of the Company. The Second Stripe Capital Loan is repaid by withholding 25% of client payments to us that were processed through the Stripe payment processing platform, subject to minimum payments of $18,693 every 60 days. The Second Stripe Capital Loan was retired as of June 30, 2026, and the Company amortized $12,282 of debt discount to interest expense related to the financing fee during the six months ended June 30, 2026.

On February 6, 2026, we entered into a Loan Agreement with Stripe Servicing, Inc. and Celtic Bank pursuant to the Stripe Capital Program for an aggregate principal amount of $26,678 with the Company receiving cash proceeds of $23,300 (the “Advocacy Lab Stripe Capital Loan”). The loan charges a fixed financing fee of $3,378, which was recognized as a debt discount. The Advocacy Lab Stripe Capital Loan was secured by substantially all of the assets of the Company. The Advocacy Lab Stripe Capital Loan is repaid by withholding 25% of client payments to us that were processed through the Stripe payment processing platform, subject to minimum payments of $2,964 every 60 days. The Company amortized $1,126 of debt discount to interest expense related to the financing fee during the six months ended June 30, 2026. As of June 30, 2026, the principal balance and unamortized discounts of the Advocacy Lab Stripe note was $14,371 and 2,252, respectively.

On March 11, 2026, we entered into a Loan Agreement with Stripe Servicing, Inc. and Celtic Bank pursuant to the Stripe Capital Program for an aggregate principal amount of $256,592 with the Company receiving cash proceeds of $229,100 (the “Third Stripe Capital Loan”). The loan charges a fixed financing fee of $27,492, which was recognized as a debt discount. The Third Stripe Capital Loan was secured by substantially all of the assets of the Company. The Third Stripe Capital Loan is repaid by withholding 22% of client payments to us that were processed through the Stripe payment processing platform, subject to minimum payments of $28,510 every 60 days. The Third Stripe Capital Loan was retired as of June 30, 2026, and the Company amortized $27,492 of debt discount to interest expense related to the financing fee during the six months ended June 30, 2026.

On June 24, 2026, we entered into a Loan Agreement with Stripe Servicing, Inc. and Celtic Bank pursuant to the Stripe Capital Program for an aggregate principal amount of $280,000 with the Company receiving cash proceeds of $250,000 (the “Fourth Stripe Capital Loan”). The loan charges a fixed financing fee of $30,000, which was recognized as a debt discount. The Fourth Stripe Capital Loan was secured by substantially all of the assets of the Company. The Fourth Stripe Capital Loan is repaid by withholding 15.10% of client payments to us that were processed through the Stripe payment processing platform, subject to minimum payments of $31,111 every 60 days. The Company amortized $0 of debt discount to interest expense related to the financing fee during the six months ended June 30, 2026. As of June 30, 2026, the principal balance and unamortized discounts of the Advocacy Lab Stripe note was $280,000 and 30,000, respectively.

		As of
Loan	Date of Note	June 30, 2026	December 31, 2025

First stripe loan	October 7, 2025	-	-
Second stripe loan	December 11, 2025	-	140,219
Advocacy Lab loan stripe loan	February 6, 2026	14,371	-
Third stripe loan	March 11, 2026	-	-
Fourth stripe loan	June 24, 2026	280,000	-
Total principal balance		294,371	140,219
Unamortized debt discount		(32,252)	(12,282)
Total principal balance, net		262,119	127,937

In aggregate, the Company recognized amortization of debt discount of $23,473 and $40,900 during the three and six months ended June 30, 2026, respectively related to the loans discussed above.

OnDeck Term Loan

On October 17, 2025, RoboCent, Inc. entered into a Term Loan Agreement with ODK Capital, LLC for an aggregate principal amount of $263,800 with the Company receiving cash proceeds of $200,000 (the “OnDeck Term Loan”). The loan charges a fixed financing fee of $63,800, which was recognized as a debt discount. The OnDeck Term Loan has an 18 month term and is scheduled to be repaid in 78 weekly payments of $3,382.05. The OnDeck Term Loan is secured by a blanket lien on substantially all of the assets of RoboCent, Inc. and is guaranteed by Travis Trawick, our Chief Executive Officer. If we repay the OnDeck Term Loan in whole prior to its maturity, the remaining interest expense shall be reduced by 25%.

F-13

The Company made payments of $87,958 on the OnDeck Term Loan during the six months ended June 30, 2026. As of June 30, 2026 and December 31, 2025, the principal balance of OnDeck Term Loan was $142,021 and $229,979, respectively, of which $142,021 and $121,056 was in short-term liability, respectively. As of June 30, 2026 and December 31, 2025, the unamortized debt discount was $37,216 and $58,483, respectively.

The Company recognized amortization of debt discount of $10,634 and $21,267 during the three and six months ended June 30, 2026, respectively.

Pristine Capital Partners Cash Advance

On February 11, 2026, the Company entered into a Cash Advance Agreement with Pristine Capital Partners LLC for an aggregate principal amount of $151,900 with the Company receiving cash proceeds of $100,000 (the “Pristine Cash Advance Agreement”). The loan charges a fixed financing fee of $51,900. The term of the agreement is indefinite and shall continue until the Company pays the total repayment amount. The Pristine Cash Advance is scheduled to be repaid by making daily payments of $1,075.

The Company made payments in the amount of $91,375 on the agreement during the six months ended June 30, 2026. As of June 30, 2026, the balance of the cash advance balance was $60,525. As of June 30, 2026, the unamortized debt discount was $15,830. The Company amortized debt discounts of $26,501 and $36,071 during the three and six months ended June 30, 2026, respectively.

Forward Financing Agreement

On March 10, 2026, the Company entered into a Future Receipts Sale Agreement with Forward Financing, LLC for an aggregate principal amount of $139,000 with the Company receiving cash proceeds of $97,000 (the “Forward Financing Agreement”). The loan charges a fixed financing fee of $42,095, which was recognized as a debt discount. The Forward Financing Agreement is scheduled to be repaid in 40 weekly payments of $3,475.

The Company made payments in the amount of $49,345 on the agreement during the six months ended June 30, 2026. As of June 30, 2026, the balance of the future receipts sale was $89,655. As of June 30, 2026, the unamortized debt discount was $25,257. The Company amortized debt discounts of $4,209 and $16,838 during the three and six months ended June 30, 2026, respectively.

NOTE 5 – LINE OF CREDIT

On February 11, 2026, the Company entered into a Line of Credit Agreement with Headway Capital for a total available line of credit limit of $100,000 with an interest rate of 75.05% (the “Headway Line of Credit”). The Company was advanced a total of $100,000 on the Headway Line of Credit as of June 30, 2026. The Headway Line of Credit is scheduled to be paid in 18 monthly payments.

The Company made payments in the amount of $16,633 on the agreement during the six months ended June 30, 2026. As of June 30, 2026, the balance of the Line of Credit and accrued interest was $83,367 and $0, respectively.

NOTE 6 – RELATED PARTY TRANSACTIONS

Dividend Distribution

The Company’s wholly-owned subsidiary RoboCent made regular cash dividend distributions to the Company’s sole shareholder prior to its merger with FullPAC. During the six months ended June 30, 2026 and 2025, the Company made dividend distributions in the amount of $0 and $17,256, respectively. During the three months ended June 30, 2026 and 2025, the Company made dividend distributions in the amount of $0 and $8,524, respectively.

Shares Issued for Service

On April 14, 2026, the Company entered into a Consulting Agreement with Trey Trawick, an immediate family member of the Chief Executive Officer, for AI consulting services at $5,000 per month. During the period ended June 30, 2026, the Company granted Mr. Trey Trawick a restricted stock award for 10,000 shares under the Company’s 2025 Long-Term Incentive Plan in connection with services rendered. The shares have a fair value of $50,000 or $5.00 per share, the price at which the Company contemporaneously sold shares of common stock for cash to third-party investors in its Regulation A offering and private placements.

F-14

Secured Notes Payable

During the year ended December 31, 2025, the Company entered into a series of Senior Secured Promissory Notes with related-party investors (the “Notes”) for an aggregate principal amount of $274,155 with the Company receiving cash proceeds of $261,100. The Company recognized debt discount of $13,055 at the issuance of the notes. The Notes mature on December 31, 2026, bear interest at 15% per year, were issued with a 5% original issue discount and are secured by a first-priority lien on substantially all of the assets of RoboCent, Inc. In the event the Company enters into a Qualified Financing, the Company shall apply 50% of the proceeds from such offering to redeem the Notes. The cash redemption amount payable to each holder in connection with such Qualified Financing Redemption shall be equal to the product of (I) post-money valuation of the Company following such Qualified Financing and (II) the quotient of (x) the outstanding note balance of the Note held by such holder on the date of such Qualified Financing Redemption and (y) the lower of (i) the product of 0.8 and the post-money valuation of the Company following such Qualified Equity Financing and (ii) $7 million (such amount redeemed, the “Qualified Financing Redemption Amount”); provided, however, that the Qualified Financing Redemption Amount paid to any holder shall not be greater than five hundred percent (500%) of the Outstanding Note Balance of the Note held by such holder on the date of such Qualified Financing Redemption. The Notes held by holders that executed the Amendment and Subordination Agreement are subordinated, as to the sequence and priority of payment, to the prior repayment in full of the Notes held by holders that did not execute such agreement.

As further discussed in Note 3, during the six months ended June 30, 2026, the Company redeemed certain Notes held by certain related-parties with aggregate principal balances of $63,525 together with accrued interest of $5,078 for an aggregate cash redemption amount of $351,098. The Company recognized a total loss on settlement of senior secured redeemable notes of $282,497. During the three months ended June 30, 2026, the Company recognized an additional loss of $56,948 related to required redemptions owed as a result of the Qualified Financing during the period, recognized as additional principal owed on the related party Notes.

The aggregate amount of redemption payments that could be made under Section 2(a) with respect to the Senior Secured Notes discussed above outstanding as of June 30, 2026 is approximately $1,167,676, representing 500% of the aggregate Outstanding Note Balance of those Notes as of that date, consisting of $205,117 of principal and $28,418 of accrued interest.

The Company recognized amortization of debt discount on related-party notes of $5,847 and $154 during the six months ended June 30, 2026 and 2025, respectively. The Company recognized amortization of debt discount on Notes of $1,700 and $154 during the three months ended June 30, 2026 and 2025, respectively.  As of June 30, 2026 and December 31, 2025, the net balance of the related-party Senior Secured Notes was $258,637 and $264,631, respectively, net of unamortized debt discount of $3,429 and $9,524, respectively. As of June 30, 2026 and December 31, 2025, accrued interest on related-party notes was $28,418 and $15,837, respectively.

Related Party Loans

On March 31, 2026, the Company entered into a promissory note agreement with the Company’s Chief Financial Officer for $14,980. The note matures on March 31, 2028 and an interest rate of 0%. During the six months ended June 30, 2026, the Company repaid $14,980 of the principal balance to the Officer. As of June 30, 2026, the principal of the related party promissory note was $0 and was retired.

On April 10, 2026, RoboCent, Inc. issued an unsecured, non-interest-bearing promissory note in the principal amount of $4,700 to the Company’s Chief Executive Officer, as lender. The note was repaid in cash on May 26, 2026. As of June 30, 2026, no amount was outstanding under the note and was retired.

NOTE 7 – ACQUISITION

On January 5, 2026, the Company and its newly created wholly owned subsidiary GOVT, Inc. entered into an asset purchase agreement with Govtext, LLC and Elnatan Rudolph (“Sellers”) to purchase certain assets of the Seller related to its business focused on constituent outreach (“Govtext”). The Company agreed to pay $30,000 in cash to the sellers. The Company also entered into an Independent Referral Partner Agreement (“Partner Agreement”) with Elnatan Rudolph (the “Partner”). The Partner Agreement has a term of 10 years but is cancellable by either party with 30 days notice. Under the Partner Agreement, the Partner can earn commissions based on gross proceeds from certain legacy accounts of the assets they acquired. All compensation ends upon termination of the agreement. The Company accounted for the transaction as an asset acquisition under ASC 805 due to all of the fair value of the assets acquired consisting of a single asset group of customer list. The acquisition cost has been capitalized as intangible asset on the balance sheet.

F-15

NOTE 8 – INTANGIBLE ASSETS

On August 21, 2025, the Company entered into an Escrow Agreement for the acquisition of the domain name, GOTV.com. Under the terms of the agreement, the Company made a down-payment of $31,312 and is required to make monthly payments of $3,125, commencing on September 11, 2025 through August 11, 2028. Upon the end of the escrow period, the ownership of the domain name is transferred to the Company. The Company used a 15% interest rate based on the information available at the commencement date in determining the present value of future payments. The Company used an incremental borrowing rate of 15% to determine the present value of the payments. The present value of the intangible asset on the day of acquisition was $119,961. As of June 30, 2026 and December 31, 2025, the principal balance of the loan was $69,004 and $82,004, respectively, of which $29,096 and $27,006 was in short-term liability, respectively. As of June 30, 2026 and December 31, 2025, the accrued interest balance was $0 and $0, respectively.

The domain name is being amortized over an estimated three-year life on a straight-line basis. Amortization expense for the three and six months ended June 30, 2026 was $9,997 and $19,994, respectively.

On September 29, 2025, the Company entered into a Membership Interest Purchase Agreement to purchase 100% of the membership interest of Advocacy Lab LLC. The Company paid a total cash consideration of $45,000 to the Sellers. The acquired intangible assets were domain name and customer list.

The domain name and customer list are both an estimated three-year life and are amortized on a straight-line basis. Amortization expense for the three and six months ended June 30, 2026 was $3,750 and $7,500, respectively.

On January 5, 2026, the Company entered into an asset purchase agreement with Govtext, LLC and the Seller to purchase certain assets of the Seller related to its business focused on constituent outreach. The Company agreed to pay $30,000 in cash to the sellers. The Company accounted for the transaction as an asset acquisition under ASC 805. The acquisition cost has been capitalized as intangible asset on the balance sheet. The acquired intangible assets were customer list and contracts.

The customer list and contracts have an estimated three-year life and are amortized on a straight-line basis. Amortization expense for the three and six months ended June 30, 2026 was $2,500 and $5,000, respectively.

Intangible assets consisted of the following:

	June 30, 2026	December 31, 2025
GOTV.com domain	$119,961	$119,961
Advocacy Lab domain and customer list	45,000	45,000
Govtext customer list and contracts	30,000	—
Less: accumulated amortization	(52,905)	(20,411)
Total intangible assets, net	$142,056	$144,550

NOTE 9 – SHAREHOLDER EQUITY

Preferred Stock

The Company is authorized to issue 10,000,000 shares of blank check preferred stock, $0.0001 par value per share. No preferred shares were issued or outstanding as of June 30, 2026 and December 31, 2025.

F-16

Common Stock

The Company is authorized to issue 250,000,000 shares of common stock, $0.0001 par value per share. There were 21,758,300 and 20,673,200 shares of common stock issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.

Effective June 26, 2025, the Company conducted a forward-split such that 25,000 shares of common stock became 15,000,000 shares of common stock. The forward stock split has been retroactively adjusted throughout these unaudited condensed consolidated financial statements and footnotes.

On January 6, 2026, the Company sold and issued 160,000 shares of common stock to an accredited investor in a private placement at a purchase price of $5.00 per share, for aggregate gross proceeds of $800,000.

On April 24, 2026, the Company sold and issued an aggregate of 519,258 shares of common stock to certain accredited investors at a purchase price of $5.00 per share, for aggregate gross proceeds of $2,596,290. The Company used the proceeds from the April 2026 Private Placements for working capital and to redeem certain Seed Notes.

During the six months ended June 30, 2026, the Company issued a total of 288,342 shares of common stock in its ongoing offering pursuant to Regulation A at $5.00 per share, for aggregate gross proceeds of $1,441,710. Of those shares, 111,780 were issued in six closings that settled during the three months ended March 31, 2026, for aggregate gross proceeds of $558,900.

During the six months ended June 30, 2026, the Company offset $291,408 of amortized deferred offering cost and $113,921 of additional offering costs against the aggregate gross proceeds of the equity capital raise. The amounts reported for common stock issued for cash in the condensed consolidated statements of shareholders’ equity are presented net of offering costs charged against equity.

In connection with the April 2026 Private Placements, Mr. Trawick sold an aggregate of 3,196,737 shares of the Company’s Common Stock to the same accredited investors that were purchasers in the April 2026 Private Placements (the “Founder Share Sale”). The purchase price per share in the Founder Share Sale was $0.10, and Mr. Trawick received gross proceeds of approximately $320,000. The Company was not a party to the Founder Share Sale and did not receive any proceeds from the sale of shares by Mr. Trawick.

Restricted Stock

The Company maintains a single equity incentive plan, the 2025 Long-Term Incentive Plan. The plan authorizes 6,000,000 shares of common stock for issuance. During the period ended June 30, 2026, the Company granted a total of 117,500 shares of Company’s common stock to consultants for services under the Company’s 2025 Long-Term Incentive Plan. The awarded shares are immediately vested. The fair market value of the common stock granted during the six months ended June 30, 2026 was $587,501. The $587,501 aggregate fair value reflects a value of $5.00 per share, the price at which the Company contemporaneously sold shares of common stock for cash to third-party investors in its Regulation A offering and private placements. The increase from the per-share value of shares issued for services during 2025 reflects this contemporaneous, arm’s-length cash price.

Warrants

In connection with closings of the Company’s Regulation A offering, the Company issued warrants to the placement agents as part of their underwriting compensation to purchase 10,380 shares of the Company’s common stock. The warrants have an exercise price of $6.25 and with a five-year life. The fair value of the warrants was $28,375, which was recorded as a cost of capital on the equity statement.

F-17

The aggregate fair value of the warrants measured during the period ended June 30, 2026 were calculated using the Black-Scholes option pricing model based on the following assumptions:

Period Ended June 30, 2026
Fair value of common stock on measurement date	$5.00 per share
Risk free interest rate (1)	4.27%
Volatility (2)	67.47%
Dividend yield (3)	0%
Expected term (in years)	5

(1)	The risk-free interest rate was determined by management using the market yield on U.S. Treasury securities with comparable terms as of the measurement date.
(2)	Expected volatility was estimated based on the historical volatility of comparable publicly traded companies, as the Company does not have sufficient trading history of its own stock. The Company selected peer companies in a similar industry, with a similar business model and economic risk characteristics, and computed expected volatility based on the average historical volatility of those companies over a period consistent with the expected term of the options.
(3)	The Company does not expect to pay a dividend in the foreseeable future.

The following table summarizes the stock warrant activity for the six months ended June 30, 2026:

		Weighted-Average Exercise Price Per Share
Outstanding, December 31, 2025	–	–
Granted	10,380	–
Exercised	–	–
Forfeited	–	–
Expired	–	–
Outstanding, June 30, 2026	10,380	$6.25
Exercisable, June 30, 2026	10,380	$6.25

As of June 30, 2026, the remaining weighted average term for the outstanding stock warrant is 4.44 years.

NOTE 10 – CONCENTRATIONS OF RISK

Supplier Concentrations

During the six months ended June 30, 2026, two suppliers accounted for 44.44% and 28.32% of the Company’s cost of revenues representing carrier fees for messaging and voter data, respectively. During the six months ended June 30, 2025, one supplier accounted for 44.1% of the Company’s cost of revenues representing voter data and carrier fees for messaging.

During the three months ended June 30, 2026, three suppliers accounted for 39.49%, 29.43%, and 11.00% of the Company’s cost of revenues representing carrier fees, voter data, and carrier fees, respectively. During the three months ended June 30, 2025, one supplier accounted for 39.62% of the Company’s cost of revenues representing voter data and carrier fees for messaging.

Customer Concentrations

The Company has a concentration of customers. For the six months ended June 30, 2026, one customer individually accounted for $136,675 or approximately 10.62% of our revenues. For the six months ended June 30, 2025, two customers individually accounted for $32,931 and $25,750, or approximately 14.07%, and 11.00% of our revenues, respectively.

F-18

For the three months ended June 30, 2026, one customer individually accounted for $136,525 or approximately 14.56% of our revenues. For the three months ended June 30, 2025, four customers individually accounted for $25,750, $25,604, $21,896 and $19,941, or approximately 13.93%, 13.85%, 11.84% and 10.79% of our revenues, respectively.

The Company’s sales are concentrated in the political telecommunications market and are cyclical based on election cycles.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

In June 2026, the Company entered into a master services agreement with Sixtyfour AI, Inc. (“Sixtyfour”) that underlies the Company’s GOTV Intel candidate-research offering. Under the agreement, and subject to specified exceptions, Sixtyfour has agreed not to provide comparable services to political entities other than through the Company. The agreement provides for fees of $27,500 per month and obligates the Company to pay a non-cancelable minimum of $495,000 over an initial term of 18 months, regardless of the revenue the offering generates.

The Company depends on Sixtyfour’s data sourcing, licensing, and methodology, none of which the Company controls.

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of these financial statements, there are no pending or threatened lawsuits that management believes would have a material adverse effect on the Company’s business, financial condition, or results of operations.

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date these unaudited condensed financial statements were available to be issued.

On July 24, 2026, RoboCent, Inc. issued a short-term, unsecured, non-interest-bearing promissory note in the principal amount of $75,000 to Travis Trawick, the Company’s Chief Executive Officer, as lender. The note matures on December 31, 2026 and may be prepaid without penalty.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of FullPAC, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FullPAC, Inc. (the Company) as of December 31, 2025 and 2024, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company suffered a net loss from operations and negative cash flows from operations, each of which are factors that raise substantial doubt about its ability to continue as a going concern. Management’s plans to address these challenges are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going Concern:

Due to factors such as the net loss for the year and negative cash flows from operations, the Company evaluated the need to include a going concern qualification in the financial statements. See discussion in Note 2.

Auditing management’s determination regarding the inclusion of a going concern qualification requires significant judgement given the fact that the Company uses management estimates of future revenues and expenses, as well as assumptions about future fundraising activity, which are not able to be substantiated.

To evaluate the appropriateness of the going concern qualification, we examined and evaluated the financial information, including management’s plans to mitigate the going concern qualification, and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2025.

The Woodlands, TX

July 14, 2026

F-20

FullPAC, Inc.

Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
Assets

Current Assets:
Cash and cash equivalents	$39,407	$148,368
Accounts receivable	36,833	-
Prepaids and other current asset	16,000	-
Deferred offering cost	249,888	-
Total current assets	342,128	148,368

Noncurrent Assets:
Capitalized development Costs, net	36,024	86,594
Property and equipment, net	3,693	1,206
Intangible asset, net	144,550	-
Total noncurrent assets	184,267	87,800

Total Assets	$526,395	$236,168

Liabilities and Shareholders’ Equity (Deficit)

Current Liabilities:
Accounts payable	$147,891	$3,691
Accrued interest (related party of $15,837 and $-, respectively)	76,553	-
Accrued expenses	170,585	47,694
Notes payable, current portion, net	233,213	75,000
Escrow liability, current portion	27,006	-
Secured notes payable, net	942,543	-
Secured notes payable, related party, net	264,684	-
Total current liabilities	1,862,475	126,385

Noncurrent Liabilities:
Escrow liability, net of current portion	54,998	-
Notes payable, net of current portion, net	66,220	-
Total noncurrent liabilities	121,218	-

Total Liabilities	1,983,693	126,385

Shareholders’ Equity (Deficit):
Preferred stock, $0.0001 par value, 10,000,000 shares authorized and 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 250,000,000 shares authorized and 20,673,200 and 15,000,000 shares issued and outstanding, respectively	2,067	1,500
Additional paid in capital	371,903	(1,500)
Retained Earnings (Deficit)	(1,831,268)	109,783
Total Shareholders’ Equity (Deficit)	(1,457,298)	109,783

Total Liabilities and Shareholders’ Equity (Deficit)	$526,395	$236,168

See accompanying notes to the consolidated financial statements.

F-21

FullPAC, Inc.

Consolidated Statements of Operations

	Year ended	Year ended
	December 31, 2025	December 31, 2024

Revenue	$1,455,884	$881,051
Cost of revenue	696,758	399,404
Gross profit	759,126	481,647

Operating expenses:
General and administrative	1,520,027	203,925
Research and development	381,418	48,230
Depreciation and amortization expense	21,400	55,286
Advertising and marketing	268,380	56,318
Legal and professional	378,025	25,311

Total operating expenses	2,569,250	389,070

Income (loss) from operations	(1,810,124)	92,577

Other income (expense):
Interest expense and amortization of debt discount (related party of $15,837 and $-, respectively)	(123,652)	(16,479)
Other income	7,877	-

Total other income (expense)	(115,775)	(16,479)

Net income (loss) before income taxes	(1,925,899)	76,098

Income tax benefit (provision)	2,107	(2,991)

Net income (loss)	$(1,923,792)	$73,107

Net income (loss) per share - basic	$(0.12)	$0.00
Net income (loss) per share - diluted	$(0.12)	$0.00

Weighted average shares outstanding - basic	16,570,078	15,000,000
Weighted average shares outstanding - diluted	16,570,078	15,000,000

See accompanying notes to the consolidated financial statements.

F-22

FullPAC, Inc.

Consolidated Statements of Shareholders’ Equity (Deficit)

For the Years Ended December 31, 2025 and 2024

					Total
	Common Stock		Additional Paid In	Retained Earnings	Shareholders’ Equity
	Shares	Amounts	Capital	(Deficit)	(Deficit)

Balance December 31, 2023	15,000,000	$1,500	$(1,500)	$46,701	$46,701

Dividend distribution	-	-	-	(10,025)	(10,025)

Net income	-	-	-	73,107	73,107

Balance December 31, 2024	15,000,000	1,500	(1,500)	109,783	109,783

Dividend distribution	-	-	-	(17,259)	(17,259)

Common stock issued for cash	48,200	5	36,465	-	36,470

Common stock issued for service	5,720,000	572	342,628	-	343,200

Cancellation of shares issued for services	(95,000)	(10)	(5,690)	-	(5,700)

Net loss	-	-	-	(1,923,792)	(1,923,792)

Balance December 31, 2025	20,673,200	2,067	371,903	(1,831,268)	(1,457,298)

See accompanying notes to the consolidated financial statements.

F-23

FullPAC, Inc.

Consolidated Statements of Cash Flows

	Years Ended	Years Ended
	December 31, 2025	December 31, 2024

Cash Flows from Operating Activities:
Net income (loss)	$(1,923,792)	$73,107
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of debt discount	37,480	-
Depreciation and amortization expense	21,400	55,286
Amortization of capitalized software costs	50,570	-
Shares issued for service	337,500	-
Changes in operating assets and liabilities:
Accounts receivable	(36,833)	-
Deferred offering costs	(249,888)	-
Prepaids and other current asset	(16,000)	-
Accounts payable	144,200	(38,317)
Accrued interest	76,553	-
Accrued expenses	122,891	7,045
Net cash provided by (used in) operating activities	(1,435,919)	97,121

Cash Flows from Investing Activities:
Payment of capitalized development costs	-	(65,123)
Purchase of intangible assets through acquisition	(45,000)	-
Payment to acquire intangible asset	(31,312)	-
Purchase of property, plant and equipment	(3,476)	(1,206)
Net cash used in investing activities	(79,788)	(66,329)

Cash Flows from Financing Activities:
Proceeds from note payable	476,900	150,000
Payments on note payable	(273,196)	(75,000)
Payments on escrow liability	(6,645)	-
Proceeds from secured notes payable	929,376	-
Proceeds from secured notes payable, related party	261,100	-
Proceeds from common stock issued for cash	36,470	-
Dividends paid	(17,259)	(10,025)
Net cash provided by financing activities	1,406,746	64,975

Net change in cash and cash equivalents	(108,961)	95,767
Cash and cash equivalents, at beginning of period	148,368	52,601
Cash and cash equivalents, at end of period	$39,407	$148,368

Supplemental disclosures of cash flow information:
Cash paid for interest	$9,620	$16,479
Cash paid for income taxes	$2,991	$-

Supplemental disclosure of non-cash investing and financing activities:
Intangible asset purchased with a note payable	$88,649	$-

See accompanying notes to the consolidated financial statements.

F-24

FULLPAC, INC.

Notes to the Consolidated Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

FullPAC, Inc. (“FullPAC” or the “Company”) was incorporated in Nevada on June 25, 2025. The Company’s subsidiaries, RoboCent, Inc. (“RoboCent”), operates a political communications technology platform and was incorporated in the Commonwealth of Virginia on August 16, 2016, and Advocacy Lab LLC (“Advocacy Lab”), provides AI generated and optimized templates for campaign materials and was formed in Michigan on April 14, 2025.

On June 26, 2025, the sole shareholder of RoboCent approved an Agreement and Plan of Merger with FullPAC. FullPAC was incorporated by the sole shareholder of RoboCent. Pursuant to the Agreement and Plan of Merger, the sole shareholder of RoboCent received the same class and number of shares of stock in FullPAC, as he previously held in RoboCent. FullPAC became the sole shareholder of RoboCent, and RoboCent became a wholly owned subsidiary of FullPAC. The transaction was accounted for as a common control transaction under FASB ASC 805. Under ASC 805, the transaction resulted in a change in reporting entity. At the time of the merger, FullPAC had no assets nor liabilities. As a result of the transaction, the Company retrospectively combined both entities using the book value method and transferred all of RoboCent’s assets and liabilities to FullPAC.

Effective June 26, 2025, the Company conducted a forward-split such that 25,000 shares of common stock became 15,000,000 shares of common stock. The forward stock split has been retroactively adjusted throughout these consolidated financial statements and footnotes.

On September 29, 2025, the Company entered into a Membership Interest Purchase Agreement to purchase 100% of the membership interest of Advocacy Lab LLC (“Advocacy”), a Michigan limited liability company. Advocacy was formed in April 2025, and provides AI generated and optimized templates for social media, texts and direct mail. As part of the purchase agreement, the Company paid a total cash consideration of $45,000 to the Sellers and entered into an employment agreement with the Sellers. The acquisition became effective on October 1, 2025, when the control was transferred to the Company. The Company acquired all aspects of Advocacy’s business. The transaction was accounted for as a business combination transaction under ASC 805. See Note 6.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Company’s fiscal year end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include software capitalization and amortization. Actual results may differ from these estimates.

Liquidity and Going Concern Uncertainty

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain equity and/or debt financing to continue operations. The Company has a net loss of $1,923,792 and a negative working capital of $1,520,347 during the year ended and as of December 31, 2025, respectively. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company is actively seeking additional funding through debt and equity offerings. Management cannot be certain that such events or a combination thereof can be achieved.

F-25

Fair Value of Financial Instruments

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 825-10, “Financial Instruments” (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The estimated fair value of certain financial instruments, including cash, accounts payable and accrued liabilities are carried at historical cost basis, which approximates their fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.

The Company follows ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value. The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2025 and 2024, the Company had no cash equivalents. The Company maintains its cash in banks insured by the Federal Deposit Insurance Corporation in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions. As of December 31, 2025 and 2024, the uninsured balances amounted to $0 and $0, respectively.

F-26

Accounts Receivable

Accounts receivable are comprised of unsecured amounts due from customers. The Company carries its accounts receivable at their face amounts less an allowance for credit losses. The allowance for credit losses is recognized based on management’s estimate of expected losses, based on past experience, customer creditworthiness, past transaction history with customers, current/future economic trends and conditions. As of December 31, 2025 and 2024, there was $0 of allowance for credit losses. Accounts receivable was $36,833 and $0 as of December 31, 2025 and 2024, respectively.

Revenue Recognition

The Company’s revenues are accounted for under ASC Topic 606, “Revenue From Contracts With Customers” (“ASC 606”) and generally do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The Company recognizes revenue when services are realized or realizable and earned, less estimated credit losses. The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

In accordance with ASC 606, the Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company recognizes revenue in accordance with that core principle by applying the following:

●	Identification of the contract with a customer
●	Identification of the performance obligations in the contract
●	Determination of the transaction price
●	Allocation of the transaction price to the performance obligations in the contract
●	Recognition of revenue when, or as, the Company satisfies a performance obligation

The Company primarily generates revenue by facilitating campaign messaging for political organizations, including text messages and automated calls through the Company’s technology platform. Upon effectiveness of the Company’s acquisition of Advocacy Lab, the Company also began generating monthly recurring subscription revenue for access to its platform.

The Company recognizes revenue upon the fulfillment of its performance obligations to customers, which is at a point in time when the campaign is delivered to the customers’ voter lists or the service period for a subscription has been completed. The Company collects payment upon messages being scheduled, based on an agreed upon rate per message, which is typically immediately or up to a week prior to the messages being sent. The Company’s performance obligation is fully satisfied upon sending the messages. Additionally, the Company recognizes revenue from the subscription service at the end of each month during the customers’ access to the platform, which is also when the Company collects the fixed monthly fee for the subscription service from the customer. As of December 31, 2025 and 2024, the Company had a contract liability of $0 and $0, respectively, for services customers had paid for and the Company had not yet delivered. The Company’s contracts do not contain a financing component.

Disaggregation of revenues

The Company disaggregates revenue between facilitating campaign messaging and subscription revenue to Advocacy Lab, its political AI platform.

	For the Year Ended
	December 31, 2025	December 31, 2024
Campaign messaging	1,428,884	881,051
Subscription	27,000	-
	1,455,884	881,051

F-27

Cost of Revenue

Cost of revenue consists primarily of expenses related to providing our cloud-based services and professional services. These costs include payroll and related expenses for technical support and professional services personnel, data center hosting costs, software license fees, and amortization of capitalized internal-use software

Property and Equipment, net

We state property and equipment at cost or, if acquired through a business combination, fair value at the date of acquisition. We calculate depreciation using the straight-line method over the estimated useful lives of the assets, except for our leasehold improvements, which are depreciated over the shorter of their estimated useful lives or their related lease term. Upon the sale or retirement of assets, the cost and related accumulated depreciation are removed from our accounts and the resulting gain or loss is credited or charged to income. We expense costs for repairs and maintenance when incurred.

Capitalized Software Development Cost, net

The Company capitalizes certain costs related to the development and enhancement of the Company’s platform. Such costs are amortized when placed in service, on a straight-line basis over the estimated useful life of the related asset, generally estimated to be three years. Costs incurred prior to meeting these criteria together with costs incurred for training and maintenance are expensed as incurred and recorded in product development expenses on our statements of operations. Costs incurred for enhancements that were expected to result in additional features or functionality that would generate additional revenue are capitalized and expensed over the estimated useful life of the enhancements, generally three years. The Company does not capitalize any testing or maintenance costs. The accounting for these capitalized software costs requires management to make significant judgments, assumptions and estimates related to the timing and amount of recognized capitalized software development costs. For the years ended December 31, 2025 and 2025, we capitalized $43,930 and $65,123 of costs related to the development of software applications, respectively. Amortization of capitalized software costs was $50,570 and $55,286 for the for the years ended December 31, 2025 and 2024, respectively. The balance of capitalized software was $36,024 and $86,594, net of accumulated amortization of $149,975 and $99,405 at December 31, 2025 and 2024, respectively.

The Company evaluates its capitalized software costs for impairment annually, at year-end. As of December 31, 2025, the Company determined no impairment of its capitalized software costs was warranted.

Intangible Assets

The Company accounts for acquired intangible assets in accordance with ASC 350, “Intangibles - Goodwill and Other”. The Company amortizes acquired definite-lived intangible assets over their estimated useful lives. Other indefinite-lived intangible assets are not amortized but subject to annual impairment tests.

Long-lived Assets

In accordance with ASC 360 “Property Plant and Equipment,” the Company reviews the carrying value of intangibles subject to amortization and long-lived assets for impairment throughout the year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Impairment of Long-lived Assets

The Company evaluates its long-lived tangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The recoverability of a long-lived asset is measured by comparison of the carrying amount to the expected future undiscounted cash flows that the asset is expected to generate. Any impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.

F-28

Deferred Offering Costs

Deferred offering costs consist of specific expenses directly attributable to the Company’s offering, including legal, accounting, printing, underwriter fees, and filing fees. These costs are capitalized as incurred in accordance with the guidance under ASC 340-10-S99-1. Subsequent to the successful completion of the offering, deferred offering costs will be offset against the closing proceeds and reclassified to additional paid-in capital. During the year ended December 31, 2025, the Company recorded deferred offering costs of $249,888. During the year ended December 31, 2025, the Company offset $1,452 of the deferred offering cost against additional paid-in capital.

Leases

Leases with an initial term of 12 months or less are not recorded on the balance sheet, and lease payments for these leases are recognized as an expense on a straight-line basis over the lease term.

Advertising

The Company charges the costs of advertising to expense as incurred. Advertising costs were $268,380 and $56,318 for the years ended December 31, 2025 and 2024, respectively.

Research and Development

Research and development expenses are comprised of costs incurred in performing research and development activities, including salaries, certain contract services and other related costs. Research and development costs are expensed to operations as incurred.

Stock-based Compensation

Employee and non-employee share-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. Forfeitures are accounted for as they occur, and any unrecognized compensation cost for an award is reversed in the period that the award is forfeited.

Loss Per Common Share

Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. As of December 31, 2025 and 2024, the Company had no potentially dilutive shares and options.

Business Combinations

Our business combinations are accounted for under the acquisition method of accounting in accordance with ASC Topic 805, “Business Combinations” (“ASC 805”). Under the acquisition method, we recognize 100% of the assets we acquire and liabilities we assume, regardless of the percentage we own, at their estimated fair values as of the date of acquisition. Any excess of the purchase price over the fair value of the net assets and other identifiable intangible assets we acquire is recorded as goodwill. To the extent the fair value of the net assets we acquire, including other identifiable assets, exceeds the purchase price, a bargain purchase gain is recognized. The assets we acquire, and liabilities we assume from contingencies, are recognized at fair value if we can readily determine the fair value during the measurement period. The operating results of businesses we acquire are included in our consolidated statement of operations from the date of acquisition. Acquisition-related costs are expensed as incurred.

F-29

Income Taxes

The Company is organized as a C-Corporation. Prior to its reorganization in June 2025, RoboCent was a corporation and elected to be taxed as S-Corporation for state and federal tax purposes, a structure in which income taxes are not payable by the Company. The shareholder(s) of S-Corporations are taxed individually on their applicable share of earnings.

The Company accounts for income taxes in accordance with ASC 740, which requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Tax benefits of uncertain tax positions are recorded only where the position is “more likely than not” to be sustained based on their technical merits. The amount recognized is the amount that represents the largest amount of tax benefit that is greater than 50% likely of being ultimately realized. A liability is recognized for any benefit claimed or expected to be claimed, in a tax return in excess of the benefit recorded in the financial statements, along with any interest and penalty (if applicable) in such excess. The Company has no uncertain tax positions as of December 31, 2025.

As of December 31, 2025 and 2024, the Company owed Virginia state income taxes of $0 and $2,991, respectively related to pass through entity tax.

Segment Reporting

The Company manages its operations as a single segment for the purpose of assessing performance and making operating decisions. The Company’s Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer. The CODM allocates resources and evaluates the performance of the Company using information about combined net income from operations. All significant operating decisions are based upon an analysis of the Company as one operating segment, which is the same as its reporting segment.

Recent Accounting Pronouncements

Income Taxes

In December 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires enhanced disclosures surrounding income taxes, particularly related to rate reconciliation and income taxes paid information. In particular, on an annual basis, companies will be required to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Companies will also be required to disclose, on an annual basis, the amount of income taxes paid, disaggregated by federal, state, and foreign taxes, and also disaggregated by individual jurisdictions above a quantitative threshold. The standard is effective for the Company for annual periods beginning January 1, 2025 on a prospective basis, with retrospective application permitted for all prior periods presented. The Company adopted ASU 2023-09 for the annual period ending December 31, 2025 with no material impact of this guidance on its disclosures.

Disaggregation of Income Statement Expenses

In November 2024, the FASB issued Accounting Standards Update No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). ASU 2024-03 requires specified information about certain costs and expenses be disclosed in the notes to the condensed consolidated financial statements, including the expense caption on the face of the income statement in which they are disclosed, in addition to a qualitative description of remaining amounts not separately disaggregated. Entities will also be required to disclose their definition of “selling expenses” and the total amount in each annual period. The standard is effective for the Company for annual periods beginning January 1, 2027 and for interim periods beginning January 1, 2028, with updates applied either prospectively or retrospectively. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its disclosures.

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Credit Losses

In July, 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides updates related to CECL guidance for certain short-term receivables. The ASU is effective for fiscal years beginning after December 15, 2025. The Company is currently evaluating the impact of this guidance on its disclosures.

Intangibles—Goodwill and Other—Internal-Use Software

In September 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, which is intended to modernize the accounting for the costs of internal-use software. The amendments remove all references to prescriptive and sequential development stages and, instead, require an entity to start capitalizing software costs when management has authorized and committed to funding the software project, and it is probable that the project will be completed and the software will be used to perform the function intended. The amendments are effective for annual reporting periods beginning after December 15, 2027, and interim reporting periods within those annual reporting periods. Early adoption is permitted as of the beginning of an annual reporting period with the amendments to be applied using a prospective, modified or retrospective transition approach. The Company is currently evaluating the impact provided by the new standard.

NOTE 3 – SECURED NOTES PAYABLE

Senior Secured Business Loan Agreement

During the year ended December 31, 2025, the Company entered into a series of Senior Secured Promissory Notes with investors (the “Notes”) for an aggregate principal amount of $975,845 with the Company receiving cash proceeds of $929,376. The Company recognized debt discount of $46,469 at the issuance of the notes. The Notes mature on December 31, 2026, bear interest at 15% per year, were issued with a 5% original issue discount and are secured by a first-priority lien on substantially all of the assets of RoboCent, Inc. In the event the Company enters into an equity financing with total gross proceeds of not less than $2,500,000, including, but not limited to, in an offering consummated pursuant to Regulation A (a “Qualified Financing”), the Company shall apply 50% of the proceeds from such offering to redeem the Notes. The cash redemption amount payable to each holder in connection with such Qualified Financing Redemption shall be equal to the product of (I) post-money valuation of the Company following such Qualified Financing and (II) the quotient of (x) the outstanding note balance of the Note held by such holder on the date of such Qualified Financing Redemption and (y) the lower of (i) the product of 0.8 and the post-money valuation of the Company following such Qualified Equity Financing and (ii) $7 million (such amount redeemed, the “Qualified Financing Redemption Amount”); provided, however, that the Qualified Financing Redemption Amount paid to any holder shall not be greater than five hundred percent (500%) of the Outstanding Note Balance of the Note held by such holder on the date of such Qualified Financing Redemption. The Note does not grant the Holder any equity, conversion rights, or ownership in the Company. The Notes and any accrued and unpaid interest are due and payable in the event of a change of control of the Company.

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The Company recognized amortization of debt discount of $13,167 during the year ended December 31, 2025. As of December 31, 2025, the principal balance of the Senior Secured Notes was $942,543, net of unamortized debt discount of $33,302.

On May 10, 2024, the Company entered into a secured business loan agreement in the principal amount of $150,000 bearing a variable interest rate based on changes on the 1 Month Term Secured Overnight Financing Rate index, or 14.30% to 15.33%, with a maturity date of May 10, 2025. The note is secured by all assets of the Company. During the years ended December 31, 2025 and 2024, the Company made principal payments of $75,000 and $75,000, respectively, along with interest payments of $5,345 and $12,774, respectively. As of December 31, 2025, the note had a principal balance of $0, with accrued interest of $0. As of December 31, 2024, the note had a principal balance of $75,000, with accrued interest of $0.

NOTE 4 – NOTES PAYABLE

Stripe Capital Loans

On October 7, 2025, the Company entered into a Loan Agreement with Stripe Servicing, Inc. and Celtic Bank pursuant to the Stripe Capital Program for an aggregate principal amount of $136,357 with the Company receiving cash proceeds of $123,400 (the “First Stripe Capital Loan”). The loan charges a fixed financing fee of $12,957, which was recognized as a debt discount. The First Stripe Capital Loan was secured by substantially all of the assets of the Company. The Stripe Capital Loan was repaid by withholding 25% of client payments to us that were processed through the Stripe payment processing platform, subject to minimum payments of $15,151 every 60 days.

The Company repaid the principal balance of the First Stripe Capital Loan in the amount of $136,357 during the year ended December 31, 2025. The Company recognized amortization of debt discount of $12,957 during the year ended December 31, 2025. As of December 31, 2025, the principal balance of the First Stripe Capital Loan was $0 with an unamortized debt discount of $0.

On December 11, 2025, we entered into a Loan Agreement with Stripe Servicing, Inc. and Celtic Bank pursuant to the Stripe Capital Program for an aggregate principal amount of $168,236 with the Company receiving cash proceeds of $153,500 (the “Second Stripe Capital Loan”). The loan charges a fixed financing fee of $14,736, which was recognized as a debt discount. The Second Stripe Capital Loan was secured by substantially all of the assets of the Company. The Second Stripe Capital Loan is repaid by withholding 25% of client payments to us that were processed through the Stripe payment processing platform, subject to minimum payments of $18,693 every 60 days.

The Company made payments in the amount of $28,017 on the Second Stripe Capital Loan principal balance during the year ended December 31, 2025. The Company recognized amortization of debt discount of $2,454 during the year ended December 31, 2025. As of December 31, 2025, the principal balance of the Second Stripe Capital Loan was $140,219, of which $112,157 was in short-term liability. As of December 31, 2025, the unamortized debt discount was $12,282.

OnDeck Term Loan

On October 17, 2025, RoboCent, Inc. entered into a Term Loan Agreement with ODK Capital, LLC for an aggregate principal amount of $263,800 with the Company receiving cash proceeds of $200,000. The loan charges a fixed financing fee of $63,800, which was recognized as a debt discount. The OnDeck Term Loan has an 18 month term and is scheduled to be repaid in 78 weekly payments of $3,382.05. The OnDeck Term Loan is secured by a blanket lien on substantially all of the assets of RoboCent, Inc. and is guaranteed by Travis Trawick, our Chief Executive Officer. If we repay the OnDeck Term Loan in whole prior to its maturity, the remaining interest expense shall be reduced by 25%.

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The Company made payments in the amount of $33,821 on the OnDeck Term Loan during the year ended December 31, 2025. As of December 31, 2025, the principal balance of the OnDeck Term Loan was $229,979, of which $121,056 was in short-term liability. As of December 31, 2025, the unamortized debt discount was $58,483.

NOTE 5 – RELATED PARTY TRANSACTIONS

Dividend Distribution

The Company’s wholly-owned subsidiary RoboCent made regular cash dividend distributions to the Company’s sole shareholder. During the years ended December 31, 2025 and 2024, the Company made dividend distributions in the amount of $17,259 and $10,025, respectively.

Secured Notes Payable

During the year ended December 31, 2025, the Company entered into a series of Senior Secured Promissory Notes with related-party investors (the “Notes”) for an aggregate principal amount of $274,155 with the Company receiving cash proceeds of $261,100. The Company recognized debt discount of $13,055 at the issuance of the notes. The Notes mature on December 31, 2026, bear interest at 15% per year, were issued with a 5% original issue discount and are secured by a first-priority lien on substantitally all of the assets of RoboCent, Inc. In the event the Company enters into a Qualified Financing, the Company shall apply 50% of the proceeds from such offering to redeem the Notes. The cash redemption amount payable to each holder in connection with such Qualified Financing Redemption shall be equal to the product of (I) post-money valuation of the Company following such Qualified Financing and (II) the quotient of (x) the outstanding note balance of the Note held by such holder on the date of such Qualified Financing Redemption and (y) the lower of (i) the product of 0.8 and the post-money valuation of the Company following such Qualified Equity Financing and (ii) $7 million (such amount redeemed, the “Qualified Financing Redemption Amount”); provided, however, that the Qualified Financing Redemption Amount paid to any holder shall not be greater than five hundred percent (500%) of the Outstanding Note Balance of the Note held by such holder on the date of such Qualified Financing Redemption. The Note does not grant the Holder any equity, conversion rights, or ownership in the Company. The Notes and any accrued and unpaid interest are due and payable in the event of a change of control of the Company.

The Company recognized amortization of debt discount on related-party notes of $3,531 during the year ended December 31, 2025. The Company recognized interest expense on related-party notes of $15,837 during the year ended December 31, 2025. As of December 31, 2025, the principal balance of the related-party Senior Secured Notes was $264,631, net of unamortized debt discount of $9,524. As of December 31, 2025, there was accrued interest on related-party notes of $15,837.

NOTE 6 – ACQUISITION

On September 29, 2025, the Company entered into a Membership Interest Purchase Agreement to purchase 100% of the membership interest of Advocacy Lab LLC (“AL” or “Advocacy”), a Michigan limited liability company. Advocacy was formed in April 2025. As part of the purchase agreement, the Company paid a total cash consideration of $45,000 to the Sellers and entered into an employment agreement with the Sellers (the “AL Employment Agreements”). The acquisition became effective on October 1, 2025, when the control was transferred to the Company.

The AL Employment Agreements entitled each of the AL Founders to receive a signing bonus of $75,000 and a base salary of $110,000 per annum. The AL Employment Agreements also provided that the AL Founders earned a percentage of all revenues generated by Advocacy Lab based on the following tiers, with a cap on such Earn Out Payments of $5.35 million in the aggregate: (i) for $0 to $1 million in revenue, 50% to the AL Founders, (ii) for $1 million to $2.5 million in revenue, 40% to the AL Founders, (iii) for $2.5 million to $5 million in revenue, 30% to the AL Founders, (iv) for $5 million to $10 million in revenue, 20% to the AL Founders, (v) for $10 million to $20 million in revenue, 10% to the AL Founders, and (vi) for $20 million to $50 million in revenue, 5% to the AL Founders. The AL Employment Agreements provided that no further Earn Out Payments would be owed upon the earlier of (i) October 1, 2035, (ii) the receipt by the AL Founders of $5,350,000 in aggregate Earn Out Payments, or (iii) with respect to either AL Founder, their resignation or termination of employment for any reason, with or without cause.

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Additionally, for any current existing users of Advocacy Lab that become customers of Company, the AL Founders received a commission equal to 25% of the revenue generated from such customer accounts. For any future customers sourced through Advocacy Lab, the AL Founders were entitled to receive a 2% commission, with such commission to continue until the earlier of (i) October 1, 2035, (ii) the receipt of $2.5 million by the AL Founders in aggregate commission, or (iii) with respect to either of the AL Founders, their resignation or termination of employment for any reason, with or without cause.

The Advocacy business does contain existing processes to produce the outputs of its existing revenue stream, and the Company acquired the existing workforce. Based on these factors, the transaction was accounted for as a business combination transaction under ASC 805. The Advocacy business assets consisted of only intangible assets, and no outstanding liabilities. The total purchase price for the acquisition was determined to be $45,000, which consisted of the cash paid. All of the acquisition costs have been capitalized as intangible assets on the balance sheet. The acquired intangible assets were domain name and customer list.

Effective December 15, 2025, both of the AL Founders resigned from employment with the Company, which terminated our obligation to pay commission or Earn Out Payments to either AL Founder subsequent to such date. The resignation of the AL Founders does not otherwise affect the Advocacy Lab Acquisition or our right to the technology and intellectual property of Advocacy Lab.

NOTE 7 – INTANGIBLE ASSETS

GOTV Intangible Assets

On August 21, 2025, the Company entered into an Escrow Agreement for the acquisition of the domain name, GOTV.com. Under the terms of the agreement, the Company made a down-payment of $31,312 and is required to make monthly payments of $3,125, commencing on September 11, 2025 through August 11, 2028. Upon the end of the escrow period, the ownership of the domain name is transferred to the Company. The Company used a 15% interest rate based on the information available at the commencement date in determining the present value of future payments. The Company used an incremental borrowing rate of 15% to determine the present value of the payments. The present value of the intangible asset on the day of acquisition was $119,961. As of December 31, 2025, the principal balance of the loan was $82,004, of which $27,006 was in short-term liability. As of December 31, 2025, the accrued interest balance was $0.

The domain name is being amortized over an estimated three-year life on a straight-line basis. Amortization expense for the year ended December 31, 2025 was $16,661.

Advocacy Lab Intangible Assets

On September 29, 2025, the Company entered into a Membership Interest Purchase Agreement to purchase 100% of the membership interest of Advocacy Lab LLC. The Company paid a total cash consideration of $45,000 to the Sellers. The transaction was accounted for as a business combination transaction under ASC 805 as discussed in note 6. The total purchase price for the acquisition was determined to be $45,000. All of the acquisition costs have been capitalized as intangible assets on the balance sheet. The acquired intangible assets were domain name and customer list.

The domain name and customer list are both an estimated three-year life and are amortized on a straight-line basis. Amortization expense for the year ended December 31, 2025 was $3,750.

NOTE 8 – SHAREHOLDER EQUITY

Preferred Stock

The Company is authorized to issue 10,000,000 shares of blank check preferred stock, $0.0001 par value per share. No preferred shares were issued or outstanding as of December 31, 2025 and December 31, 2024.

Common Stock

The Company is authorized to issue 250,000,000 shares of common stock, $0.0001 par value per share. There were 20,673,200 and 15,000,000 shares of common stock issued and outstanding as of December 31, 2025 and December 31, 2024, respectively.

F-34

On June 26, 2025, the sole shareholder of RoboCent, Inc. approved an Agreement and Plan of Merger with FullPAC, Inc. FullPAC, Inc. was incorporated in the State of Nevada on June 25, 2025 by the sole shareholder of RoboCent, Inc. Pursuant to the Agreement and Plan of Merger, the sole shareholder of RoboCent, Inc. received the same class and number of shares of stock in FullPAC, Inc. as he previously held in RoboCent, Inc., FullPAC, Inc. became the sole shareholder of RoboCent, Inc., and RoboCent, Inc. became a wholly owned subsidiary of FullPAC, Inc. The transaction was accounted for as a common control transaction under FASB ASC 805.

Effective June 26, 2025, the Company conducted a forward-split such that 25,000 shares of common stock became 15,000,000 shares of common stock. The forward stock split has been retroactively adjusted throughout these financial statements and footnotes.

During the year ended December 31, 2025, the Company granted a total of 5,720,000 shares of Company’s common stock to various employees, executives, directors and consultants for services. The awarded shares are immediately vested. The Company obtained a valuation to appraise the company’s common stock to determine the fair market value of the strike price for the stock awards. The Company determined that the fair market value of the common stock granted during the year ended December 31, 2025 was $343,200.

During the year ended December 31, 2025, 95,000 shares of Company’s common stock that were previously issued for services during the same year were cancelled and returned to the Company due to the termination of the agreement.

During the year ended December 31, 2025, the Company issued a total of 48,200 shares for a total cash consideration of $36,465.

NOTE 9 – CONCENTRATIONS OF RISK

Supplier Concentrations

During the year ended December 31, 2025 and 2024, one supplier accounted for 90.2% and 78.8% of the Company’s cost of revenues representing carrier fees for messaging.

Customer Concentrations

The Company has a concentration of customers. For the fiscal year ended December 31, 2025, three large customers individually accounted for $434,483, $297,227, and $108,756 or approximately 29.58%, 20.24% and 7.40% of our revenues, respectively. For the fiscal year ended December 31, 2024, three large customers individually accounted for $194,922, $132,440, and $48,835, or approximately 23.55%, 14.95%, and 5.51% of our revenues, respectively.

The Company’s sales are concentrated in the political telecommunications market and are cyclical based on election cycles.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of these financial statements, there are no pending or threatened lawsuits.

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NOTE 11 – INCOME TAX

The Company is organized as a C-Corporation. Prior to its reorganization in June 2025, RoboCent was a corporation and elected to be taxed as S-Corporation for state and federal tax purposes, a structure in which income taxes are not payable by the Company. The shareholder of the S-Corporations was taxed individually on their applicable share of earnings. The Company is subject to United States federal income taxes at an approximate rate of 21%. The Company adopted ASU 2023-09 during the year ended December 31, 2025 prospectively. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	Year Ended December 31, 2025
	Amount	Rate
Income tax benefit computed at the statutory rate	$404,000	21.0%
Non-deductible expenses	(79,000)	(4.1)%
State income tax benefit	2,107	(0.1)%
Change in valuation allowance	(325,000)	(16.9)%
Benefit from income taxes	$2,107	0.1%

	Year Ended December 31, 2024
	Amount	Rate
Income tax computed at the statutory rate	$(15,960)	(21.0)%
Non-taxable income	15,960	21.0%
State income taxes	(2,991)	(3.9)%
Provision for income taxes	$(2,991)	(3.98)%

The Company’s state income tax provision and benefit during the years ended December 31, 2025 and 2024 primarily related to the state of Virginia. Significant components of the Company’s deferred tax assets and liabilities after applying enacted corporate income tax rates are as follows:

	As of	As of
	December 31,	December 31,
	2025	2024
Deferred income tax assets
Net operating losses	$325,000	$-
Valuation allowance	(325,000)	-
Deferred tax assets, net of allowance	$-	$-

In assessing the potential for realization of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized upon the generation of future taxable income. The Company recognized no federal income tax expense or benefit for the year ended December 31, 2025, as a result of a materially full valuation allowance against the net deferred tax assets as of December 31, 2025, which was considered together with the Company’s limited history of operating losses and its net losses in 2025. During the year ended December 31, 2024, the Company was not subject to federal income tax due to its status as an S-Corporation.

The Company has an operating loss carry forward of approximately $1,551,000. Under the Tax Cuts and Jobs Act of 2017, the net operating loss carry forwards can be carried forward indefinitely; however, the deductions are limited to 80% of taxable income. The Company’s tax returns for federal and state income taxes for 2025 remain subject to examination by the respective tax jurisdictions.

NOTE 12 – SUBSEQUENT EVENTS

On January 5, 2026, FullPAC, Inc. (“FullPAC” or the “Company”) and its newly created wholly owned subsidiary GOVT, Inc. entered into an asset purchase agreement (“APA”) with Govtext, LLC and Elnatan Rudolph (“Sellers”) to purchase certain assets of the Seller related to its business focused on constituent outreach (“Govtext”). The Company agreed to pay $30,000 in cash to the sellers. The Company also entered into an Independent Referral Partner Agreement (“Partner Agreement”) with Elnatan Rudolph (the “Partner”). The Partner Agreement has a term of approximately 10 years but is cancellable by either party with 30 days notice. Under the Partner Agreement, the Partner can earn commissions based on gross proceeds from certain legacy accounts of the assets they acquired. All compensation ends upon termination of the agreement. The Company accounted for the transaction as an asset acquisition under ASC 805.

On January 6, 2026, pursuant to a securities purchase agreement dated December 9, 2025, dated as of the same date, by and between us and the investor named therein, we issued and sold in a private placement, an aggregate of 160,000 shares of Common Stock at a purchase price of $5.00 per share to an institutional investor for aggregate gross proceeds of $800,000.

From January 5 to July 14, 2026, the Company sold 288,342 shares of common stock in a qualified offering pursuant to Regulation A+ for gross proceeds of $1,441,710 and net proceeds of $1,215,996.

From January 8 to July 14, 2026 the Company issued 117,500 shares of common stock with a fair value of $587,500 under its 2025 Long-Term Incentive Plan for services rendered.

From January 5 to July 14, 2026, the Company redeemed senior secured promissory notes with aggregate principal and accrued interest of $513,288 and $46,450, respectively, realizing a loss on settlement of $2,317,187, in cash.

On April 24, 2026, we issued and sold in a private placement an aggregate of 519,258 shares of Common Stock at a purchase price of $5.00 per share to certain accredited investors pursuant to the April 2026 Purchase Agreements, for aggregate gross proceeds of approximately $2.6 million (the “April 2026 Private Placements”). We used the proceeds from the April 2026 Private Placements for working capital and to begin redeeming the Seed Notes.

In connection with the April 2026 Private Placements, Mr. Trawick sold an aggregate of 3,196,737 shares of the Company’s Common Stock to the same accredited investors that were purchasers in the April 2026 Private Placements (the “Founder Share Sale”). The purchase price per share in the Founder Share Sale was $0.10, and Mr. Trawick received gross proceeds of approximately $320,000. The Company was not a party to the Founder Share Sale and did not receive any proceeds from the sale of shares by Mr. Trawick.

The Company repaid the $4,700 promissory note dated April 10, 2026 held by the Company’s Chief Executive Officer on May 26, 2026.

The Company repaid the $14,980 promissory note dated March 31, 2026 held by the Company’s Chief Financial Officer on April 24, 2026.

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FULLPAC, INC.

3,915,995 Shares of Common Stock

Prospectus

, 2026

Part II: Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the registration of the shares of Common Stock being registered hereby. All of such expenses are estimates, except for the SEC registration fee.

Securities and Exchange Commission registration fee	$2,703.99
Accounting fees and expenses	15,000
Legal fees and expenses	75,000
Financial printing and miscellaneous expenses	5,000
Total	$97,703.99

Item 14. Indemnification of Directors and Officers.

Articles of Incorporation; Bylaws

Article XI of the Articles of Incorporation and Article VIII of the Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law. In addition, Article X of the Articles of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director as a director.

Nevada Law

The law of Nevada provides for discretionary indemnification for each person who serves as or at our request as an officer, director, employee, or agent. We may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director, officer, employee, or agent. Such individual must have conducted himself/herself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he/she must not have had a reasonable cause to believe his/her conduct was unlawful. Such discretionary indemnification must be determined by the stockholders, the board of directors by majority vote of a quorum not including those who were parties to the action, suit, or proceeding, or, in certain circumstances, independent legal counsel in a written opinion. Notwithstanding the above, our Articles of Incorporation further provide that our Bylaws and any agreements cannot provide for the advancement of expenses incurred relating to or arising from proceedings in which we assert a direct claim against an indemnitee or in a proceeding where an indemnitee asserts a direct claim against us.

Our Articles of Incorporation provide that our Company shall indemnify its officers, directors, and agents to the fullest extent permitted by applicable law, and as provided for in the Company’s Bylaws and agreements.

Our Articles of Incorporation further provide that the liability of our directors and offices shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

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Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding unregistered securities issued by us within the past three years. Also included is the consideration received by us for such unregistered securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

Founder Share Grants

From September 8, 2025 through the date of this prospectus, in connection with the administration of our 2025 Long-Term Incentive Plan (the “Founders Share Plan”), we issued an aggregate of 5,587,500 shares of Common Stock as restricted stock awards to employees, officers, directors, contractors, and consultants of the Company in consideration of services rendered or to be rendered, of which 95,000 shares were subsequently forfeited and returned to the Founders Share Plan. Separately, on December 8, 2025, we issued 250,000 shares of Common Stock to Jason Miyares as a gratuitous transfer without consideration, in reliance on the exemption provided by Section 4(a)(2) of the Securities Act. The recipients of these issuances included our executive officers, our independent director-elects, and other key personnel and service providers of the Company. No commissions or finder’s fees were paid in connection with the foregoing issuances, and no general solicitation or general advertising was made. The Company relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder for each of the foregoing issuances, as each recipient was an employee, officer, director, consultant, or advisor of the Company providing bona fide services pursuant to a written compensatory benefit plan.

December 2025, January 2026, and April 2026 Private Placements

On December 19, 2025, we issued and sold in a private placement, an aggregate of 40,000 shares of Common Stock at a purchase price of $5.00 per share to the Selling Securityholders pursuant to the December 2025 Purchase Agreement for aggregate gross proceeds of $200,000.

On January 6, 2026, we issued and sold in a private placement, an aggregate of 160,000 shares of Common Stock at a purchase price of $5.00 per share to the Selling Securityholders pursuant to the January 2026 Purchase Agreement for aggregate gross proceeds of $800,000.

On April 24, 2026, we issued and sold in a private placement an aggregate of 519,258 shares of Common Stock at a purchase price of $5.00 per share to certain accredited investors pursuant to the April 2026 Purchase Agreements, for aggregate gross proceeds of approximately $2.6 million (the “April 2026 Private Placements”). No commissions or finder’s fees were paid in connection with the April 2026 Private Placements.

In connection with the April 2026 Private Placements, Mr. Trawick sold an aggregate of 3,196,737 shares of the Company’s Common Stock to the same accredited investors that were purchasers in the April 2026 Private Placements. The purchase price per share in the Founder Share Sale was $0.10, and Mr. Trawick received gross proceeds of approximately $320,000. The Company was not a party to the Founder Share Sale and did not receive any proceeds from the sale of shares by Mr. Trawick. The Founder Share Sale closed concurrently with the April 2026 Private Placements.

The shares of Common Stock issued by the Company were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The Founder Share Sale was a private secondary sale by Mr. Trawick and was not registered under the Securities Act.

We used the net proceeds of the Private Placement for general corporate purposes, including working capital. In addition, the Company has issued shares of Common Stock at $5.00 per share in closings of its ongoing offering pursuant to Regulation A, including 111,780 shares issued in six closings that settled during the three months ended March 31, 2026 for aggregate gross proceeds of $558,900. Those shares were issued in reliance upon the exemption from the registration requirements provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder.

Senior Secured Notes (Seed Notes)

From June through September 2025, RoboCent issued the Seed Notes. The Seed Notes mature on December 31, 2026, bear interest at 15% per year, were issued with a 5% original issue discount and are secured by a first-priority lien on substantially all of the assets of RoboCent, Inc. In the event we enter into a Qualified Financing, we shall apply 50% of the proceeds from such Qualified Financing to redeem the Seed Notes (a “Qualified Financing Redemption”). The cash redemption amount payable to each holder in connection with such Qualified Financing Redemption shall be equal to the product of (I) our post-money valuation following such Qualified Financing and (II) the quotient of (x) the outstanding note balance of the Seed Note held by such holder on the date of such Qualified Financing Redemption and (y) the lower of (i) the product of 0.8 and the post-money valuation of the Company following such Qualified Financing and (ii) $7 million (such amount redeemed, the “Qualified Financing Redemption Amount”); provided, however, that the Qualified Financing Redemption Amount paid to any holder shall not be greater than 500% of the outstanding note balance of the Seed Note held by such holder on the date of such Qualified Financing Redemption. The Seed Notes issued to our executive officers (or their immediate family members) are identical in their terms to the Seed Notes issued to other investors, and our executive officers (and their immediate family members) do not receive any extra or special benefit in connection with the Seed Notes held by them. The Seed Notes held by holders that executed the Amendment and Subordination Agreement are subordinated, as to the sequence and priority of payment, to the prior repayment in full of the Seed Notes held by holders that did not execute such agreement. For the avoidance of doubt, the Seed Notes do not grant the holders any equity, conversion rights, or ownership in the Company or RoboCent. The Seed Notes and any accrued and unpaid interest are due and payable in the event of a change of control of the Company or RoboCent.

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Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed below are filed as part of this registration statement.

Exhibit	Description
1.1	Form of Placement Agency Agreement (incorporated by reference to Exhibit 1.1 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).
2.1	Membership Interest Purchase Agreement, by and among FullPAC, Inc. and the members of Advocacy Lab LLC (incorporated by reference to Exhibit 2.3 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).
3.1	Articles of Incorporation of FullPAC, Inc. (incorporated by reference to Exhibit 2.1 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).
3.2	Bylaws of FullPAC, Inc. (incorporated by reference to Exhibit 2.2 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).
4.1	Form of Senior Secured Promissory Note (incorporated by reference to Exhibit 3.1 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).
4.2*	Form of Amendment and Subordination Agreement by and among the Company and a Holder of the Senior Secured Promissory Note Issued by RoboCent, Inc.
4.3	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).
4.4	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Form 1-A/A Offering Statement filed with the Securities and Exchange Commission on September 29, 2025).
5.1**	Opinion of Haynes and Boone, LLP
10.1+	Employment Agreement, dated as of September 1, 2025, between FullPAC, Inc. and Travis Trawick (incorporated by reference to Exhibit 6.1 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).
10.2+	Form of Employment Agreement, effective as of December 8, 2025, between FullPAC, Inc. and Isaac Dietrich (incorporated by reference to Exhibit 6.2 to the Form 1-A/A Offering Statement filed with the Securities and Exchange Commission on November 24, 2025).
10.3+	Employment Agreement, dated as of September 1, 2025, between FullPAC, Inc. and Ryan Deal (incorporated by reference to Exhibit 6.3 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).
10.4+	Amended and Restated Employment Agreement, dated as of November 20, 2025, between FullPAC, Inc. and Daniel Flowers (incorporated by reference to Exhibit 6.4 to the Form 1-A/A Offering Statement filed with the Securities and Exchange Commission on November 24, 2025).
10.5+	Form of Executive Confidentiality and Restrictive Covenant Agreement (incorporated by reference to Exhibit 6.5 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).
10.6+	Form of Independent Director Offer Letter (incorporated by reference to Exhibit 6.6 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).
10.7	Lease Agreement, dated as of June 23, 2025, between Club Forest Birdneck Office Suites, LLC and FullPAC, Inc. (incorporated by reference to Exhibit 6.7 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).
10.8+	FullPAC, Inc. 2025 Long-Term Incentive Plan and form of equity grant thereunder (incorporated by reference to Exhibit 6.8 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).

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10.9	Prime Broker Agreement, Custody Services Agreement, and Master Trading Agreement, dated as of July 30, 2025, between FullPAC, Inc. and Coinbase Inc. (incorporated by reference to Exhibit 6.9 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).
10.10+	Side Letter, dated as of July 21, 2025, by and between FullPAC, Inc. and Travis Trawick (incorporated by reference to Exhibit 6.10 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).
10.11+	Employment Agreement, effective as of October 1, 2025, by and between Kevin Rose and FullPAC, Inc. (incorporated by reference to Exhibit 6.11 to the Form 1-A/A Offering Statement filed with the Securities and Exchange Commission on September 29, 2025).
10.12+	Employment Agreement, effective as of October 1, 2025, by and between Karl Brycz and FullPAC, Inc. (incorporated by reference to Exhibit 6.12 to the Form 1-A/A Offering Statement filed with the Securities and Exchange Commission on September 29, 2025).
10.13+	First Amendment to the FullPAC, Inc. 2025 Long-Term Incentive Plan (incorporated by reference to Exhibit 6.13 to the Form 1-A/A Offering Statement filed with the Securities and Exchange Commission on September 29, 2025).
10.14	Form of Lock-Up / Leak-Out Agreement (included as Exhibit B to Exhibit 1.1) (incorporated by reference to Exhibit 6.14 to the Form 1-A/A Offering Statement filed with the Securities and Exchange Commission on November 24, 2025).
10.15	Loan Agreement, dated as of October 7, 2025, by and between RoboCent, Inc., Stripe Servicing, Inc., and Celtic Bank (incorporated by reference to Exhibit 6.15 to the Form 1-A/A Offering Statement filed with the Securities and Exchange Commission on November 24, 2025).
10.16	Term Loan Agreement, dated as of October 17, 2025, by and between ODK Capital, LLC as lender, RoboCent, Inc. as borrower, and Travis Trawick as guarantor (incorporated by reference to Exhibit 6.16 to the Form 1-A/A Offering Statement filed with the Securities and Exchange Commission on November 24, 2025).
10.17	Escrow Agreement, dated as of August 7, 2025, by and between FullPAC, Inc and Wilmington Trust, National Association, as Escrow Agent (incorporated by reference to Exhibit 8.1 to the Form 1-A Offering Statement filed with the Securities and Exchange Commission on September 8, 2025).
10.18	Form of Securities Purchase Agreement, dated as of December 19, 2025, by and between the Company and the investor named herein (incorporated by reference to Exhibit 6.18 of the Form 1-K filed with the Securities and Exchange Commission on May 27, 2026).
10.19

Form of Securities Purchase Agreement, dated as of January 6, 2026, by and between the Company and the investor named herein (incorporated by reference to Exhibit 6.19 of the Form 1-K filed with the Securities and Exchange Commission on May 27, 2026).

10.20	Form of Stock Purchase Agreement, dated as of April 24, 2026, by and between the Company and the purchasers named therein (incorporated by reference to Exhibit 6.1 to the Form 1-U filed with the Securities and Exchange Commission on April 29, 2026).
10.21	Form of Stock Purchase Agreement, dated as of April 24, 2026, by and between Travis Trawick and the purchasers named therein (incorporated by reference to Exhibit 6.2 to the Form 1-U filed with the Securities and Exchange Commission on April 29, 2026).
10.22	Placement Agent Waiver Agreement, dated as of April 24, 2026, between FullPAC, Inc. and Dawson James Securities, Inc. (incorporated by reference to Exhibit 6.3 to the Form 1-U filed with the Securities and Exchange Commission on April 29, 2026).
10.23	Lock-up Waiver Agreement, dated as of April 24, 2026, between FullPAC, Inc., Dawson James Securities, Inc., and Travis Trawick (incorporated by reference to Exhibit 6.4 to the Form 1-U filed with the Securities and Exchange Commission on April 29, 2026).
10.24**	Loan Agreement, dated as of June 24, 2026, by and between RoboCent, Inc., Stripe Servicing, Inc., and Celtic Bank (the Fourth Stripe Capital Loan).
10.25**†	Master Services Agreement, dated as of June 12, 2026, by and between FullPAC, Inc. and Sixtyfour AI, Inc.
21.1*	List of Subsidiaries.
23.1*	Consent of M&K CPAs, PLLC.
23.2**	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this registration statement).
101.INS*	Inline XBRL Instance Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107**	Filing Fee Table

*	Filed herewith.
**	Previously filed.
+	Indicates management contract or compensatory plan.
†	Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon request.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Virginia Beach, Virginia, on August 27, 2026.

FULLPAC, INC.

By:	/s/ Travis Trawick
Travis Trawick
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Travis Trawick	Co-Founder, Chief Executive Officer, and Chairman	August 27, 2026
Travis Trawick

*	Co-Founder, Chief Financial Officer, and Executive Director	August 27, 2026
Isaac Dietrich

*By:	/s/ Travis Trawick
Travis Trawick
Attorney-in-Fact

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